UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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PPL CORPORATION
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WILLIAM H. SPENCE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Message to

the Shareowners

Dear Shareowner,

We are pleased to present PPL Corporation’s 2016 Proxy Statement and invite you to attend our Annual Meeting of Shareowners on Wednesday, May 25, at the PPL Center in Allentown, Pa.

As we prepare to host this year’s meeting, we do so as a company transformed.

Over the past five years, we have dramatically reshaped PPL through the acquisition of high-performing utilities in Kentucky, the major expansion of utility operations in the United Kingdom and the spinoff of our competitive generation business in the U.S. During this time of change and challenge in our industry, we have acted boldly and strategically to preserve and create long-term value for you.

As a result, today we are poised for growth and success as a purely regulated utility business and one of the largest companies in the U.S. utility sector.

2015 performance

In 2015, PPL delivered total shareowner return of more than 6 percent, among the highest overall in our sector.

In addition to completing the spinoff of our Energy Supply segment, we achieved strong operational and financial results, investing $3.5 billion in infrastructure improvements, increasing per-share earnings from ongoing operations by 9 percent and raising our dividend for the 13th time in 14 years. We also continued to strengthen reliability for our customers and to deliver award-winning customer service.

Additional performance highlights can be found in the accompanying Proxy Statement, which has been redesigned to improve readability and better organize important information.

Looking forward

Looking forward, we are well-positioned to deliver continued strong earnings growth, a competitive dividend and long-term shareowner value. Moreover, we’re well-positioned to continue to deliver safe, reliable, affordable service to the millions of electric and natural gas customers who count on us each day to power their lives.

I am proud of what we have been able to accomplish for you and for our customers, and I am excited about the bright prospects ahead for PPL.

On behalf of our Board of Directors, I encourage you to vote your shares as we move forward together. Your vote on the matters detailed in this Proxy Statement is important.

Above all, I thank you for your continued investment and for the trust you’ve placed in us. We appreciate your support.

Sincerely,

William H. Spence

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Time and Date	9:00 a.m., Eastern Time, on Wednesday, May 25, 2016.

Place	PPL Center 701 Hamilton Street Allentown, Pennsylvania 18101

Items of Business

•    To elect nine directors, as listed in this Proxy Statement, for a term of one year.

•    To conduct an advisory vote to approve compensation of named executive officers.

•    To approve the 2016 Short-term Incentive Plan, an annual cash incentive compensation plan compliant with Internal Revenue Code Section 162(m).

•    To amend the company’s Articles of Incorporation to increase the number of authorized shares of common stock.

•    To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2016.

•    To consider two shareowner proposals, if properly presented.

•    To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 29, 2016.

Proxy Voting	Your vote is important. Please vote your shares by voting on the Internet or by telephone or by completing and returning your proxy card. For more details, see the information beginning on page 86.

On Behalf of the Board of Directors,

Joanne H. Raphael Senior Vice President, General Counsel and Corporate Secretary

April     , 2016

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 25, 2016:

This Proxy Statement and the Annual Report to Shareowners are available at

www.pplweb.com/PPLCorpProxy

PROXY SUMMARY Page 1

PROPOSAL 1: ELECTION OF DIRECTORS Page 4

Nominees for Directors	5

GOVERNANCE OF THE COMPANY Page 10

2015 Director Compensation	19

STOCK OWNERSHIP Page 20

Directors and Executive Officers	20
Principal Shareowners	21

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Page 21

TRANSACTIONS WITH RELATED PERSONS Page 22

EXECUTIVE COMPENSATION Page 23

PPL CORPORATION 2016 Proxy Statement i

PROPOSAL 3: APPROVAL OF 2016 SHORT-TERM INCENTIVE PLAN Page 72

EQUITY COMPENSATION PLAN INFORMATION	74

PROPOSAL 4: APPROVAL OF AMENDMENT TO PPL CORPORATION’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK Page 75

Proposed Amendment	75
Purpose of the Proposed Amendment	76
Possible Effects of the Amendment and Additional Anti-takeover Considerations	76

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Page 77

Fees to Independent Auditor for 2015 and 2014	78
Report of the Audit Committee	78

SHAREOWNER PROPOSALS Page 80

PROPOSAL 6: INDEPENDENT BOARD CHAIRMAN	80
PPL’s Statement in Response	81
PROPOSAL 7: REPORT ON DISTRIBUTED RESOURCES DEPLOYMENT	82
PPL’s Statement in Response	83

GENERAL INFORMATION Page 85

ANNEX A A-1

ANNEX B B-1

ii PPL CORPORATION 2016 Proxy Statement

Proxy Summary

This summary below offers highlights of information found elsewhere in this proxy statement. It does not contain all of the information you should consider in voting your shares. Please refer to the complete proxy statement and 2015 Annual Report before you vote.

This proxy statement and the “Compensation Discussion and Analysis” below contain references to “earnings from ongoing operations,” “EBIT,” “EBITDA” and “ongoing net income” of PPL. These are measures of financial performance used by PPL, among other things, in making incentive compensation grants and awards to executive officers. These, however, are not financial measures prescribed by generally accepted accounting principles, or GAAP. These non-GAAP financial measures eliminate from “net income” (which is a GAAP financial measure) certain special items. For a reconciliation of earnings from ongoing operations to net income, as well as a description and itemization of the special items used to derive earnings from ongoing operations, please see Annex A to this proxy statement.

Voting Matters and Board Voting Recommendations

Election of Directors … Page 4.
✓	Your Board recommends a vote for each nominee.

Management Proposals

• Advisory vote to approve compensation of named executive officers … Page 23.

• Approval of Short-term Incentive Plan … Page 72.

• Amendment of Articles of Incorporation to increase number of authorized shares of common stock … Page 75.

• Ratification of Deloitte & Touche LLP as independent auditor for 2016 … Page 77.

✓ Your Board recommends a vote for all four proposals.

Shareowner Proposals … Beginning on Page 80.
X	Your Board recommends a vote against each proposal.

Performance Highlights for 2015

PPL Corporation continued to deliver strong performance in 2015. We transformed PPL into a purely regulated utility company with the spinoff of our competitive generation business in June. In addition, we continued to invest in tomorrow’s energy infrastructure, to strengthen the diversity of our regulated generating fleet, and to provide power safely, reliably and affordably.

6.3%	9%	$3.5 billion	13th	$1 billion
total shareowner return was among the highest overall in our sector.	increase in earnings per share from ongoing operations.	in infrastructure investment to improve reliability.	dividend increase in 14 years, raising the dividend from $1.49 to $1.51 per share on an annualized basis.	in dividends returned to shareowners.

PPL CORPORATION 2016 Proxy Statement 1

PROXY SUMMARY

Corporate Governance Highlights

¡ Board elected annually, with majority vote in uncontested elections	¡ Clear, effective process for shareowners to raise concerns to the Board	¡ Key committees fully independent, with agendas driven by chairs
¡ 8 of 9 directors are fully independent	¡ No supermajority voting provisions	¡ Directors required to hold shares until they leave Board.
¡ Lead independent director	¡ Proxy access implemented by Board in December 2015	¡ Officers and directors prohibited from pledging/hedging PPL shares
¡ Clawback policy in place	¡ Shareowner right to call a special meeting	¡ Diverse Board

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships(1)
Rodney C. Adkins	57	2014	President, 3RAM Group, LLC	X	AC, FC
John W. Conway	70	2000	Retired Chief Executive Officer, Crown Holdings, Inc.	Lead Director	CGNC, EC, FC
Steven G. Elliott	69	2011	Retired Senior Vice Chairman, Bank of New York Mellon Corporation	X	AC, EC, FC
Raja Rajamannar	54	2011	Chief Marketing & Communications Officer, and President, Healthcare, MasterCard International Incorporated	X	AC, CGNC
Craig A. Rogerson	59	2005	Chairman, President and Chief Executive Officer, Chemtura Corporation	X	AC, CGNC, EC
William H. Spence	59	2011	Chairman, President and Chief Executive Officer, PPL Corporation	Management Director	EC
Natica von Althann	65	2009	Former Senior Credit Risk Management Executive, Bank of America and former Chief Credit Officer, U.S. Trust	X	CGNC, EC, FC
Keith H. Williamson	63	2005	Executive Vice President, Secretary and General Counsel, Centene Corporation	X	AC, FC
Armando Zagalo de Lima	57	2014	Retired Executive Vice President, Xerox Corporation	X	AC, FC

(1)	Board Committees: AC – Audit CGNC – Compensation, Governance and Nominating EC – Executive FC – Finance

2 PPL CORPORATION 2016 Proxy Statement

PROXY SUMMARY

Executive Compensation Programs

CEO’s 2015 Targeted

Total Compensation Mix

Overview

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. The compensation of our named executive officers, or NEOs, is aligned with our Corporate Strategic Framework, which in turn links to the interests of our shareowners. Over 70% of our NEOs’ compensation, and 85% of our CEO’s compensation, is driven by short- and long-term company performance.

Pay for Performance

Our primary compensation metrics are EPS, EBIT and relative TSR, as more fully described on page 29, reflecting internal and external measures of shareowner value creation. By using EPS and EBIT, our program balances executive officers’ primary accountability for strong EPS performance, and the more general operational profitability across the company.

Performance in 2015 resulted in the following awards:

•	Annual cash incentive awards ranging from 116.5% to 158.4% of target;

•	Performance-Contingent Restricted Stock Unit awards for the 2013–2015 performance period being granted at a value of 141.6% of target; and

•	Performance Unit awards for the 2013-2015 performance period vesting at 142.86% of target.

Key Compensation Elements

Base Salary

•	Reviewed annually

•	Set to reflect performance, experience, responsibility and competitive market levels

Annual Cash Incentive

•	Awards range from 0% to 200% of target

•	Based on financial performance

•	Combination of corporate and segment performance for business segment presidents

Long-term Equity Incentives

Performance-Contingent Restricted Stock Units

•	Payable in stock

•	Award value based on three-year EPS performance

•	Restricted for three years from grant

Performance Units

•	Payable in stock

•	Vesting range of 0% to 200% of target

•	Vesting based on three-year TSR performance relative to the Philadelphia Stock Exchange Utility Index

Other Elements

•	Limited perquisites

•	Retirement plans

•	Deferred compensation plans

Our Commitment to Corporate Governance

Strong corporate governance practices are in place and are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓ Conduct annual pay risk assessment ✓ Retain independent compensation consultant ✓ Adopted proxy access ✓ Require significant equity ownership ✓ Adopted clawback policy

✗     No hedging or pledging

✗    No dividend equivalents on unvested equity awards

✗    No tax “gross-ups” for NEO perquisites or in new change-in-control severance agreements

✗     No “single trigger” change-in-control severance agreements

✗     No new participants in the PPL SERP or the LG&E SERP

PPL CORPORATION 2016 Proxy Statement 3

PROPOSAL 1: ELECTION OF DIRECTORS

What are you voting on?	The Board of Directors is asking you to re-elect the nine director nominees listed below to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If any nominee should become unavailable prior to the Annual Meeting, however, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee.

The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of these nominees, unless you indicate otherwise on the proxy or ballot card.

The following pages contain biographical information about the nominees, as well as information concerning the particular experience, qualifications, attributes and/or skills that led the Compensation, Governance and Nominating Committee and the Board to determine that each nominee should serve as a director. In addition, a majority of our directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

SKILLS	DIRECTORS WITH EXPERIENCE
International Business	8
Regulated Industry	5
Public Company Board Experience	5
Technology	4
Finance and Accounting	3
CEO	3
Risk Management	3
Marketing	2

4 PPL CORPORATION 2016 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS:

RODNEY C. ADKINS Age: 57 Director since: 2014 Independent Director	Board Committees: • Audit • Finance	Other Public Directorships: • Avnet, Inc. • United Parcel Service, Inc. • W.W. Grainger, Inc. Former Public Directorships within the Last Five Years: • Pitney Bowes Inc. (2007-2013)

Mr. Adkins is President of 3RAM Group, LLC, an investment, consulting and property management firm. He retired in December 2014 as a Senior Vice President of International Business Machines Corporation, or IBM, a globally integrated technology and consulting company. Until April 2014, Mr. Adkins served as Senior Vice President of Corporate Strategy at IBM. Prior to assuming that role in 2013, he was Senior Vice President of the System and Technology Group at IBM, a position he held since 2009, and was previously Senior Vice President of development and manufacturing for the System and Technology Group at IBM, a position he held since 2007. In his more than 33-year career with IBM, Mr. Adkins held a number of product management and executive roles, including running the Desktop PC and UNIX Systems businesses and serving as general manager of the Pervasive Computing division.

Experience and Qualifications. Having served as a senior executive of a public technology company, Mr. Adkins provides critical insight to our Board in emerging technologies and services, global business operations and supply chain management.

JOHN W. CONWAY Age: 70 Director since: 2000 Independent Director Lead Director	Board Committees: • Compensation, Governance and Nominating • Executive • Finance	Other Public Directorships: • Crown Holdings, Inc.

Mr. Conway retired from Crown Holdings, Inc. on December 31, 2015, having served as Chief Executive Officer since 2001 and as President from 2001 until March 2013. He continues to serve as Chairman of the Board of Crown Holdings, a position he has held since 2001. Prior to 2001, he served as President and Chief Operating Officer. Crown is an international manufacturer of packaging products for consumer goods. Mr. Conway joined Crown in 1991 as a result of its acquisition of Continental Can International Corporation. Prior to 1991, he served as President of Continental Can and in various other management positions. Mr. Conway is the past Chairman of the Can Manufacturers Institute.

Experience and Qualifications. With years of demonstrated managerial ability as a chief executive officer and chief operating officer of a large global manufacturing company, Mr. Conway brings to our Board a wealth of knowledge of organizational and operational management, as well as board leadership experience, essential to a large public company.

PPL CORPORATION 2016 Proxy Statement 5

PROPOSAL 1: ELECTION OF DIRECTORS

STEVEN G. ELLIOTT Age: 69 Director since: 2011 Independent Director	Board Committees: • Audit (Chair) • Executive • Finance	Other Public Directorships: • AllianceBernstein Corporation • Huntington Bancshares Incorporated

Mr. Elliott is the retired Senior Vice Chairman of The Bank of New York Mellon Corporation, an investment management and investment servicing company. He served in that position from 1998 until his retirement in December 2010. He joined Mellon in 1987 as Executive Vice President and head of the finance department. He was named Chief Financial Officer in 1990, Vice Chairman in 1992 and Senior Vice Chairman in 1998. Before joining Mellon, he held senior officer positions at: First Commerce Corporation, New Orleans; Crocker National Bank, San Francisco; Continental Illinois National Bank, Chicago; and First Interstate Bank of California.

Experience and Qualifications. With his long and distinguished career in the financial services industry, as well as his accounting background, Mr. Elliott brings to our Board a wealth of knowledge of organizational and operational management from a regulated industry, as well as risk management expertise, essential to a large public company.

RAJA RAJAMANNAR Age: 54 Director since: 2011 Independent Director	Board Committees: • Audit • Compensation, Governance and Nominating

Mr. Rajamannar is the Chief Marketing & Communications Officer, and President, Healthcare, of MasterCard International Incorporated, a technology company in the global payments industry. Prior to assuming this role in January 2016, he served as Chief Marketing Officer since September of 2013, when he joined MasterCard. Before joining MasterCard, he served as the Executive Vice President, Senior Business, and Chief Transformation Officer of WellPoint, Inc., one of the nation’s largest health benefits companies, from March 2012 until January 2013. Prior to joining WellPoint, he served as Senior Vice President & Chief Innovation and Marketing Officer for Humana Inc., a healthcare company that offers a wide range of insurance products and health and wellness services. He held that position from April 2009 until March 2012. Prior to joining Humana, Mr. Rajamannar had 24 years of global business management experience, including 15 years with Citigroup, the New York-based banking conglomerate. Prior to joining Citigroup in 1994, Mr. Rajamannar held marketing and sales positions at Unilever in India from 1988 to 1994, and was a senior product manager at Asian Paints Limited in India.

Experience and Qualifications. With years of demonstrated leadership and business experience in a variety of regulated industry and international positions, Mr. Rajamannar brings to our Board valuable insight into global organizational and operational management, as well as marketing experience and a keen understanding of technology issues, all of which is crucial to a large public company.

6 PPL CORPORATION 2016 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

CRAIG A. ROGERSON Age: 59 Director since: 2005 Independent Director	Board Committees: • Audit • Compensation, Governance and Nominating (Chair) • Executive	Other Public Directorships: • Chemtura Corporation

Mr. Rogerson is Chairman, President and Chief Executive Officer of Chemtura Corporation, a position he has held since December 2008. Chemtura is a global manufacturer and marketer of specialty chemicals, serving a broad spectrum of industrial markets. Mr. Rogerson served as President, Chief Executive Officer and director of Hercules Incorporated from December 2003 until its acquisition by Ashland, Incorporated in November 2008. Hercules was a global manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications. Mr. Rogerson joined Hercules in 1979 and served in a number of management positions before leaving the company to serve as President and Chief Executive Officer of Wacker Silicones Corporation in 1997. In May 2000, Mr. Rogerson rejoined Hercules and was named President of its BetzDearborn Division in August 2000. Prior to being named CEO of Hercules in December 2003, Mr. Rogerson held a variety of senior management positions with the company. Mr. Rogerson serves on the boards of the American Chemistry Council and the Society of Chemical Industry. He also serves on the Advisory Board of the Chemical Engineering & Materials Science College of Michigan State University.

Experience and Qualifications. With years of demonstrated managerial ability as a CEO of large global chemical manufacturing companies, Mr. Rogerson brings to our Board a wealth of knowledge of organizational and operational management, as well as board leadership experience, essential to a large public company.

WILLIAM H. SPENCE Age: 59 Director since: 2011 Management Director	Board Committees: • Executive (Chair)

Mr. Spence is Chairman, President and Chief Executive Officer of PPL Corporation. Prior to his current appointment as Chairman in April 2012, Mr. Spence was named Chief Executive Officer and appointed to the Board of Directors of PPL Corporation in November 2011, was named President and Chief Operating Officer in July 2011, and served as Executive Vice President and Chief Operating Officer since June of 2006. Prior to joining PPL in June 2006, Mr. Spence had 19 years of service with Pepco Holdings, Inc. and its heritage companies, Delmarva Power and Conectiv, where he held a number of senior management positions.

Mr. Spence is currently serving on the board of the Electric Power Research Institute. He also serves as a member of the Executive Committee of the Edison Electric Institute (EEI) and as co-chairman of EEI’s CEO Policy Committee on Reliability and Business Continuity. He is a member of both EEI’s CEO Policy Committee on Environment and the Electricity Subsector Coordinating Council, which serves as the principal liaison between the federal government and the electric power sector to protect the grid from cyber and physical threats to critical infrastructure.

Experience and Qualifications. Having broad-ranging operating experience in the energy industry, Mr. Spence brings a full range of strategic and risk management expertise, a broad understanding of the issues facing a global business in the energy industry and an in-depth knowledge of the company’s business and culture to the Board and the Chairman position.

PPL CORPORATION 2016 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

NATICA VON ALTHANN Age: 65 Director since: 2009 Independent Director	Board Committees: • Compensation, Governance and Nominating • Executive • Finance (Chair)	Other Public Directorships: • FuelCell Energy, Inc.

Ms. von Althann was a founding partner of C&A Advisors, a consulting firm in the areas of financial services and risk management, from 2009 until 2013. She retired in June 2008 as the Senior Credit Risk Management Executive for Bank of America and Chief Credit Officer of U.S. Trust, an investment management company. Prior to being appointed to the Bank of America position in 2007 after U.S. Trust was acquired by Bank of America, Ms. von Althann served as Chief Credit Officer of U.S. Trust since 2003. Prior to joining U.S. Trust in 2003, she served as managing director at IQ Venture Partners, an investment banking boutique. Previously, Ms. von Althann spent 26 years at Citigroup, including in a number of senior management roles. During her time at Citigroup, among other positions, she served as managing director and co-head of Citicorp’s U.S. Telecommunications-Technology group, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group. Ms. von Althann currently serves as a director of TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A.

Experience and Qualifications. With her extensive background in the banking industry, including operating responsibilities and senior management experience for international businesses, Ms. von Althann brings to our Board a wealth of knowledge of organizational and operational management from a regulated industry, as well as financial and risk management expertise, essential to a large public company.

KEITH H. WILLIAMSON Age: 63 Director since: 2005 Independent Director	Board Committees: • Audit • Finance

Mr. Williamson is Executive Vice President, Secretary and General Counsel of Centene Corporation. Prior to being promoted to this position in November 2012, he served as Senior Vice President, Secretary and General Counsel, a position he held since 2006. Centene Corporation is a provider of Medicaid-managed care and specialty healthcare services for under-insured and uninsured individuals. Mr. Williamson previously served as President of the Capital Services Division of Pitney Bowes Inc., a position he held since 1999. Pitney Bowes is a global provider of integrated mail, messaging and document management solutions. He joined Pitney Bowes in 1988 and held a series of positions in the company’s tax, finance and legal operations, including oversight of the treasury function and rating agency activity.

Experience and Qualifications. With years of demonstrated leadership and international business experience in a variety of industry positions with publicly traded companies, Mr. Williamson brings to our Board a combination of general business and finance experience, including from a regulated industry, which is crucial to a large public company.

8 PPL CORPORATION 2016 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

ARMANDO ZAGALO DE LIMA Age: 57 Director since: 2014 Independent Director	Board Committees: • Audit • Finance

Mr. Zagalo de Lima retired in December 2015 as an Executive Vice President of Xerox Corporation, a position he held since February 2010. Xerox is a multinational enterprise for business process and document management. From January 2012 to July 2014, Mr. Zagalo de Lima also served as President of Xerox Technology and was responsible for engineering, product development, manufacturing, distribution, managed print services, sales channels and technical services to effectively manage and grow business on a global basis. From 2010 to 2012, he served as President of Global Customer Operations, responsible for worldwide sales, service and customer administration activities for Xerox’s document technology, services and solutions. Prior to this role, Mr. Zagalo de Lima led Xerox Europe from 2001 to 2010, serving as Chief Operating Officer from 2001 to 2004, and then as President from 2004 to 2010, driving business activity in nearly 20 countries. He first joined Xerox in Portugal in 1983 and held sales, marketing and management positions across Europe.

Experience and Qualifications. Having served as a senior executive of a public technology company, Mr. Zagalo de Lima provides critical insight to our Board in emerging technologies and services and global business operations.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to elect each director. For more information about voting, see “General Information – What vote is needed for these proposals to be adopted?” beginning at page 88.

Your Board of Directors recommends that you vote FOR Proposal 1

PPL CORPORATION 2016 Proxy Statement 9

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS

Attendance. The Board of Directors met seven times during 2015. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. The average attendance of directors at Board and committee meetings held during 2015 was 95%. Directors are expected to attend all meetings of shareowners, the Board and the committees on which they serve. All of our directors attended the 2015 Annual Meeting of Shareowners.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the New York Stock Exchange, or NYSE, listing standards. In addition to applying these guidelines, which are available in the Corporate Governance section of our website (www.pplweb.com/Independence-Standards-July 2009), the Board considers all relevant facts and circumstances in making an independence determination. The Board determined that the following eight directors, constituting all of PPL’s non-employee directors, are independent from the company and management pursuant to its independence guidelines: Messrs. Adkins, Conway, Elliott, Rajamannar, Rogerson, Williamson and Zagalo de Lima, and Ms. von Althann.

In reaching this conclusion, the Board considered transactions and relationships between each director or members of his or her immediate family and the company and its subsidiaries. From time to time, our subsidiaries have transacted business in the ordinary course with companies with which several of our directors are or were affiliated. In particular, the Board considered that, with respect to each of the most recent three completed fiscal years for Mr. Rogerson and Mr. Zagalo de Lima, each was an officer of a company with which PPL has engaged in business transactions in the ordinary course. The Board reviewed all transactions with each of these companies and determined that the annual amount of revenues received by Mr. Rogerson’s company or Mr. Zagalo de Lima’s companies in each fiscal year was significantly below 1% of the consolidated gross revenues of both PPL and such other companies. As part of its determination, the Board also considered that the transactions were competitively bid. The Board determined that none of these relationships was material or affected the independence of such directors under either the company’s independence guidelines or the applicable NYSE rules.

Executive Sessions; Presiding and Lead Director. The independent directors meet in regular executive sessions during each Board meeting without management present. Mr. Conway serves as the presiding director in chairing these executive sessions and also serves as the independent “lead” director of the Board.

Board Leadership Structure. The positions of Chairman and Chief Executive Officer, or CEO, are held by Mr. Spence. Mr. Conway serves as the independent lead director. The Board believes that the responsibilities delegated to the lead director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board believes that its lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. Of our nine director nominees, only Mr. Spence is not independent from the company. All of our committees, with the exception of the Executive Committee on which Mr. Spence serves, are composed entirely of independent directors, and the agendas are driven by the independent chairs through discussions with designated management liaisons. Each independent director is encouraged to, and does, regularly contact management with either questions or suggestions for agenda items. The Board does not believe that the establishment of an independent chairman is necessary or recommended at the present time. The Board continues to have the right to separate those roles if it were to determine that such a separation would be in the best interest of the company, its shareowners and other stakeholders.

The lead director serves in the following roles:

•	presides at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors that occur at each Board meeting;

•	serves as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO;

•	periodically reviews or suggests meeting agendas and schedules for the Board and at least annually solicits suggestions from the Board on meeting topics, such as strategy, management performance and governance matters;

•	has the authority to call meetings of the independent directors;

10 PPL CORPORATION 2016 Proxy Statement

GOVERNANCE OF THE COMPANY

•	responds to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group; and

•	fulfills such other responsibilities as the Board may from time to time request.

The Corporate Secretary’s Office, together with any other key employees requested by the lead director, provides support to the lead director in fulfilling his role.

Guidelines for Corporate Governance. The full text of our Guidelines for Corporate Governance can be found in the Corporate Governance section of our website (www.pplweb.com/Guidelines).

Communications with the Board. Shareowners or other parties interested in communicating with the lead director, with the Board or any member of the Board, or with the independent directors as a group, may write to such person or persons at the following address:

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

The Corporate Secretary’s Office forwards all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or auditing matters are to be brought immediately to the attention of the company’s Corporate Audit and Business Ethics group and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which are applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards in the Corporate Governance section of our website (www.pplweb.com/Standards-of-Integrity).

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GOVERNANCE OF THE COMPANY

BOARD COMMITTEES

The Board of Directors has four standing committees:

•	the Audit Committee;

•	the Compensation, Governance and Nominating Committee;

•	the Executive Committee; and

•	the Finance Committee.

Each non-employee director usually serves on one or more of these committees. All of our committees, with the exception of the Executive Committee, are composed entirely of independent directors. Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/board-committees).

The following table shows the directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2015.

Board Committee Membership

Director		Audit	Compensation, Governance and Nominating	Executive	Finance

Rodney C. Adkins(1)	I	X			X

John W. Conway	I/LD		X	X	X

Steven G. Elliott(2)(3)	I	Chair		X	X

Raja Rajamannar(4)	I	X	X

Craig A. Rogerson(5)	I	X	Chair	X

William H. Spence	●			Chair

Natica von Althann(3)(4)	I		X	X	Chair

Keith H. Williamson	I	X			X

Armando Zagalo de Lima(6)	I	X			X
Number of Meetings in 2015		9	6	1	4

I Independent Director             LD Lead Director             ● Chairman of the Board

(1)	Joined the Finance Committee on January 1, 2016.

(2)	Designated as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, or SEC.

(3)	Joined the Executive Committee on June 1, 2015.

(4)	Joined the Compensation, Governance and Nominating Committee on June 1, 2015.

(5)	Joined the Audit Committee on June 1, 2015.

(6)	Joined the Audit Committee on January 1, 2016.

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Audit Committee. The primary function of the Audit Committee is to assist the company’s Board of Directors in the oversight of:

•	the integrity of the financial statements of the company and its subsidiaries;

•	the effectiveness of the company’s internal control over financial reporting;

•	the identification, assessment and management of risk;

•	the company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s, or “independent auditor’s,” qualifications and independence; and

•	the performance of the company’s independent auditor and internal audit function.

The members of the Audit Committee are not employees of the company, and the Board of Directors has determined that each of its Audit Committee members has met the independence and expertise requirements of the NYSE, the rules of the SEC and the company’s independence standards described above under the heading “Independence of Directors.”

Compensation, Governance and Nominating Committee. The principal functions of the Compensation, Governance and Nominating Committee, or CGNC, are:

•	to review and evaluate at least annually the performance of the CEO and other executive officers of the company, including setting goals and objectives, and to set their remuneration, including incentive awards;

•	to review management’s succession planning;

•	to review the fees paid to outside directors for their services on the Board and its committees;

•	to establish and administer programs for evaluating the performance of Board members;

•	to develop and recommend to the Board corporate governance guidelines applicable to the company; and

•	to identify and recommend to the Board candidates for election to the Board.

All of the members of the CGNC are independent within the meaning of the listing standards of the NYSE, including those rules applicable to board and committee service, and the company’s standards of independence described above under the heading “Independence of Directors.” In addition, each member of the CGNC is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined for Section 162(m) of the Internal Revenue Code.

Compensation Processes and Procedures

Role of the Compensation, Governance and Nominating Committee

As part of its duties, there are a number of activities the CGNC undertakes each year in reviewing the operation and effectiveness of the PPL compensation programs. One of the primary roles of the CGNC is to approve the compensation of each of our executive officers, including the named executive officers, or NEOs, included in this proxy statement. The CGNC has the exclusive authority to grant equity awards to executive officers and delegates specified administrative functions to certain officers, including the CEO and the Chief Human Resources Officer, or CHRO. The CGNC has strategic and administrative responsibilities for our executive compensation plans, including the design of, and performance measures and award opportunities for, the executive incentive programs. The CGNC regularly reviews the company’s executive compensation programs and practices, monitors new rules and regulations and assesses evolving best practices concerning executive compensation and corporate governance. A key concern of the CGNC is to ensure that PPL compensates executive officers effectively and in a manner consistent with our stated compensation and corporate strategy.

The Chair of the CGNC determines the agenda for committee meetings, with the assistance of the CHRO, who serves as the liaison to the CGNC. Meetings of the CGNC are attended by representatives of Frederic W. Cook & Co., Inc., or Cook, the committee’s independent compensation consultant, the CEO, the CHRO, the General Counsel and other representatives of management as appropriate. The CGNC regularly meets in executive session, without management

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GOVERNANCE OF THE COMPANY

present. The Chair reports the CGNC’s actions to the Board after each committee meeting. Each year, the CGNC determines the elements of compensation to be used to measure performance for the upcoming year, as well as sets annual goals and targets for each executive officer, including the NEOs. The CGNC evaluates the performance and leadership of the CEO, seeking input from all independent directors, and reviews the performance of the other executive officers against their established goals and objectives. Based on these evaluations, the CGNC determines and approves the annual compensation of the executive officers.

Role of Advisers to the Committee

Independent Advisers. The CGNC has retained Cook as its independent compensation consultant since July 1, 2014. Cook provides additional information to the CGNC so that the CGNC can determine whether the company’s executive compensation programs are reasonable and consistent with competitive practices. Representatives of Cook regularly participate in CGNC meetings, providing expertise and guidance as to executive compensation program design, market trends and best pay practices. Cook does not perform any other consulting work or any other services for PPL and reports directly to the CGNC.

The CGNC regularly requests Cook to provide the following information and analyses:

•	Utility Industry Executive Compensation Trends Presentation — provides a report on current trends in utility industry executive compensation.

•	Director Pay Analysis — reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•	Executive Compensation Analysis — provides a review of compensation for the executive officer positions at PPL, including each of the NEOs. This review includes both utility and general industry medians, and it results in a report on the compensation of executive officers and competitive market data. A detailed discussion of the competitive market comparison process is provided in the CD&A, beginning on page 30.

Annually, the CGNC requests that Cook present emerging issues and trends in executive compensation among the largest U.S. utilities at its July meeting and provide a detailed analysis of competitive pay levels and practices at its year-end meeting. The CGNC uses this analysis to provide a general understanding of current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the conclusion of the performance year.

Additionally, management may request data analyses, market assessment or other information in order to assist in the administration of the executive compensation programs, including competitive analyses on new executive positions and recommendations that the CEO may make to the CGNC concerning executive compensation other than his own. For these matters, Cook reports to the CGNC rather than management.

While the CGNC considers analysis and advice from its independent consultant when making compensation decisions for the CEO and other NEOs, it uses its own independent judgment in making final decisions concerning compensation paid to the executive officers. The CGNC has the full authority to retain and terminate the services of Cook.

The CGNC annually reviews and approves total expenditures paid to the independent compensation consultant. Cook and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the CGNC on director and executive officer compensation during 2015. The CGNC evaluated whether any work provided by Cook raised any conflict of interest and determined that there was no conflict of interest.

Internal Advisers. The CGNC can seek the input of management to inform decision-making. Each year, senior management develops an annual strategic business plan, which includes recommendations on the proposed goals for the annual cash incentive and long-term incentive programs. The CGNC takes this into account when establishing and setting all incentive goals for executive officers.

The CGNC may choose to invite certain individuals to attend meetings or contribute written materials. Such individuals may review and comment on market compensation data, including the composition of market comparison groups and the description of comparable officer positions. They may also present proposals relating to executive compensation programs and policies for review and approval by the CGNC, including base salary, performance goals and goal weightings for short-term and long-term incentive awards, and the mix of compensation components for each

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GOVERNANCE OF THE COMPANY

executive officer. No individual is present when matters pertaining to their own compensation are being discussed, and neither the CEO nor any of the other executive officers discusses their own compensation with the CGNC or the CGNC’s independent compensation consultant.

Director Nomination Process

The CGNC establishes guidelines for new directors and evaluates director candidates. In considering candidates, the CGNC seeks individuals who possess strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience. The company believes that prior business experience at a senior executive level is desired, and it seeks candidates who have diverse experience relevant to serving on the Board, such as financial, operating, executive management and technology experience.

In addition, the CGNC seeks individuals who have a broad range of demonstrated abilities and accomplishments beyond corporate leadership. These abilities include the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests. The CGNC believes that, while diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen solely or largely because of race, color, gender, national origin or sexual orientation or identity. Therefore, the Board does not have a formal diversity policy. In selecting a director nominee, the CGNC focuses on skills, expertise or background that would complement the existing board, recognizing that the company’s businesses and operations are diverse and global in nature. Our directors come from diverse backgrounds including industrial, energy, financial, non-profit, healthcare and technology. Finally, the CGNC seeks individuals who are capable of devoting the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

Nominations for the election of directors may be made by the Board of Directors, the CGNC or any shareowner entitled to vote in the election of directors generally. The CGNC screens all candidates in the same manner regardless of the source of the recommendation. The CGNC’s review is typically based on any written materials provided with respect to a candidate. The CGNC determines whether a candidate meets the company’s general qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth on pages 5 to 9. In particular, in connection with the nominations of each director for election as directors at the 2016 Annual Meeting of Shareowners, the Board considered their contributions to the company’s success during their previous years of Board service.

Proxy Access

We have a long-standing practice of engaging with our shareowners on various matters of interest to them. In light of the June 1, 2015 spinoff of the company’s Energy Supply business, and after a non-binding proxy access shareowner proposal received approval at PPL’s 2015 annual meeting of shareowners, the company had further discussions with the shareowner proponent and then reached out to a number of its largest shareowners, representing approximately 38% of its outstanding stock, to discuss a variety of corporate governance matters, including proxy access. This process allowed the company to gain valuable feedback from its shareowners regarding proxy access, including insight as to the particular proxy access parameters that the company’s shareowners view as appropriate. Based on the approval of the shareowner proposal at the 2015 annual meeting and the feedback received from PPL’s shareowners during this engagement process, the Board designed a proxy access framework for the company that it believes provides meaningful access for shareowners while safeguarding the long-term interests of PPL and its shareowners and limiting the potential for abuse.

The Board of Directors of PPL approved amendments to PPL’s Bylaws, effective December 18, 2015, to adopt proxy access. Pursuant to new Article III, Section 3.18 of the Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of PPL’s outstanding common stock continuously for at least three years, may nominate, and include in PPL’s proxy materials, directors constituting up to the greater of (1) 20% of the Board or (2) two directors, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws. In connection

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GOVERNANCE OF THE COMPANY

with PPL’s adoption of proxy access and in order to ensure full disclosure in regard to a nominating shareowner’s ownership position in PPL, Article III, Section 3.16 of the Bylaws was also amended to expand the disclosure requirements for the nomination of directors under PPL’s advance notice provision, including disclosure of securities ownership, derivative and short positions, certain interests that the nominating shareowner or director nominee might have in the nomination and such other information as PPL may reasonably request.

If the CGNC or management identifies a need to add a new Board member to fulfill a special requirement or to fill a vacancy, the CGNC may retain a third-party search firm to identify a candidate or candidates. The CGNC also seeks prospective nominees through personal referrals and independent inquiries by directors. Once the CGNC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The CEO, the chair of the CGNC and other members of the CGNC, if available, then interview the prospective candidates in person. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the CGNC makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the CGNC.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

In order to be considered, we must generally receive nominations by shareowners at least 75 days prior to the 2017 Annual Meeting. In order to be included in our proxy statement under the proxy access provisions of our Bylaws, the nominations must be received by the company no later than December 13, 2016 and no earlier than November 13, 2016. The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/Bylaws).

Compensation Committee Interlocks and Insider Participation. During 2015, none of the members of the CGNC was an officer or employee of the company, and no executive officer of PPL served on the compensation committee or board of any company while that company employed any member of the CGNC.

Executive Committee. During periods between Board meetings, the Executive Committee may exercise all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the directors, change the Bylaws or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board committee).

Finance Committee. The principal functions of the Finance Committee are:

•	to review and approve annually the three-year business plan, which includes the annual financing plan, as well as the five-year capital expenditure plan for the company;

•	to approve company financings in excess of $50 million, to the extent not contemplated by the annual financing plan approved by the Finance Committee;

•	to approve reductions of the outstanding securities of the company in excess of $100 million;

•	to authorize capital expenditures in excess of $100 million;

•	to authorize acquisitions and dispositions in excess of $100 million; and

•	to review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.”

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THE BOARD’S ROLE IN RISK OVERSIGHT

The Board provides oversight of the company’s risk management practices. The Board reviews material risks associated with the company’s business plan periodically as part of its consideration of the ongoing operations and strategic direction of the company. At meetings of the Board and its committees, directors receive periodic updates from management regarding risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, CFO, the General Counsel and the Director of Risk Management, or DRM.

Each of the committees of the Board, other than the Executive Committee, reports regularly to the full Board on risk-related matters. The committees also oversee the management of material risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management as well as the ability to engage advisers. The CFO communicates key risks to the Audit and Finance Committees. This communication includes the identification of key risks and emerging risks and how these risks are being measured and managed.

A primary function of the Audit Committee is to assist the Board in the oversight of the identification and management of risk. More specifically, the Audit Committee is responsible for the review of the company’s process for identifying, assessing and managing business risks and exposures and discussing related guidelines and policies. The Audit Committee regularly reviews risk management activities related to the financial statements, legal and compliance matters, tax, information technology and other key areas. The Audit Committee also periodically meets in executive session with representatives from the company’s independent registered public accounting firm, the CFO, the General Counsel, the Vice President and Controller, the DRM and the Corporate Audit and Business Ethics Vice President.

The Audit Committee also oversees the company’s enterprise risk management process. The CFO has responsibility for leading the company’s enterprise risk management process. The company’s Risk Management group and Corporate Audit and Business Ethics department provide periodic reports to the Audit Committee and the full Board regarding key risk matters. The Corporate Audit and Business Ethics Vice President reports directly to the Audit Committee.

The Finance Committee is responsible for, among other items provided in its Charter, reviewing, approving and monitoring the policies and practices to be followed by the company and its subsidiaries in managing market risk, credit risk, liquidity risk and currency risk. The company’s internal Risk Management Committee is chaired by the DRM. The Risk Management Committee and the DRM serve at the direction of the Finance Committee to provide oversight of risk management activities related to foreign currency exchange and translation, buying and selling electric energy and gas, fuel procurement and the issuance of corporate debt.

The CGNC considers various risks including those related to the attraction and retention of talent, the design of compensation programs, succession planning, governance matters and the identification of qualified individuals to become board members. The CGNC reviews management’s assessment of whether risks arising from the company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the company. The CGNC follows a risk assessment process that formally identifies and prioritizes compensation plan features that could induce excessive risk-taking, misstatement of financial results or fraudulent misconduct to enhance an employee’s compensation and cause material harm to the company. Based on this detailed risk assessment process, the company has determined that any risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

PPL CORPORATION 2016 Proxy Statement 17

GOVERNANCE OF THE COMPANY

COMPENSATION OF DIRECTORS

Annual Retainer. Directors who are company employees do not receive any separate compensation for service on the Board of Directors or committees of the Board of Directors. During 2015, our non-employee directors received an annual retainer of $235,000, of which a minimum of $130,000 was mandatorily allocated in quarterly installments to each director’s deferred stock account under the Directors Deferred Compensation Plan, or DDCP. The remaining $105,000 portion of the annual retainer was paid in cash in quarterly installments to each director, unless voluntarily deferred to his or her stock account or to his or her deferred cash account under the DDCP (as discussed below with respect to all retainers and other fees).

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant but is not paid to the director until after retirement (as discussed below with respect to payments under the DDCP). Deferred stock units do not have voting rights, but accumulate quarterly dividend equivalents, which are reinvested in additional deferred stock units, which are also not paid to the director until retirement.

Presiding Director Retainer. During 2015, the presiding director, who is also our independent lead director, received an additional annual cash retainer of $30,000, which was paid in quarterly installments unless voluntarily deferred under the DDCP.

Committee Chair Retainers. During 2015, the Audit Committee Chair received an additional annual cash retainer of $20,000, which was paid in quarterly installments unless voluntarily deferred under the DDCP. Each other committee chair received an additional annual cash retainer of $15,000, which was paid in quarterly installments unless voluntarily deferred under the DDCP.

Other Fees. PPL reimburses each director for usual and customary travel expenses. Effective for 2015, the Board eliminated the use of meeting fees.

No increases in director compensation were authorized for 2016.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of their fees or any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -3.29% to 7.94% during 2015. The brokerage account option that is available to employees is not available to directors. For 2015, two directors elected to defer all or a portion of their cash retainers into a deferred cash account, and three directors elected to defer all or a portion of their cash retainers into a deferred stock account. Payment of the amounts allocated to a director’s deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, is deferred until after the director’s retirement from the Board of Directors, at which time the deferred cash and stock is disbursed in one or more annual installments for a period of up to 10 years, as previously elected by the director.

In connection with PPL’s June 1, 2015 spinoff of its competitive generation business to form the publicly traded Talen Energy Corporation, each DDCP participant’s deferred stock unit account was credited, for each share of PPL common stock in the participant’s deferred stock unit account, with a number of Talen Energy Corporation deferred stock units representing the same number of shares of Talen Energy Corporation common stock that would have been received in respect of a like number of shares of PPL common stock under the terms and conditions governing the spinoff had such PPL shares been shares of record on the record date for the spinoff. The Talen Energy Corporation shares underlying the DDCP deferred stock units will be payable in accordance with each director’s applicable deferral elections governing their deferred stock unit accounts under the DDCP.

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GOVERNANCE OF THE COMPANY

The following table summarizes all compensation earned during 2015 by our non-employee directors.

2015 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Name of Director	Paid in Cash(3)	Deferred into Restricted Stock Units(4)	Total	Stock Awards(5)	All Other Compensation(6)	Total
Rodney C. Adkins	$105,000	—	$105,000	$130,000	$4,000	$239,000
Frederick M. Bernthal(1)	30,000	$ 20,000	50,000	54,167	—	104,167
John W. Conway	135,000	—	135,000	130,000	—	265,000
Philip G. Cox(1)	43,750	—	43,750	54,167	—	97,917
Steven G. Elliott	125,000	—	125,000	130,000	4,000	259,000
Louise K. Goeser(1)	43,750	—	43,750	54,167	—	97,917
Stuart E. Graham(1)	43,750	—	43,750	54,167	4,000	101,917
Stuart Heydt(2)	43,750	—	43,750	54,167	250	98,167
Raja Rajamannar	105,000	—	105,000	130,000	—	235,000
Craig A. Rogerson	54,000	66,000	120,000	130,000	—	250,000
Natica von Althann	120,000	—	120,000	130,000	—	250,000
Keith H. Williamson	105,000	—	105,000	130,000	4,000	239,000
Armando Zagalo de Lima	—	105,000	105,000	130,000	—	235,000
(1)	On June 1, 2015, concurrent with the spinoff of PPL’s competitive generation business, referenced in this proxy statement as the Energy Supply segment, Dr. Bernthal, Messrs. Cox and Graham, and Ms. Goeser resigned from the Board of Directors of PPL.

(2)	On May 19, 2015, Dr. Heydt retired from the Board of Directors of PPL.

(3)	This column reports the amount of retainers either actually paid in cash or voluntarily deferred into cash accounts under the DDCP for Board and committee service by each director for 2015, and the cash retainers for the committee chairs: Dr. Bernthal (Nuclear Oversight — $6,250); Mr. Elliott (Audit — $20,000); Mr. Rogerson (CGNC — $15,000); and Ms. von Althann (Finance — $15,000). Mr. Conway also received a $30,000 retainer for serving as the Lead Director. The following directors voluntarily deferred all or a portion of their retainers into the deferred cash account under the DDCP: Dr. Bernthal — $30,000; and Mr. Rogerson — $54,000.

(4)	This column reports the dollar amount of retainers voluntarily deferred into deferred stock accounts under the DDCP. The following directors voluntarily deferred all or a portion of their retainers into the deferred stock account under the DDCP: Dr. Bernthal — $20,000; Mr. Rogerson — $66,000; and Mr. Zagalo de Lima — $105,000.

(5)	This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2015 as calculated under ASC Topic 718. The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant.

All deferred stock units held in each director’s deferred stock account are vested. As of December 31, 2015, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Adkins — 5,666; Mr. Conway — 112,891; Mr. Elliott — 22,562; Mr. Rajamannar — 20,116; Mr. Rogerson — 55,073; Ms. von Althann — 27,772; Mr. Williamson — 47,571; and Mr. Zagalo de Lima — 10,560.

(6)	This column reflects contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we will contribute, on a 100% matching basis, from $50 up to $4,000 per year per person to specified charitable institutions.

PPL CORPORATION 2016 Proxy Statement 19

STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

All directors and executive officers as a group hold less than 1% of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned as of March 4, 2016, by each of our directors and each NEO for whom compensation is disclosed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our director nominees and executive officers as a group. The table also includes information about stock options, stock units, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan, or ICP, the company’s Incentive Compensation Plan for Key Employees, or ICPKE, as well as the company’s 2012 Stock Incentive Plan, or SIP, and stock units credited to the accounts of our directors under the DDCP.

Name	Shares of Common Stock Owned(1)
R. C. Adkins	6,695	(2)
J. W. Conway	118,858	(3)
S. G. Elliott	23,780	(2)
P. A. Farr	167,259	(4)
R. J. Grey	552,614	(5)
R. Rajamannar	21,306	(2)
C. A. Rogerson	57,145	(2)
V. Sorgi	187,692	(6)
W. H. Spence	1,789,429	(7)
V. A. Staffieri	84,886	(8)
R. A. Symons	48,082	(9)
N. von Althann	29,048	(2)
K. H. Williamson	49,069	(2)
A. Zagalo de Lima	12,423	(2)
All 16 executive officers and directors as a group	2,830,129	(10)

(1)	The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

(2)	Consists of shares credited to the director’s deferred stock account under the DDCP.

(3)	Includes 115,122 shares credited to Mr. Conway’s deferred stock account under the DDCP.

(4)	Includes 93,484 stock units that have vested and 73,603 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(5)	Includes 53,004 restricted stock units and 473,705 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP or SIP.

(6)	Includes 38,610 restricted stock units and 125,034 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP or SIP.

(7)	Includes 295,125 restricted stock units and 1,420,996 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP and SIP. Also includes 12,824 shares held in an irrevocable trust for the benefit of Mr. Spence’s wife and of which he disclaims beneficial ownership.

(8)	Includes 84,885 restricted stock units and 1 share of common stock that may be acquired within 60 days upon the exercise of stock options granted under the SIP.

(9)	Includes 34,181 restricted stock units.

(10)	Includes 552,306 restricted stock units, 1,799,365 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP, ICPKE or the SIP, and 314,588 shares credited to the directors’ deferred stock accounts under the DDCP.

20 PPL CORPORATION 2016 Proxy Statement

STOCK OWNERSHIP

PRINCIPAL SHAREOWNERS

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of February 16, 2016, the only persons known by the company to be beneficial owners of more than 5% of PPL’s common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	42,899,078	6.4%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	42,061,055	6.25%

(1)	Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 10, 2016. As reported on the Schedule 13G/A, as of December 31, 2015, BlackRock, Inc. beneficially owned, in the aggregate, 42,899,078 shares held by BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Capital Management, Inc.; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Limited; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; BlackRock Japan Co., Ltd; BlackRock Life Limited; and iShares (DE) I InvAG mit Teilgesellschaftsvermoegen and had sole voting power over 37,145,679 shares and sole dispositive power over 42,899,078 shares.

(2)	Based solely on a review of the Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2016. As reported on the Schedule 13G/A, as of December 31, 2015, The Vanguard Group beneficially owned, in the aggregate, 42,061,055 shares held by the Vanguard Group and had sole voting power over 1,243,854 shares, shared voting power over 72,200 shares, shared dispositive power over 1,299,577 shares and sole dispositive power over 40,761,478 shares. The Vanguard Group reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly owned subsidiaries of The Vanguard Group, Inc., are the beneficial owners of 1,040,877 shares or 0.15% and 461,677 shares or 0.06%, respectively, of the common stock outstanding of the company as a result of its serving as investment manager of collective trust accounts and as investment manager of Australian investment offerings, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, our directors and executive officers met all filing requirements under Section 16(a) of the Exchange Act during 2015, except that one Form 4 in 2015, as well as one Form 4 in 2014, each to report the exercise of phantom stock options for Robert Symons, were inadvertently filed late due to administrative oversight.

PPL CORPORATION 2016 Proxy Statement 21

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-person transaction policy to recognize the process the Board will use to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities.

Under the policy, each related-person transaction must be reviewed and approved or ratified by the disinterested independent members of the Board, other than any employment relationship or transaction involving an executive officer and any related compensation, which must be approved by the CGNC.

In connection with the review and approval or ratification of a related-person transaction, the Board, or the CGNC, as applicable, will consider the relevant facts and circumstances, including:

•	the importance of the transaction both to PPL and to the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of PPL;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by PPL with non-related persons, if any; and

•	any other matters that management or the disinterested directors deem appropriate.

In addition, in connection with any approval or ratification of a related-person transaction involving a non-employee director or nominee for director, the CGNC will consider whether such transaction would compromise such director’s status as: (1) an independent director under the New York Stock Exchange Listing Standards, including those rules applicable to board and committee service, and PPL’s categorical independence standards, (2) an “outside director” under Section 162(m) of the Internal Revenue Code or a “nonemployee director” under Rule 16b-3 under the Exchange Act, as amended, if such non-employee director serves on the CGNC, or (3) an independent director under Rule 10A-3 under the Exchange Act, as amended, if such non-employee director serves on the Audit Committee of the Board.

We collect information about potential related-person transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. In addition, we review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the Board or the CGNC. Transactions that fall within the definition of the policy are reported to the Board or the CGNC. The disinterested independent members of the Board, or the CGNC, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, deny or ratify the related-person transaction.

BlackRock, Inc. filed an amended Schedule 13G in February 2016, stating that it holds 6.4% of PPL’s common stock. As a result of beneficially owning more than 5% of PPL’s common stock, BlackRock is currently considered a “related person” under PPL’s related-person transaction policy. After conducting a review of any relationships between BlackRock and its subsidiaries and our company and its subsidiaries, the company determined that the company invests its short-term cash overnight in money market funds managed by BlackRock Institutional Management Corporation, which received fees in the amount of about $62,000 during 2015. Another subsidiary of the company also invested in a liquidity fund managed by a BlackRock affiliate, which received fees of approximately $55,000 during 2015. In addition, several affiliates of BlackRock provided asset management investment services for the company’s U.S. retirement plan trust and the company’s pension trusts in the United Kingdom, all of which are separate from the company and are managed by independent trustees. These relationships were reviewed and ratified by the Board of Directors in compliance with the company’s related-person transaction policy.

22 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, to approve the 2015 compensation of our named executive officers, or NEOs, as described on pages 24-71. The company currently intends to hold such votes on an annual basis. The next vote will be held at our 2017 Annual Meeting of Shareowners.

The Board recommends a vote FOR this proposal, because it believes our compensation policies and practices are effective in achieving their objectives to:

•	Drive the executive team to produce superior, sustainable financial and operating results.

•	Support strategic initiatives that increase value for shareowners.

•	Align compensation effectively with short- and long-term shareowner interests.

•	Attract and retain talented and experienced individuals.

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. Our NEOs’ compensation is aligned with the interests of shareowners and is linked to short- and long-term company performance. Our primary compensation metrics are earnings per share from ongoing operations, or EPS, and relative total shareowner return, or TSR, both of which are important to shareowners. At least 70% of each NEO’s compensation is made up of incentive components that focus on EPS, earnings from ongoing operations before interest and taxes, or EBIT, relative stock price appreciation and dividend performance.

In considering your vote, you may wish to review the information on PPL’s compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” beginning on page 24, as well as the discussion regarding “Compensation Processes and Procedures” beginning on page 13.

The Board values the opinions of our shareowners and will consider the outcome of the vote when making future decisions on the compensation of our NEOs and our executive compensation program. In addition, the company is required at least once every six years to submit to shareowners the question of how frequently the company is required to seek shareowner approval of executive compensation. We currently expect the next shareowner vote on frequency to occur at our 2017 Annual Meeting of Shareowners.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the 2015 compensation of our NEOs.

Your Board of Directors recommends that you vote FOR Proposal 2

PPL CORPORATION 2016 Proxy Statement 23

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation, Governance and Nominating Committee, or CGNC, has reviewed the following Compensation Discussion and Analysis (CD&A) and discussed it with management.

Based on its review and discussions with management, the CGNC recommended to the Board that the CD&A be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2015 and included in this Proxy Statement.

Compensation, Governance and Nominating Committee

Craig A. Rogerson, Chair

John W. Conway

Raja Rajamannar

Natica von Althann

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

24 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

In 2015, our named executive officers, or NEOs, were:

Named Executive Officer	Title
W. H. Spence	Chairman, President and Chief Executive Officer (CEO)
V. Sorgi	Senior Vice President and Chief Financial Officer (CFO)
R. J. Grey(1)	Executive Vice President and Chief Legal Officer (CLO)
P. A. Farr(2)	Former President of PPL Energy Supply, LLC (Energy Supply)
V. A. Staffieri	Chairman of the Board, Chief Executive Officer and President of LG&E and KU Energy LLC (LKE)
R. A. Symons	Chief Executive of Western Power Distribution (WPD)

(1)	Mr. Grey served as Executive Vice President, General Counsel and Secretary through May 31, 2015. He served as our Executive Vice President and Chief Legal Officer from June 1, 2015 until his retirement on January 31, 2016.

(2)	Following the spinoff of PPL’s competitive supply business, referenced in this CD&A as Energy Supply, effective June 1, 2015, Mr. Farr ceased being an executive officer of PPL and became the Chief Executive Officer of Talen Energy Corporation, an independent, publicly traded company. Actual compensation for Mr. Farr represents what he earned through May 31, 2015.

The 2015 compensation of these NEOs is explained in the following sections and in the Summary Compensation Table that follows this CD&A.

PPL CORPORATION 2016 Proxy Statement 25

EXECUTIVE COMPENSATION

2015 PERFORMANCE ACHIEVEMENTS AND PAY ALIGNMENT

An Overview of 2015 Performance

PPL delivered strong operational and financial results for shareowners in 2015, while laying a firm foundation for the company’s long-term growth and success.

PPL’s 6.3% total shareowner return was among the highest overall in its sector. In a challenging year for utilities, PPL’s stock significantly outperformed both the Philadelphia Stock Exchange Utility Index, or UTY, and the S&P 500 Utilities Index, or S&P 500 EU, with PPL stock up 1.2%, while these indices were down 9.8% and 9.1%, respectively.

The company extended its proven track record of delivering on financial commitments, growing per-share earnings from ongoing operations by 9% and exceeding the midpoint of its forecast earnings range for the sixth consecutive year. See Annex A for a description of adjusted 2014 earnings from ongoing operations. In addition, the company increased its dividend for the 13th time in 14 years and maintained investment-grade credit ratings from both Moody’s Investors Service and Standard & Poor’s Ratings Services.

In June, the company successfully completed the spinoff of its Energy Supply segment, one of the largest transactions in PPL history. The transaction completed PPL’s strategic transformation into a high performing, purely regulated utility business. It created value for shareowners, gave investors clear choices and eliminated PPL’s exposure to the risk associated with today’s challenging competitive energy markets.

At the same time, the executive team led a significant corporate restructuring and adopted a leaner management structure to achieve long-term cost savings.

Across the businesses in 2015, PPL successfully completed $3.5 billion in infrastructure improvements, investments that demonstrate our focus toward the future. These investments are driving robust rate base growth and sustainable earnings growth, and they are improving reliability and safety for the company’s 10 million customers in the U.S. and U.K. In delivering these improvements, the company demonstrated its proven ability to execute large capital projects efficiently and effectively.

In Pennsylvania and Kentucky, PPL secured favorable results for rate requests, receiving commission approvals for increases that will provide an additional $256 million in annual revenue at our U.S. operations. In the U.K., we transitioned successfully to a new regulatory framework that sets customer charges and incentive opportunities for our U.K. utilities over an eight-year period, which began April 1, 2015, providing more regulatory and revenue certainty. Our four Western Power Distribution (WPD) subsidiaries were the only U.K. distribution networks to receive fast-track regulatory approval for their business plans for this eight-year period. The fast-track incentive is worth approximately $43 million annually for WPD assuming a $1.60/£ foreign currency exchange rate.

Other notable achievements in 2015 include the following:

In Pennsylvania

•    Energized the Susquehanna-Roseland transmission line, a critical regional grid project that has improved reliability in the PJM Interconnection. This approximately $650 million project included 100 miles of new 500 kV transmission line and is the company’s largest transmission project in over three decades.

•    Made significant progress on the $335 million Northeast-Pocono transmission project – including 70 miles of new transmission lines, three new substations and additional improvements. This project is expected to be completed this May, a year earlier than originally anticipated.

•    Secured Pennsylvania Public Utility Commission approval for a $471 million project to replace 1.4 million customer meters with new, more advanced metering technology.

26 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

In Kentucky

•    Began commercial operation of a new 642-megawatt natural gas, combined-cycle generating unit, a $527 million project.

•    Completed the planned retirement of 800 megawatts of coal-fired generation.

•    Started construction on a new $30 million, 10-megawatt solar facility, the state’s first utility-scale solar installation.

In the U.K.

•    Concluded the last five-year regulatory review cycle in March 2015 as the top-performing U.K. utility over the period, earning $478 million in incentive revenues for outperforming WPD’s incentive targets.

•    Achieved new records in 2015 for reducing customer interruptions and the time customers are without service, positioning WPD to earn near maximum incentive rewards for these metrics and achieving at or near maximum reward levels for customer satisfaction.

These outstanding financial, operational and strategic results demonstrate our focus on increasing value for shareowners in both the short- and long-term, a focus supported by our executive compensation program and “pay-for-performance” culture.

Based on the close alignment of PPL’s executive compensation with performance, these performance achievements resulted in:

•    Annual cash incentive awards ranging from 116.5% to 158.4% of target;

•    Performance-Contingent Restricted Stock Unit awards for the 2013–2015 performance period being granted at a value of 141.6% of target; and

•    Performance Unit awards for the 2013-2015 performance period vesting at 142.86% of target.

Looking forward, the company is solidly positioned to continue to deliver strong earnings growth, a competitive dividend and long-term shareowner value.

* “Earnings” are from ongoing operations

The CGNC believes that a well-designed executive compensation program rewards annual financial and operational results while ensuring a focus on long-term shareowner value. In reviewing the results of the past several years, which have included both major expansion of the regulated utility businesses and a spinoff of the competitive energy supply business, transforming PPL into a fully regulated company, the CGNC concluded that the company’s executive compensation program for 2015 contained the appropriate elements to support the company’s strategy and focus on creating long-term shareowner value.

Read more in “2015 Named Executive Officer Compensation” beginning on page 33.

PPL CORPORATION 2016 Proxy Statement 27

EXECUTIVE COMPENSATION

Aligning Employees and Compensation Strategies with Our Corporate Strategic Framework

PPL’s corporate strategic framework provides the basis for determining annual and longer-term performance goals and objectives under our executive compensation programs.

The performance goals that PPL has established reinforce the core features of our operational mission: reliability and safety. We believe success occurs through achieving operational excellence, as well as workforce readiness and engagement. If we are effective in these areas, our underlying performance should increase shareowner value that out-paces our sector, and our performance toward these goals is measured specifically to reward our executives for these accomplishments through our compensation program.

Although PPL operations are now fully regulated, the company continues to operate in multiple regulatory environments that can and do vary significantly by region. To align our NEOs’ actions with the company’s overall goals, NEO performance objectives are focused on enterprise-wide metrics that measure the financial performance of PPL, as well as financial metrics for its largest segments, providing direct alignment to our goal of increasing shareowner value.

How We Align PPL’s Compensation Programs with Performance

Performance-based compensation for the NEOs is primarily based on three core metrics: earnings per share from ongoing operations, or EPS, earnings from ongoing operations before interest and taxes, or EBIT, and relative total shareowner return, or TSR. These metrics align with our commitment to shareowners to deliver earnings growth and shareowner value creation.

The balance of measures is given careful consideration, with a view to our short-term and longer-term strategic goals, while focusing on areas most within an individual’s control.

Earnings are central to our business strategy and a primary focus of the investment community. Consequently, EPS and EBIT performance measures are central to the compensation program for our NEOs.

At the NEO level, the emphasis is placed on EPS growth. In our experience, EPS is the primary measure by which our shareowners and market analysts assess PPL’s performance, and accountability for strong EPS performance primarily falls on PPL’s executive officers. Management actions with respect to financing and tax strategy, capital investment and our revenue models drive EPS.

We balance the use of EPS with an EBIT measure. EBIT provides a more general means by which to assess and reward operational profitability with less emphasis on financing and tax strategies; thus, EBIT is more representative of the financial performance of the core operations of the business segments and the business as a whole. The CGNC believes that both measures in combination provide a balanced assessment of PPL’s financial performance.

28 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

To supplement the internal assessment of performance provided by the EPS and EBIT measurements, relative TSR is used for certain equity-based awards, further aligning executives’ interests with those of shareowners. This approach provides an objective assessment of how the market is responding to our current and potential operational performance in comparison to our peers, directly correlated to market performance.

	EPS	EBIT	TSR

How We Define It	• Earnings per share from ongoing operations • See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation	• Earnings from ongoing operations before interest and taxes • See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation	• Combination of share price appreciation and reinvested dividends • Assessed relative to the UTY

Where We Use It	• Annual Cash Incentive • Performance-Contingent Restricted Stock Units	• Annual Cash Incentive	• Performance Units

Further information about the targets that apply to specific awards is set out in this CD&A.

A substantial portion of NEO compensation is delivered in the form of equity, and our senior executives are subject to significant Equity Ownership Guidelines. These practices further reinforce our commitment to create shareowner value by directly linking NEO compensation to share price appreciation and sustainable long-term growth.

2015 Pay and Performance

The PPL compensation framework places a heavy emphasis on at-risk performance-based pay through the use of annual and long-term performance-based compensation elements. In 2015, 85% of the CEO’s target compensation opportunity was “at-risk performance-based” pay. For the CFO, this percentage was 73%, and the average for the other NEOs was 71%.

The following graphs illustrate the 2015 elements of compensation divided among base salary, annual cash incentive targeted opportunity and the total long-term incentive targeted opportunity.

Elements of Compensation as a Percentage of Targeted Total Direct Compensation — 2015(1)

(1)	Based on target award levels as a percentage of targeted total direct compensation for performance during 2015. Values of performance-contingent restricted stock unit and performance unit awards shown in the Summary Compensation Table in this proxy statement reflect equity awards granted in 2015. Performance-contingent restricted stock unit awards granted in January 2015 were awarded based on performance for 2012-2014. Because the performance-contingent restricted stock units granted in 2016 are based on performance for 2013-2015, the CD&A includes such awards as part of the CGNC’s analysis.

(2)	Includes the positions of the CLO, the former President of PPL Energy Supply, the President of LKE and the Chief Executive of WPD.

PPL CORPORATION 2016 Proxy Statement 29

EXECUTIVE COMPENSATION

OVERVIEW OF PPL’S EXECUTIVE COMPENSATION FRAMEWORK

Our compensation program reflects PPL’s ongoing commitment to pay-for-performance, with executive compensation aligned to shareowner interests and linked to short- and long-term company performance. As illustrated in the previous section, at least 70% of our NEOs’ compensation is at-risk and directly linked to the financial performance of PPL.

Process for Setting Executive Compensation

As part of its duties, there are a number of activities the CGNC undertakes each year in reviewing the operation and effectiveness of the PPL compensation program.

Below in this CD&A, we provide additional information on two critical aspects of this process: the way in which the CGNC uses market data to inform decisions on executive officer compensation, and the process by which targets are set under the incentive plans.

The Use of Market Data

The CGNC uses market compensation data as one of several criteria when reviewing individual NEO compensation levels. The primary source of competitive data is the Towers Watson 2014 U.S. Energy Services Industry Executive Compensation Database. The CGNC believes this is the most appropriate market reference because it reflects the broad energy industry and the primary source for executive talent, can be adjusted to reflect our size, and the large sample size results in more consistent reliable information. The CGNC also uses, as market references, competitive data from the Towers Watson 2014 U.S. General Industry Executive Compensation Database and information on pay practices from a select group of industry comparators, which includes public utilities with revenues one-third to three times that of PPL. For Mr. Symons, the CGNC considers U.K.-based compensation data compiled by FIT Remuneration Consultants, including utility companies within the Financial Times Stock Exchange in London, England.

These analyses produce a market median reference point (the 50th percentile) referred to as “PPL Competitive Data.” Although the survey participants can vary slightly from year to year, the large nature of the samples minimizes the risk this change could distort general market trends. For 2015 compensation decisions, the CGNC considered this data to determine the PPL Competitive Data reference point for compensation of our NEOs. Frederic W. Cook & Co., Inc., or Cook, the CGNC’s independent compensation consultant, provides the compensation data to the CGNC.

Establishing Performance Targets

Each year, the CGNC reviews and sets the performance targets that apply to incentive awards. This process is particularly important in seeking to ensure alignment between pay and performance over short- and long-term periods.

30 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

In setting the PPL Corporation EPS and EBIT targets, the CGNC reviews comprehensive data and systematically assesses PPL’s targets by considering:

•	PPL’s historical performance.

•	Historical performance within the industry.

•	PPL’s earnings forecasts for the coming year.

•	Analysts’ earnings forecasts for the coming year.

These data are used with a view to setting goals that are appropriately challenging and competitive within the industry. The targets for the 2015 awards were reviewed during the first quarter of 2015 and are summarized beginning on page 33.

Elements of NEO Compensation

The compensation program is composed of three key elements — base salary, an annual cash incentive and long-term equity incentives — which make up total direct compensation.

There were no substantial changes to the elements of compensation or how they were used in 2015, as compared to 2014, other than the changes to the weightings of corporate and business segment measures with respect to annual cash incentive awards for Messrs. Staffieri and Symons, as described below under “Annual Cash Incentive.”

Regarding Mr. Grey, the CGNC authorized the company to enter into a retention agreement with him on May 6, 2015. The purpose of this agreement was to secure his continued employment and engagement as CLO until January 31, 2016 through the critical spinoff of the Energy Supply segment and related transition. In his role, Mr. Grey was central in advising PPL on the successful completion of the spinoff, transitioning to a new General Counsel post-spinoff, and managing matters involving the evolving legal operations for the company pre- and post-spinoff. For more information regarding Mr. Grey’s agreement, see “Retention Agreements” beginning on page 63.

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Base Salary	To reward sustained performance, experience, value in the market and to PPL, and individual skills, knowledge and behaviors	• Reviewed annually with any change effective in January • CGNC applies judgment in setting salary to reflect performance, experience and responsibility	• Review of individual performance and market position

Annual Cash Incentive	To motivate and reward corporate performance over the short term	• Paid in cash • Combination of corporate and segment performance for business segment presidents • Up to two times target for top performance	• 100% financial • Measures include PPL EPS, PPL EBIT, business segment net income and EBIT, and earnings before interest, taxes, depreciation and amortization, or EBITDA • One year

PPL CORPORATION 2016 Proxy Statement 31

EXECUTIVE COMPENSATION

Compensation Element	Purpose	Features	Performance Measures and Time Horizon
Long-term Equity Incentives

Performance- Contingent Restricted Stock Units	To align shareowner and executive interests while rewarding longer-term performance and encouraging retention

•    Grant value determined based on EPS performance over prior three years

•    Payable in shares of PPL common stock

•    Dividends accrue quarterly, but are not paid unless and until underlying award vests

•    Restricted for three years from date of grant

•    Represents 40% of the total long-term equity incentive opportunity

• 100% EPS • Based on performance over the three years preceding grant • Restricted for three additional years following grant

Performance Units	To align shareowner and executive interests and to drive sustainable growth over the long-term

•    Vests at 0% to 200% of target, subject to certification of performance at the end of the three-year performance period

•    Payable in shares of PPL common stock

•    Dividends accrue quarterly, but are not paid unless and until underlying award vests

•    Represents 60% of the total long-term equity incentive opportunity

• 100% relative TSR, using the UTY • Three-year performance period

In addition, the NEOs receive modest perquisites, such as financial planning, tax preparation services and matching contributions under our deferred compensation plans. Read more in the “Other Elements of Compensation” section on page 40.

2015 Say-on-Pay Advisory Vote on Executive Compensation

The CGNC considered the results of the last shareowner advisory vote on executive compensation when reviewing potential changes to PPL’s executive compensation program. PPL received a favorable shareowner vote of over 96% in support of the compensation of our NEOs in response to our say-on-pay proposal at the company’s 2015 annual meeting. We have a long-standing practice of engaging with our shareowners on various matters of interest to them. In 2015, we enhanced our efforts by conducting a focused outreach to shareowners representing approximately 38% of our outstanding shares to seek their views on our compensation program, as well as our corporate governance practices. The CGNC decided to maintain the core design of our compensation program for 2016, but it is continuing to assess the feedback received from shareowners to ensure our compensation structure is aligned with our corporate strategy and best pay practices.

32 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

2015 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Each year, the CGNC reviews base salary in the context of responsibilities, experience, value in the market and to PPL, sustained individual performance and internal parity to determine whether an executive’s base salary will be increased. In reaching a decision, the CGNC reviews market compensation data and whether each executive’s position is competitive.

In January 2015, the CGNC approved increases ranging from 0% to 11.1%, with an average increase for the NEOs of 3.6%, as follows:

Named Executive Officer	2014 Year-End Salary	2015 Salary	% Change

W. H. Spence	$1,127,500	$1,127,500	0.0%

V. Sorgi	$450,000	$500,000	11.1%

R. J. Grey	$565,000	$580,000	2.7%

P. A. Farr	$737,100	$773,955	5.0%

V. A. Staffieri	$811,220	$811,220	0.0%

R. A. Symons	£535,000	£551,050	3.0%

With respect to individual base salary decisions, the following points are noted:

•	Although the CGNC considered Mr. Spence’s individual performance as very strong, he did not receive a salary increase because his base salary at that time was fully market competitive.

•	Mr. Sorgi assumed the role of CFO in June 2014, at which time he received an increase to his salary. In light of his demonstrated performance in the CFO role, his salary was increased in 2015 to bring his base salary to a more competitive level.

•	Messrs. Grey’s and Symons’ base salary changes reflected their respective performance and merit increase.

•	Mr. Farr’s increase was approved in anticipation of his new CEO role with Talen Energy Corporation.

•	Mr. Staffieri’s base salary was not increased because his base salary at that time was fully market competitive.

2015 Annual Cash Incentive Awards

The Annual Cash Incentive awards, which are made under the shareowner-approved Short-term Incentive Plan, measure and reward performance against the company’s financial goals for the year. The measures used to assess management’s success in executing the company’s strategy and initiatives are primarily EPS (or net income at a segment level) and EBIT. These align with our goals of increasing shareowner value and were set and communicated to the NEOs in January 2015.

For 2015, the CGNC approved a number of changes to the relative weights of performance measures under the Annual Cash Incentive program for the segment presidents. These changes were intended to better align the potential outcome within their area of direct control. In particular:

•	Mr. Staffieri’s targets were rebalanced to 40% PPL Corporation and 60% LKE financial measures, from 60% PPL Corporation and 40% LKE.

•	Mr. Symons’ targets were also rebalanced and changed to 40% PPL Corporation and 60% WPD financial measures, from 25% PPL Corporation and 75% financial and operational WPD targets.

PPL CORPORATION 2016 Proxy Statement 33

EXECUTIVE COMPENSATION

•	In anticipation of the spinoff of the Energy Supply segment, incentives for Mr. Farr were based solely on the performance of Energy Supply. The 2015 performance measures focused on earnings (as measured by EBITDA) and free cash flow, both identified as key measures of short-term performance for the Energy Supply segment in the lead-up to the spinoff. Reflecting the shorter performance period, Mr. Farr’s maximum opportunity was capped at 125% of target, while the other NEOs could earn up to 200% of target for exceeding the maximum levels of goals. Mr. Farr’s 2014 targets had been composed of 42% PPL EPS, 18% PPL EBIT, 28% Energy Supply Net Income and 12% Energy Supply EBIT.

In summary, the performance measures for 2015 were as follows:

Measure	CEO, CFO, CLO	Segment Presidents of WPD and LKE			President of Energy Supply
	Relative Weight	Relative Weight		Overall Weight	Relative Weight
PPL EPS	70%	40%	70%	40% * 70% = 28%
PPL EBIT	30%		30%	40% * 30% = 12%
Business Segment Net Income		60%	70%	60% * 70% = 42%
LKE EBIT WPD EBITDA			30%	60% * 30% = 18%
Energy Supply EBITDA					70%
Energy Supply Free Cash Flow					30%

34 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

PPL Corporate Financial Performance

EPS (70% of corporate element)

EPS from ongoing operations in 2015 was $2.21, which is
between the target and maximum payout levels of $2.15
and $2.37, respectively. The threshold target was $2.05,
below which no amount would be awarded.

Therefore, the percent of target earned in relation to
PPL’s EPS was 127.3% of target.

EBIT (30% of corporate element)

EBIT in 2015 was $2,889.92 million, which is slightly
below the target payout level of $2,906 million.

Therefore, the percent of target earned in relation to
PPL’s EBIT was 91.4% of target. If EPS had been
below $2.05, no payout for EBIT would have been
awarded.

As a result, the combined incentive earned for corporate financial performance was 116.5% of target.

Business Segment Financial Performance

LG&E and KU Energy (LKE) – V. A. Staffieri

Net Income (70% of segment element)

•    Target ongoing net income for the year was $353.4 million.

•    LKE ongoing net income for the year was $376 million, which is between the target and maximum payout levels.

•    The percent of target earned for the LKE ongoing net income target was 173.1% of target.

WPD – R. A. Symons

Net Income (70% of segment element)

•    Target ongoing net income for the year was £589.6 million.

•    WPD ongoing net income for the year was £646 million, which exceeded the maximum payout level.

•    The percent of target earned for the WPD ongoing net income measure was 200% of target.

EBIT (30% of segment element)

•    Target EBIT for the year was $754.2 million.

•    LKE EBIT for the year was $784 million, which is between the target and maximum payout levels.

•    The percent of target earned for the LKE EBIT target was 157.9% of target.

EBITDA (30% of segment element)

•    Target EBITDA for the year was £994 million.

•    WPD EBITDA for the year was £1,033 million, which is between the target and maximum payout levels.

•    The percent of target earned for the WPD EBITDA target was 154.7% of target.

As a result, the combined incentive earned for LKE financial performance was 168.5% of target.	As a result, the combined percent of target earned for WPD financial performance was 186.4% of target.

PPL CORPORATION 2016 Proxy Statement 35

EXECUTIVE COMPENSATION

Energy Supply Financial Performance

In light of the spinoff of the Energy Supply segment, 2015 performance was measured through May 31, 2015, the last full day before the effective date of the spinoff.

•    EBITDA for the partial year was $308 million against a prorated target of $240 million, which exceeded the maximum payout level of $299 million. Due to the cap previously set by the CGNC, the incentive earned for the Energy Supply EBITDA measure was 125% of target.

•    Free Cash Flow for the partial year was $134 million against a prorated target of $86 million, which exceeded the maximum payout level of $121 million. Due to the cap previously set by the CGNC, the incentive earned for the Energy Supply Free Cash Flow target was 125% of target.

As a result, the payout earned was deemed to be 125% of target.

Individual Annual Cash Incentive Awards for 2015 Performance

The following annual incentive awards were approved by the CGNC for 2015 performance:

Named Executive Officer	Weight × Goal Results			2015 Earned Award
	Corporate	Segment	Energy Supply

W. H. Spence	100% × 116.5%	—	—	116.5%

V. Sorgi	100% × 116.5%	—	—	116.5%

R. J. Grey	100% × 116.5%	—	—	116.5%

P. A. Farr	—	—	100% × 125.0%	125.0%

V. A. Staffieri	40% × 116.5%	60% × 168.5%	—	147.7%

R. A. Symons	40% × 116.5%	60% × 186.4%	—	158.4%

This resulted in the following annual cash incentive awards approved for the NEOs:

Named Executive Officer	2015 Base Salary	Target Opportunity (% of Base Salary)	2015 Earned Award	2015 Annual Cash Incentive Award

W. H. Spence	$1,127,500	140%	116.5%	$1,838,953

V. Sorgi	$500,000	70%	116.5%	$407,750

R. J. Grey	$580,000	75%	116.5%	$506,775

P. A. Farr(1)	$773,955	80%	125.0%	$322,481

V. A. Staffieri	$811,220	75%	147.7%	$898,629

R. A. Symons	£551,050	55%	158.4%	£480,075

(1)	Mr. Farr’s annual cash incentive award was prorated to reflect the five months through May 31, 2015, before the completion of the spinoff of the Energy Supply segment.

36 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

2015 Long-term Equity Incentive Awards

The purpose of the long-term incentive program is to align our executives’ interests with those of shareowners by providing long-term equity incentives that are earned based on company performance. This goal is achieved through two distinct equity awards – Performance-Contingent Restricted Stock Units and Performance Units – that tie compensation to the share price of PPL, based on EPS and TSR performance measures over different three-year periods.

Named Executive Officer	Target Award (% of Base Salary)
	Total Long-term Incentive	40% Performance- Contingent Restricted Stock Units (Based on EPS)	60% Performance Units (Based on TSR)

W. H. Spence	450%	180%	270%

V. Sorgi	200%	80%	120%

R. J. Grey	165%	66%	99%

P. A. Farr	270%	108%	162%

V. A. Staffieri	175%	70%	105%

R. A. Symons	70%	28%	42%

It has been the CGNC’s long-time practice to make these annual grants at its regularly scheduled January meeting.

While off-cycle awards may be made from time-to-time, for example, at the appointment of a new executive officer, no such awards were made in 2015.

2015 Performance-Contingent Restricted Stock Unit Awards

The 2015 Performance-Contingent Restricted Stock Units were assigned a target value, with actual awards made to reflect PPL’s EPS performance over the three calendar years ended December 31, 2015. Awards were calculated based on year-end 2015 salary and awarded in January 2016 for the 2013–2015 performance period. Restrictions lapse on the third anniversary of the grant date, subject to continued employment through that date.

PPL CORPORATION 2016 Proxy Statement 37

EXECUTIVE COMPENSATION

EPS performance targets are consistent with those established in each of the performance years for the Annual Cash Incentive and provide an additional focus on delivering sustained long-term EPS performance. The goals and corresponding level of achievement for 2015 awards were as follows:

EPS Goals and Corresponding Level of Achievement for Last Three Years(1)
Performance Year	Threshold	Target	Maximum	Annual EPS Results	Achievement (% of Target)

2013	$2.02	$2.25 - $2.30	$2.53	$2.45	163.6%

2014	$2.00	$2.15 -$2.28	$2.78	$2.45	134.0%

2015	$2.05	$2.15	$2.37	$2.21	127.3%

(1)	Performance targets were set for 2015 in anticipation of the spinoff of the Energy Supply segment and excluded earnings from that business. For purposes of comparison, the 2014 EPS annual result was similarly adjusted as publicly reported in PPL’s 2014 earnings release, as $2.03 per share instead of $2.45. Based on that comparison, the 2015 EPS target represented growth of 5.9% from the 2014 EPS result, as adjusted for the spinoff. See Annex A for a description of adjusted earnings from ongoing operations for 2014.

The average EPS goal attainment for the three-year performance period was 141.6% of target. Therefore, the following Performance-Contingent Restricted Stock awards were approved and made to the NEOs by the CGNC in January 2016 as part of their total compensation package for 2015. These awards will be reflected in the Summary Compensation Table and Grants of Plan-based Awards table for 2016.

Performance-Contingent Restricted Stock Unit Awards Granted for the Performance Period 2013-2015
Named Executive Officer	2015 Base Salary	Target Award (% of Salary)	Award Value	Units Granted(1)

W. H. Spence	$1,127,500	180%	$2,873,772	86,482

V. Sorgi	$500,000	80%	$566,400	17,045

R. J. Grey	$580,000	66%	$542,045	16,312

P. A. Farr(2)	$773,955	108%	$493,164	14,841

V. A. Staffieri	$811,220	70%	$804,081	24,198

R. A. Symons	£551,050	28%	£218,480	9,294

(1)	Number of units granted is the award value divided by the closing price of PPL common stock on January 21, 2016, the date the CGNC approved the grants, which was $33.23, and equivalent to £23.51 using an exchange rate of £0.7075 for Mr. Symons’ award. The number of units is rounded up to the nearest whole unit.

(2)	Mr. Farr’s award was prorated to reflect his five months of service through May 31, 2015, before completion of the Energy Supply spinoff. As contemplated in the agreements governing the spinoff entered into in June 2014, the CGNC approved the acceleration of vesting of Mr. Farr’s units as of the completion of the spinoff, consistent with the acceleration of all employees’ units as provided for in the transaction agreements.

2015 Performance Unit Awards

The Performance Unit awards complement the Performance-Contingent Restricted Stock Unit awards by rewarding executives for relative shareowner value creation over the three years starting in the year they are granted. Performance Unit awards made in January 2015 were calculated based on year-end 2014 salary.

38 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

Target award values are established at the start of the year, and the actual number of shares that an NEO receives is contingent on PPL’s TSR performance relative to the companies in the UTY, as follows.

TSR combines the impact of share price movement and reinvested dividends during the three-year performance period from January 1, 2015 to December 31, 2017.

The CGNC determined that the constituents of the UTY are an appropriate TSR industry group for PPL. The UTY is a market capitalization-weighted index of 20 geographically diverse, North American utility companies that are considered to be our peers by analysts and investors.

At the end of the performance period, awards can range from 0% to 200% of target depending on relative performance. Awards are forfeited if PPL ranks below the 25th percentile at the end of the three-year period. The CGNC has no discretion to provide for payment other than as reflected in the actual attainment of the stated performance goals.

The following Performance Unit awards were granted by the CGNC in January 2015, subject to the 2015-2017 performance period.

Performance Unit Awards Granted in 2015
Named Executive Officer	2014 Base Salary	Target Award (% of Salary)	Award Value	Number of Performance Units Granted(1)

W. H. Spence	$1,127,500	270%	$3,044,250	85,280

V. Sorgi	$450,000	120%	$540,000	15,130

R. J. Grey	$565,000	99%	$559,350	15,670

P. A. Farr(2)	$737,100	162%	$1,194,102	33,450

V. A. Staffieri	$811,220	105%	$851,781	23,860

R. A. Symons	£535,000	42%	£224,700	9,460

(1)	Number of units granted is the award value divided by the closing price of PPL common stock on January 22, 2015, the date the CGNC approved the grants, which was $35.70, and equivalent to £23.77 using an exchange rate of £0.6658 for Mr. Symons’ award. The number of units is rounded up to the nearest 10 units.

(2)	At the time of Mr. Farr’s award, the spinoff of the Energy Supply segment had not yet occurred. On completion of the spinoff, all of Mr. Farr’s 2015 Performance Units were forfeited in accordance with the related grant agreement.

Following the CGNC’s assessment and certification of performance in early 2018, the Performance Unit awards and dividend equivalents will vest, if applicable.

Vesting of 2013–2015 Performance Units

Performance Unit awards were made to the NEOs in 2013, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s TSR from January 1, 2013 to December 31, 2015 relative to companies in the UTY.

Over this three-year period, PPL ranked at the 65th percentile. As a result, the 2013–2015 Performance Units were earned at 142.86% of target.

PPL CORPORATION 2016 Proxy Statement 39

EXECUTIVE COMPENSATION

Other Elements of Compensation

In addition to the three core elements of compensation (base salary, an annual cash incentive and long-term equity incentives in the form of Performance-Contingent Restricted Stock Units and Performance Units), the company also provides other forms of indirect compensation, which are summarized below.

Perquisites

PPL provides limited executive perquisites to its NEOs. Where provided, these are consistent with market practice and serve a direct business interest.

Financial planning services, including tax preparation and support, and a one-time payment for estate document preparation, are provided to the NEOs other than Mr. Symons. These services are provided in recognition of time constraints on executives and their more complex compensation program that requires professional financial and tax planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues. Such planning also helps ensure the objectives of our compensation programs are met and not hindered by unexpected tax or other consequences.

Additionally, each NEO, other than Mr. Symons, is also eligible for an executive physical every two years, up to a cost of $5,000. The CGNC believes the benefit is beneficial to both the employee and the company through potential reduced costs and increased productivity.

Mr. Symons’ arrangements reflect U.K. market practice. Although he does not receive the perquisites described above, in accordance with the WPD Executive Car Allowance Policy, Mr. Symons receives a monthly cash allowance of £862.98 and reimbursement for fuel.

The incremental cost to PPL of all perquisites received by our NEOs for the year is summarized in Note 7 to the Summary Compensation Table on page 46.

40 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

Indirect Compensation

The company provides executive benefits such as nonqualified deferred compensation opportunities and supplemental executive retirement plan benefits. We have historically viewed our retirement benefits as a means of providing financial security to all our salaried employees after they have spent a substantial portion of their careers with the company. Officers of the company, including the NEOs, participate in certain benefit programs offered to all PPL employees, or all LKE employees in the case of Mr. Staffieri, or all WPD employees in the case of Mr. Symons. In addition, officers are eligible for the executive benefit plans discussed below.

Retirement Plan	Description	NEO Participants

PPL Retirement Plan	• Tax-qualified defined benefit pension plan • Closed to new salaried employees after December 31, 2011	Messrs. Spence, Sorgi and Grey Mr. Farr participated in this plan prior to June 1, 2015

PPL Supplemental Executive Retirement Plan (PPL SERP)	• Nonqualified defined benefit pension plan to provide for retirement benefits above amounts available under the PPL Retirement Plan • Closed to new officers after December 31, 2011	Messrs. Spence, Sorgi, Grey and Farr(1)

Supplemental Compensation Pension Plan	• Nonqualified defined benefit plan that applies to certain employees hired before January 1, 2012, who are not vested in the PPL SERP	Mr. Sorgi

PPL Subsidiary Retirement Plan

•    Tax-qualified defined benefit pension plan

•    Closed to new salaried employees after December 31, 2011

•    This plan was transferred to Talen Energy Corporation, effective June 1, 2015, the closing of the spinoff of the Energy Supply segment

Mr. Farr

LG&E and KU Retirement Plan (LG&E Retirement Plan)	• Tax-qualified defined benefit pension plan • Closed to new participants after December 31, 2005	Mr. Staffieri

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP)	• Nonqualified defined benefit pension plan • Closed to new participants effective January 1, 2012	Mr. Staffieri

Electricity Supply Pension Scheme (ESPS)	• U.K. tax-approved defined benefit pension scheme	Mr. Symons

(1)	In connection with the June 1, 2015 spinoff of PPL’s Energy Supply segment, the CGNC approved the acceleration of Mr. Farr’s vesting in the PPL SERP, consistent with other participants who were part of the spinoff; no additional benefits accrued to Mr. Farr after that time.

Additional details about these plans are provided under “Executive Compensation Tables — Pension Benefits in 2015” beginning on page 53.

PPL CORPORATION 2016 Proxy Statement 41

EXECUTIVE COMPENSATION

The primary capital accumulation opportunities for NEOs other than Messrs. Staffieri and Symons are: (1) stock gains under the company’s long-term incentive program (as described above) and the employee stock ownership plan; and (2) voluntary savings opportunities that, for 2015, included (a) savings through the tax-qualified employee savings plan, which is a 401(k) plan (our PPL Deferred Savings Plan), and (b) the PPL Executive Deferred Compensation Plan, which is a nonqualified deferred compensation arrangement.

Savings Plans	Description	NEO Participants

PPL Deferred Savings Plan

•    Tax-qualified defined contribution plan

•    PPL provides matching contributions of up to 3% of the participant’s pay subject to contribution limits imposed by the Internal Revenue Service, or IRS

•    Pay defined as salary plus annual cash incentive award

•    Participants vest in PPL’s matching contributions after one year of service

•    Participants may request distribution of their account at any time following termination of employment

Messrs. Spence, Sorgi and Grey Mr. Farr participated in this plan prior to June 1, 2015

PPL Executive Deferred Compensation Plan

•    Non-qualified deferred compensation plan

•    Participants may defer some or all of their cash compensation in excess of the estimated minimum legally required annual payroll tax withholding

•    Matching contributions are made under this plan on behalf of participating officers to make up for matching contributions that could not be made on behalf of such officers under the PPL Deferred Savings Plan because of statutory limits on qualified plan benefits

•    There is no vesting requirement for the company matching contributions

Messrs. Spence, Sorgi and Grey Mr. Farr participated in this plan prior to June 1, 2015

The company also has a PPL Employee Stock Ownership Plan, or ESOP. Although it is a tax-qualified, employee stock ownership plan in which Messrs. Spence, Sorgi and Grey participate, no contributions have been made to the ESOP since 2012. Mr. Farr participated in the ESOP prior to June 1, 2015.

Neither Mr. Staffieri nor Mr. Symons participates in the ESOP, the PPL Deferred Savings Plan or the PPL Executive Deferred Compensation Plan. Mr. Staffieri does, however, participate in the LG&E and KU Savings Plan and in the LG&E and KU Nonqualified Savings Plan, which allow participants to defer a maximum of 75% of base salary and annual cash incentive awards, as further described under “Executive Compensation Tables — Nonqualified Deferred Compensation in 2015” on page 58.

42 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

GOVERNANCE POLICIES UNDERPINNING OUR COMPENSATION FRAMEWORK

At PPL, the CGNC has adopted strong corporate governance practices that are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓ Conduct annual pay risk assessment	✗ No hedging or pledging of PPL stock by officers and directors

✓ Retain independent compensation consultant	✗ No dividend equivalents paid on unvested equity awards granted to executive officers

✓ Adopted proxy access	✗ No tax “gross-ups” for NEO perquisites or in new change-in-control severance agreements

✓ Require significant equity ownership	✗ No “single trigger” change-in-control severance agreements

✓ Adopted clawback policy	✗ No new participants in the PPL SERP or LG&E SERP

Additional information on PPL’s Equity Ownership Guidelines, Hedging and Pledging and Clawback Policies can be found below.

Equity Ownership Guidelines

An important part of PPL’s compensation philosophy is ensuring a strong linkage between executives and shareowners. The Equity Ownership Guidelines enable the company to align executives with this philosophy.

The guidelines provide that NEOs should maintain the following levels of ownership in PPL stock:

Executive Officer Level	Equity Guideline (Multiple of Salary)
Chairman, President and CEO	5x
Executive Vice Presidents	3x
Senior Vice Presidents	2x
Presidents of business segments(1)	2x

(1)	Includes Messrs. Staffieri and Symons, and included Mr. Farr until the June 1, 2015 spinoff of the Energy Supply segment.

NEOs must attain the minimum ownership requirement that applies to their level by the end of their fifth anniversary year at that level. If an NEO fails to achieve the required level within the specified time frame, the following additional requirements apply until the Guideline is exceeded.

•	The NEO must not sell any shares of PPL stock.

•	The NEO will be required to retain any vesting equity awards, net of required tax withholding.

•	The CGNC retains the right, at its discretion, to deliver annual cash incentive awards in the form of restricted stock unit grants.

All NEOs were in compliance with the Equity Ownership Guidelines as of December 31, 2015, and Mr. Farr was in compliance as of June 1, 2015, the date he left the company.

PPL CORPORATION 2016 Proxy Statement 43

EXECUTIVE COMPENSATION

Hedging and Pledging Prohibitions

In accordance with best governance practices, the company has an established policy that prohibits its officers and directors from the following actions.

•	Pledging shares of company stock as collateral for any loans.

•	Engaging in any form of hedging transaction.

•	Trading in derivatives of PPL common stock.

Clawback Policy

In January 2013, the CGNC adopted a policy regarding the recoupment of executive compensation, commonly referred to as a “clawback.” Subject to the discretion and approval of the Board, this policy enables the company to seek recoupment of incentive-based compensation awarded to any current executive officer of the company in situations where the Board has determined that:

•	the company is required to prepare an accounting restatement due to the material noncompliance by the company with any financial reporting requirement under the securities laws, and

•	a lower award would have been made to the executive officer based upon the restated financial results.

The Board has full and final authority to make all determinations under this policy, including, without limitation, whether the policy applies and, if so, the amount of cash bonus or other incentive-based compensation, if any, to be repaid by any executive officer. In each such instance, as determined by the Board, the company will, to the extent permitted by applicable law, seek to recover incentive-based compensation received by such individual in excess of the amount that would have been received under the accounting restatement. Any recoupment under this policy is to be in addition to any other remedies that may be available to the company, including such remedies contained in the company’s equity grant agreements, employment letters, if any, and applicable law.

ADDITIONAL INFORMATION

Special Compensation

In addition to the annual direct and indirect compensation described above, the company provides special compensation under specific situations.

Employment Agreements. We generally do not enter into traditional employment agreements with executive officers. Other than a Service Agreement entered into with Mr. Symons in the U.K. as described at page 49 under “Employment Agreement,” there are no specific agreements pertaining to length of employment that would commit the company to pay an executive for a specific period. Generally, our executive officers are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

Retention Agreements. The company entered into a retention agreement with Mr. Grey on May 6, 2015, pursuant to which he retired from PPL on January 31, 2016. PPL previously entered into a retention agreement with Mr. Farr, under which he was granted shares of restricted PPL common stock. For specific details on retention agreements that were in place for NEOs during 2015, see “Retention Agreements” beginning on page 63.

Change-in-Control Protections. The company believes certain executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change-in-Control Arrangements” on page 60) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the company and shareowner interests without the distraction of possible job and income loss. All of our NEOs have agreements with the company providing for separation benefits in the event of a change in control.

The major components of the company’s change-in-control protections are:

•

Accelerated Vesting of Specific Outstanding Equity Awards. As of the close of a transaction that results in a change in control of PPL Corporation, all outstanding equity awards granted under the former ICP as part of the company’s compensation program (excluding restricted stock and restricted stock units issued pursuant to

44 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

retention agreements) become available to executives. As a result, restrictions on all outstanding restricted stock units lapse, a pro rata portion of performance units become payable and all unexercisable stock options become exercisable. No awards have been made under this plan since 2012, when a new equity plan, the SIP, was implemented.

Equity awards granted under the SIP become vested upon a change in control, only if the executive is terminated following or in connection with the change in control (a “double trigger”).

Stock options granted prior to 2007 are exercisable for 36 months following a qualifying termination of employment in connection with a change in control; options granted in 2007 and thereafter under the ICP are, after a change in control, exercisable for the remaining term of the stock option.

The company believes that its change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company.

Additional details on current arrangements and agreements are discussed further below under “Termination Benefits,” beginning on page 64, and “Change-in-Control Arrangements,” beginning on page 60.

Severance Benefits. To continue to retain and protect our executives, the company adopted an Executive Severance Plan in 2012 that provides severance benefits for officers, including the NEOs other than Mr. Symons, terminated for reasons other than cause.

The key features of the plan include (1) two years of base pay; (2) an allowance for benefit continuation; and (3) outplacement or career services support. Severance benefits payable under this program are conditioned on the executive officer agreeing to release the company from any liability arising from the employment relationship.

The company has agreements with all of the NEOs that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, including the Executive Severance Plan or any prior severance agreement.

Additional details on current arrangements and agreements for NEOs are discussed further below under “Termination Benefits” at page 64.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any taxable year specified compensation in excess of $1 million paid to the CEO and the next three most highly compensated executive officers (excluding the CFO). Performance-based compensation in excess of $1 million is deductible if specified criteria are met, including shareowner approval of applicable plans. In this regard, the PPL Corporation Short-term Incentive Plan is designed to enable PPL to make cash awards to officers that are deductible under Section 162(m). Similarly, the PPL SIP is structured to enable grants of equity-based incentive awards to be deductible under Section 162(m).

The CGNC generally seeks ways to limit the impact of Section 162(m). However, the CGNC believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes.

PPL CORPORATION 2016 Proxy Statement 45

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following table summarizes all compensation for our chief executive officer, our chief financial officer, our former president of PPL’s Energy Supply business and our next three most highly compensated executives, known as named executive officers, or NEOs, for the last three fiscal years, for service to PPL and its subsidiaries. Mr. Spence also served as a director but received no separate compensation for board service.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
William H. Spence Chairman, President and Chief Executive Officer	2015	$1,127,500	—	$6,237,307	$727,355	$1,838,953	$2,994,822	$ 54,075	$12,980,012
	2014	1,126,760	—	6,292,601	—	2,134,132	3,808,318	27,445	13,389,256
	2013	1,098,846	—	4,768,559	1,526,000	2,519,440	2,144,007	52,868	12,109,720
Vincent Sorgi Senior Vice President and Chief Financial Officer	2015	498,462	—	994,921	70,635	407,750	153,159	32,318	2,157,245
	2014	398,404	—	613,624	—	344,924	318,067	27,602	1,702,621

Robert J. Grey Executive Vice President and Chief Legal Officer	2015	579,539	—	1,146,332	235,660	506,775	—	56,927	2,525,233
	2014	563,253	—	1,056,292	—	572,910	591,769	33,185	2,817,409
	2013	499,292	—	837,779	251,463	531,806	—	30,729	2,151,069
Paul A. Farr Former President — PPL Energy Supply, LLC	2015	341,192	—	2,446,781	494,821	322,481	203,878	36,538	3,845,692
	2014	736,155	—	2,418,196	—	883,025	1,122,169	56,599	5,216,144
	2013	701,377	—	1,796,407	593,156	861,354	28,870	40,582	4,021,746
Victor A. Staffieri Chairman of the Board, Chief Executive Officer and President — LG&E and KU Energy LLC	2015	811,220	—	1,745,339	39,745	898,629	60,305	76,630	3,631,868
	2014	811,220	—	1,843,401	—	751,393	3,173,983	88,862	6,668,859
	2013	811,220	$20,000	1,597,735	479,774	923,574	—	134,265	3,966,568
Robert A. Symons Chief Executive — WPD	2015	836,038	—	691,919	6,569	690,156	369,842	20,288	2,614,812
	2014	872,710	—	775,944	—	609,305	1,520,212	27,115	3,805,286

(1)	Effective June 1, 2015, concurrent with the spinoff of PPL’s Energy Supply segment, Mr. Farr resigned from PPL.

Mr. Symons is based in the United Kingdom and is compensated in Pounds Sterling. We converted his 2015 cash compensation, changes in pension value and personal benefits to U.S. dollars at an exchange rate of $1.5283, which is the average monthly translation rate for 2015, except with respect to the Non-Equity Incentive Plan Compensation amount, which was converted to U.S. dollars at an exchange rate of $1.4376, which is the translation rate for February 2, 2016, the date the cash incentive award was paid to Mr. Symons.

(2)	Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred salary in 2015 in the amounts indicated: Mr. Spence ($33,825); Mr. Sorgi ($14,953); Mr. Grey ($17,386); Mr. Farr ($119,417); and Mr. Staffieri ($44,929). These amounts are included in the “Nonqualified Deferred Compensation in 2015” table on page 59 as executive contributions for the last fiscal year.

(3)	This column represents the aggregate grant date fair value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. The grant date fair values of restricted stock units are calculated using the closing price of PPL common stock on the NYSE on the date of grant. The grant date fair values of the performance units reflected in this column are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards During 2015” table on page 48. The maximum potential values as of the grant date of the performance units granted in 2015 assuming the highest level of performance are as follows: Mr. Spence—$6,430,355; Mr. Sorgi—$1,140,852; Mr. Grey—$1,181,592; Mr. Farr—$2,522,287; Mr. Staffieri—$1,799,139; and Mr. Symons—$713,331. For additional information on the assumptions made in the valuation of performance units, refer to Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC. Further information regarding the 2015 awards is included in the “Grants of Plan-Based Awards During 2015” and “Outstanding Equity Awards at Fiscal Year-End 2015” tables elsewhere in this proxy statement.

(4)

For 2015, amounts represent the incremental fair value under ASC Topic 718 of adjustments to prior year grants made to the NEOs under the anti-dilution provisions of PPL’s equity-based compensation plans as a result of the spinoff of PPL’s Energy Supply segment. No stock options were awarded in 2015. For additional information on the assumptions made in the

46 PPL CORPORATION 2016 Proxy Statement

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valuation of adjustments to outstanding stock options, refer to Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC. A description of the adjustments made in connection with the spinoff is included in the introduction to the “Outstanding Equity Awards at Fiscal Year-End 2015” at page 50.

(5)	For 2015, amounts represent cash awards made in January 2016 for performance under the company’s annual cash incentive award program for 2015, which were made under PPL’s Short-term Incentive Plan for all NEOs. These amounts include amounts the NEOs have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred cash awards in the amounts indicated: Mr. Spence ($55,169); Mr. Sorgi ($122,325); and Mr. Staffieri ($53,918). These amounts will be included in the “Nonqualified Deferred Compensation in 2016” table as executive contributions in next year’s proxy statement.

(6)	This column represents the sum of the changes in the actuarial present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan during 2015 for Messrs. Spence, Sorgi, Grey and Farr, the PPL Subsidiary Retirement Plan for Mr. Farr (as of May 31, 2015), the LG&E and KU Retirement Plan and the LG&E and KU Supplemental Executive Retirement Plan for Mr. Staffieri and the Electricity Supply Pension Scheme in the United Kingdom for Mr. Symons. See the “Pension Benefits in 2015” table on page 56 for additional information. No amounts are shown for 2015 under this column for Mr. Grey as his change in pension value during 2015 was a negative amount. Mr. Grey’s net decrease in pension value for 2015 was ($146,175), composed of a decrease in the value of his accumulated benefit under the PPL SERP of ($203,751), offset by an increase in the value of his accumulated benefit under PPL Retirement Plan of $57,576. No above-market or preferential earnings under the PPL Executive Deferred Compensation Plan are reportable for 2015. As to Mr. Staffieri, no above-market or preferential earnings under the LG&E and KU Nonqualified Savings Plan and LG&E Energy Corp. Nonqualified Savings Plan are reportable for 2015. See the “Nonqualified Deferred Compensation in 2015” table on page 59 for additional information. Mr. Symons does not participate in a deferred compensation plan in the United Kingdom.

(7)	The table below reflects the components of this column for 2015, which include the company’s matching contribution for each individual’s 401(k) plan contributions under respective savings plans, the company’s matching contribution for each individual’s contributions under nonqualified deferred compensation plans, or NQDC, and the perquisites of financial planning and tax preparation services, company car, and other personal benefits as noted.

Name	401(k) Match	NQDC Employer Contributions	Financial Planning and Tax Preparation	Company Car(a)	Other		Total
W. H. Spence	$7,950	$30,000	$11,000	—	$5,125	(b)	$54,075
V. Sorgi	7,950	13,313	11,000	—	55	(c)	32,318
R. J. Grey	7,950	16,346	9,000	—	23,631	(d)	56,927
P. A. Farr	7,950	28,588	—	—	—		36,538
V. A. Staffieri	11,130	54,500	11,000	—	—		76,630
R. A. Symons	—	—	—	$17,993	2,295	(e)	20,288

(a)	Car benefits provided to Mr. Symons, including monthly car allowance and reimbursement for fuel. Benefit is capped at £20,000 per year.

(b)	Includes $5,000 paid for executive physical and $125 value of a hospitality gift.

(c)	Value of a hospitality gift.

(d)	Includes $23,576 reimbursed to Mr. Grey for legal fees as set forth in his Retention Agreement described beginning on page 63 and $55 value of a hospitality gift.

(e)	Includes $2,240 for cost of private medical insurance plan in the United Kingdom for Mr. Symons, his wife and daughter and $55 value of a hospitality gift.

PPL CORPORATION 2016 Proxy Statement 47

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2015

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2015.

	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(5)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
W. H. Spence	1/22/2015		$789,250	$1,578,500	$3,157,000
	1/22/2015								91,028	$3,022,130
	1/22/2015					22,926	91,705	183,410		3,215,177
	6/1/2015	(6)								727,355
V. Sorgi	1/22/2015		175,000	350,000	700,000
	1/22/2015								12,786	424,495
	1/22/2015					4,068	16,270	32,540		570,426
	6/1/2015	(6)								70,635
R. J. Grey	1/22/2015		217,500	435,000	870,000
	1/22/2015								16,733	555,536
	1/22/2015					4,213	16,851	33,702		590,796
	6/1/2015	(6)								235,660
P. A. Farr	1/22/2015		129,003	258,006	516,011
	1/22/2015								35,712	1,185,638
	1/22/2015					8,993	35,971	71,942		1,261,143
	6/1/2015	(6)								494,821
V. A. Staffieri	1/22/2015		304,207	608,415	1,216,830
	1/22/2015								25,475	845,770
	1/22/2015					6,415	25,658	51,316		899,569
	6/1/2015	(6)								39,745
R. A. Symons	1/22/2015		231,547	463,194	926,387
	1/22/2015								10,098	335,254
	1/22/2015					2,543	10,173	20,346		356,665
	6/1/2015	(6)								6,323

(1)	These columns show the potential payout range under the 2015 annual cash incentive award program. For additional information, see “CD&A — 2015 Named Executive Officer Compensation — 2015 Annual Cash Incentive Awards” beginning on page 33. The cash incentive payout range is from 50% to 200% of target. If the actual performance falls below the 50% payout level, the payout is zero. Mr. Symons is based in the United Kingdom and is compensated in Pounds Sterling. We converted his annual cash incentive award ranges to U.S. dollars at an exchange rate of $1.5283, which is the average monthly translation rate for 2015.

(2)	These columns show the potential payout range for the performance units granted in 2015 to the NEOs under PPL’s SIP. For additional information, see “CD&A — 2015 Named Executive Officer Compensation — 2015 Long-term Equity Incentive Awards — 2015 Performance Unit Awards” beginning on page 38. The payout range for performance unit awards granted in 2015 is from 25% to 200% of target. The performance period is 2015-2017. At the end of the performance period, PPL TSR for the three-year period is compared to the total return of the companies in the Philadelphia Stock Exchange Utility Index, or UTY. Shares of PPL common stock reflecting the applicable number of performance units, as well as reinvested cash or stock dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal. If actual performance falls below the 25% payout level, the payout is zero.

(3)

This column shows the number of performance-contingent restricted stock units granted in 2015 to the NEOs under PPL’s SIP based on EPS performance during 2012-2014. For additional information, see “CD&A — 2015 Named Executive Officer Compensation — 2015 Long-term Equity Incentive Awards — 2015 Performance-Contingent Restricted Stock Unit Awards” beginning on page 37. In general, restrictions on the awards will lapse on January 22, 2018, three years from the date of

48 PPL CORPORATION 2016 Proxy Statement

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grant. Each restricted stock unit entitles the executive to receive additional restricted stock units equal in value to the amount of quarterly dividends paid on PPL common stock. These additional restricted stock units are payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

(4)	No stock options were awarded in 2015.

(5)	This column shows the grant date fair value, as calculated under ASC Topic 718, of the performance units and restricted stock units granted to the NEOs, without taking into account estimated forfeitures. For restricted stock units granted on January 22, 2015, grant date fair value is calculated using the closing price of PPL common stock on the NYSE on the grant date of $35.70. For performance units, grant date fair value is calculated using a Monte Carlo pricing model value of $35.06 for the awards granted on January 22, 2015. Also includes adjustments made to restricted stock units and performance units as described in the introduction to the “Outstanding Equity Awards at Fiscal Year-End 2015” table on page 50. For additional information on the valuation assumptions for performance units, see Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC.

(6)	Reflects adjustments made to prior year grants under the anti-dilution provisions of PPL’s stock-based compensation plans as a result of the spinoff of PPL’s Energy Supply segment. No new stock options were granted in 2015. For a description of the adjustments made to outstanding stock option and other equity awards, see the introduction to the “Outstanding Equity Awards at Fiscal Year-End 2015” table on page 50.

Employment Agreement

Mr. Symons is a party to an amended and restated Service Agreement, dated March 16, 2015, with Western Power Distribution (South West) plc, or WPD (South West). He serves as the Chief Executive of the Western Power Distribution group of companies, of which four of the companies are British regional electricity distribution utility companies. The Service Agreement provides that Mr. Symons is entitled to an annual base salary equal to £535,000, subject to annual review. His salary for 2015 was £535,000 for the first three months of 2015 and increased to £551,050 on April 1, 2015. Furthermore, Mr. Symons is eligible to participate, at WPD (South West)’s discretion, in any bonus or incentive plans for senior executives and/or directors that WPD (South West) may operate, from time to time. Currently, Mr. Symons participates in the Directors’ Results Related Bonus Scheme. The terms of the Service Agreement further provide that Mr. Symons, his wife and dependent children are entitled to participate in a private medical insurance plan, at WPD (South West)’s expense. Mr. Symons is also entitled to car usership and private fuel benefits in accordance with WPD (South West)’s executive car program. His car usership benefits are capped at an annual amount equal to £20,000. WPD (South West) has also committed, while Mr. Symons is employed with the company, to provide life insurance for him in the amount of £4.79 million. The amount of insurance is adjusted annually in connection with The Retail Price Index in the United Kingdom. This benefit terminates once Mr. Symons leaves WPD (South West). The term of the Service Agreement is to continue until after six months’ notice to terminate provided by either WPD (South West) or Mr. Symons, or until Mr. Symons is otherwise terminated as provided in the agreement.

In the event that Mr. Symons’ employment is terminated during the two-year period following a change in control of WPD (South West) (as defined in the Service Agreement) pursuant to a “relevant event” (as described below), Mr. Symons is entitled to (1) a lump-sum payment equal to two times his taxable pay received from WPD (South West) during the 12-month period immediately preceding the change in control, payable within seven days of the termination of his employment and (2) amounts owed to him under the pension plan in which he participated up until April of 2006. See “Potential Payments upon Termination or Change in Control of PPL Corporation — Change-in-Control Arrangements” beginning on page 60 for additional change-in-control benefits available to Mr. Symons.

For purposes of the Service Agreement, “relevant event” is defined to mean (1) a termination of Mr. Symons’ employment by WPD (South West) other than because of his gross misconduct or his material breach of contract or (2) a termination of Mr. Symons’ employment by him pursuant to one of a number of circumstances including: (a) a material alteration in his position or responsibilities; (b) a reduction in his base salary; (c) the relocation of Mr. Symons’ place of work more than 50 miles away; or (d) a cutback or exclusion from a compensation plan, pension plan or welfare plan.

Mr. Symons’ Service Agreement contains restrictive covenants, including an indefinite covenant not to disclose confidential information and, during Mr. Symons’ employment and for the 12-month period following the termination of his employment, a covenant not to solicit employees and directors of WPD (South West) or its subsidiaries.

PPL CORPORATION 2016 Proxy Statement 49

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

The following table provides information on all unexercised stock option awards, as well as all unvested restricted stock unit awards and unearned and unvested performance units, for each NEO as of December 31, 2015. Each stock option grant, as well as each grant of performance units that is unearned and unvested, is shown separately for each NEO, and the restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the grant date of the stock option, phantom stock option, restricted stock unit award, or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 31, 2015, the last trading day of 2015, which was $34.13. For additional information about stock awards, see “CD&A — 2015 Named Executive Officer Compensation — 2015 Long-term Equity Incentive Awards” beginning on page 37.

In connection with PPL’s June 1, 2015 spinoff of its Energy Supply segment to form the publicly traded Talen Energy Corporation, PPL adjusted outstanding (but previously unsettled) stock option, restricted stock unit and performance unit awards in accordance with the recapitalization adjustment provisions of the relevant stock plans, as authorized by the CGNC, to reflect that the holders of such awards did not receive a distribution of Talen Energy Corporation common stock with respect to the PPL shares underlying their outstanding awards. Outstanding restricted stock units and performance units were increased by multiplying the number of PPL units outstanding before the spinoff by an adjustment ratio of 1.07534, which was calculated based on the value of the foregone Talen Energy Corporation distribution shares utilizing the three-day average closing prices for Talen Energy Corporation and PPL shares of common stock over the three trading days immediately following the spinoff date. The number of outstanding PPL stock options was increased by multiplying the number of stock options outstanding before the spinoff by an adjustment ratio of 1.10996, and the per share exercise prices of such stock options were adjusted by dividing the pre-spinoff exercise prices by that same option adjustment ratio. The option adjustment ratio was calculated by comparing the average closing trading price of PPL shares of common stock during the five trading days immediately preceding the spinoff date to the average closing trading price of PPL shares of common stock during the five trading days immediately following the spinoff date. The methodology used for adjusting the outstanding stock options was intended to comply with applicable tax law requirements.

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. H. Spence	1/25/07	126,224		31.65	1/24/2017
	1/24/08	77,419		42.84	1/23/2018
	1/27/11	63,445		23.20	1/26/2021
	7/22/11	10,334		25.24	7/21/2021
	1/26/12	430,041		25.41	1/25/2022
	1/24/13	517,978	258,990	26.59	1/23/2023
						317,140	10,823,988
	1/23/14							229,020	7,816,453
	1/22/15							189,952	6,483,062
V. Sorgi	3/29/10	13,696		25.13	3/28/2020
	1/27/11	26,561		23.20	1/26/2021
	1/26/12	29,624		25.41	1/25/2022
	1/24/13	36,768	18,385	26.59	1/23/2023
						30,112	1,027,723
	1/23/14							25,602	873,796
	1/22/15							33,701	1,150,215

50 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. J. Grey	1/25/07	62,512		31.65	1/24/2017
	1/24/08	33,498		42.84	1/23/2018
	1/22/09	50,192		28.77	1/21/2019
	1/21/10	46,052		28.09	1/20/2020
	1/27/11	76,820		23.20	1/26/2021
	1/26/12	76,598		25.41	1/25/2022
	1/24/13	85,354	42,679	26.59	1/23/2023
						56,688	1,934,761
	1/23/14							38,189	1,303,391
	1/22/15							34,903	1,191,239
P. A. Farr	1/25/07	22,512		31.65	1/24/2017
	1/24/08	51,091		42.84	1/23/2018
	1/22/09	81,015		28.77	1/20/2019
V. A. Staffieri	1/24/13		81,427	26.59	1/23/2023
						98,929	3,376,477
	1/23/14							65,680	2,241,658
	1/22/15							53,146	1,813,873
R. A. Symons	2/15/07	28,880		33.50	2/15/2017
	2/15/08	24,208		42.88	2/15/2018
	2/15/13		30,804	27.51	2/15/2023
						37,796	1,289,977
	1/23/14							27,655	943,865
	1/22/15							21,073	719,221

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the outstanding stock options and the unearned and unvested performance units.

(2)	Under the terms of PPL’s ICP and SIP, stock options for the NEOs, except for Mr. Symons, vest, or become exercisable, in three equal annual installments over a three-year period beginning on the first anniversary of the grant date. As contemplated in the agreements governing the spinoff entered into in June 2014, the CGNC waived the service-based vesting requirement for Mr. Farr’s outstanding stock options as of the completion of the spinoff, consistent with the waiver of the service-based vesting for all employees’ stock options as provided for in the transaction agreements. The vesting dates of unvested stock option awards for the following NEOs are:

Name	Grant Date	Vesting Date 1/24/16
W. H. Spence	1/24/13	258,990
V. Sorgi	1/24/13	18,385
R. J. Grey	1/24/13	42,679
V. A. Staffieri	1/24/13	81,427

PPL CORPORATION 2016 Proxy Statement 51

EXECUTIVE COMPENSATION

Prior to 2014, Mr. Symons received phantom stock option awards pursuant to WPD’s Long-term Incentive Plan. Phantom stock options are the right to receive the appreciation in the value of PPL common stock over a fixed price for a specified period of time and are sometimes referred to as stock appreciation rights, or SARs. The exercise price of the phantom stock options, which have a 10-year term, is equivalent to the closing price of PPL’s common stock on the NYSE the day before the grant. The options vest, or become exercisable, in three equal annual installments over a three-year period beginning on the first anniversary of the grant date. The vesting date of unvested phantom stock option awards for Mr. Symons is as follows:

Name	Grant Date	Vesting Date 2/15/16
R. A. Symons	2/15/13	30,804

(3)	All restricted stock units for the NEOs under PPL’s ICP and the SIP vest on the third anniversary of the grant date. As contemplated in the agreements governing the spinoff entered into in June 2014, the CGNC waived the service-based vesting requirement for Mr. Farr’s outstanding restricted stock and restricted stock unit awards as of the completion of the spinoff, consistent with the waiver of service-based vesting requirements for all employees’ restricted stock or restricted stock units as provided for in the transaction agreements. The dates that restrictions lapse for each restricted stock unit award granted to the NEOs other than Mr. Farr are:

	Grant Date	Vesting Dates
Name		1/24/16	1/23/17	1/22/18
W. H. Spence	1/24/13	110,810
	1/23/14		112,056
	1/22/15			94,274
V. Sorgi	1/24/13	8,787
	1/23/14		8,083
	1/22/15			13,242
R. J. Grey	1/24/13	20,403
	1/23/14		18,955
	1/22/15			17,330
V. A. Staffieri	1/24/13	38,914
	1/23/14		33,631
	1/22/15			26,384
R. A. Symons	1/24/13	13,184
	1/23/14		14,153
	1/22/15			10,459

(4)	The number of performance units granted in 2014 disclosed in the table for each NEO represents the maximum payout amount for 2014 awards. The maximum amount is used because PPL’s total relative shareowner return was at the maximum payout level of the awards as compared to its industry peers for the time period of 2014 through 2015, the first two years of the three-year performance period for the 2014 awards. The number of performance units granted in 2015 disclosed in the table for each NEO represents the maximum payout amount for 2015 awards. The maximum amount is used because PPL’s total relative shareowner return was above the maximum payout level of the awards as compared to its industry peers for 2015, the first year of the three-year performance period for the 2015 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

These performance units are payable in shares of PPL common stock following the performance period. While the performance period ends on December 31, 2016 for the 2014 awards and December 31, 2017 for the 2015 awards, the number of performance units earned is not determined until the CGNC certifies that the level of performance goals have been achieved. The number of performance units earned at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved and the level of achievement. See “CD&A — 2015 Named Executive Officer Compensation — 2015 Long-term Equity Incentive Awards — 2015 Performance Unit Awards” beginning on page 38 for a discussion of the performance goals related to TSR and the attainment levels for each award.

52 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table provides information for each of the NEOs with respect to (1) stock option and phantom stock option award exercises during 2015, including the number of shares acquired or treated as acquired upon exercise and the value realized, and (2) the number of shares acquired during 2015 upon the vesting of stock awards in the form of restricted stock units and the deemed vesting of stock awards in the form of performance units and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting	Value Realized on Vesting(3)
W. H. Spence	—	—	166,221	$ 5,619,314
V. Sorgi	—	—	15,416	518,989
R. J. Grey	—	—	37,853	1,273,419
P. A. Farr (4)	773,412	$5,579,345	328,619	11,339,752
V. A. Staffieri	131,763	772,129	73,479	2,471,358
R. A. Symons	44,227	231,673	27,305	918,775

(1)	For Mr. Symons, the phantom stock option awards reflected in the table were settled in cash in accordance with their terms.

(2)	Amounts reflect the difference between the exercise price of the stock option or phantom stock option award and the closing price on the NYSE of PPL common stock underlying the stock option or phantom stock option award at the time of exercise.

(3)	Amounts reflect the closing price on the NYSE of the shares of PPL common stock underlying the restricted stock units on the day the restrictions lapsed and the closing price on December 31, 2015 on the NYSE of the shares of PPL common stock underlying the performance units granted in 2013 that are deemed to have been earned as of December 31, 2015, the last day of the three-year performance period.

(4)	As a result of the spinoff of PPL’s Energy Supply segment, the service-based vesting requirement for Mr. Farr’s outstanding restricted stock units and performance units was waived. However, distribution will occur under the original vesting provisions of the awards. As of December 31, 2015, Mr. Farr’s outstanding restricted stock units totaled 117,253 (39,482, 42,011 and 25,760 to be distributed in 2016, 2017 and 2018, respectively) on which he will continue to earn divided equivalents. As of December 31, 2015, Mr. Farr’s outstanding performance units granted in 2014 totaled 87,705, the maximum payout amount for 2014 awards because PPL’s total relative shareowner return was at the maximum payout level as compared to its industry peers for the time period of 2014 through 2015, the first two years of the three-year performance period for the 2014 awards. Mr. Farr will continue to earn dividend equivalents on these outstanding awards through December 31, 2016, the completion of the performance period. The actual number of shares to be distributed, including accrued dividend equivalents, will depend on the actual attainment of the performance goals, if any, at the end of the performance period.

PENSION BENEFITS IN 2015

The following table sets forth information on the pension benefits for the NEOs under each of the following pension plans:

•	PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 2,477 active employees as of December 31, 2015. The PPL Retirement Plan was closed to new salaried employees after December 31, 2011. As applicable to Messrs. Spence, Sorgi and Grey, and to Mr. Farr until May 31, 2015, the plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of the following two formulas:

•	The first is a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan.

•	The second is a “final average pay formula” as follows:

1.3% of final average earnings up to the Average Social Security Wage Base

PPL CORPORATION 2016 Proxy Statement 53

EXECUTIVE COMPENSATION

plus

1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by

the sum of years of credited service (up to a maximum of 40 years).

Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2015, $72,636. The executive’s annual earnings taken into account under each formula include base salary and cash incentive awards, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($265,000 for 2015).

The benefit an employee earns is payable starting at retirement on a monthly basis for life or in a lump sum. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices and does not require employee contributions.

Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2015 was $210,000 per year for a single life annuity payable at an IRS-prescribed retirement age. Benefits in excess of these federal limits are payable from company funds under the Supplemental Compensation Pension Plan described below unless the employee is eligible for benefits under the PPL Supplemental Executive Retirement Plan described below.

•	Supplemental Compensation Pension Plan. The PPL Supplemental Compensation Pension Plan is a nonqualified plan that covers approximately 71 active employees hired prior to January 1, 2012 who are vested in the PPL Retirement Plan and, in the case of Mr. Sorgi, is not vested in the PPL SERP, at the time of termination or retirement. The benefit formula is the same as the PPL Retirement Plan, but it reflects compensation in excess of the IRS-prescribed limit of $265,000 for 2015. The plan benefit is calculated using all PPL affiliated company service, not just service credited under the PPL Retirement Plan. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan. At such time as Mr. Sorgi vests in the PPL SERP, he will no longer be eligible for this plan.

•	PPL Supplemental Executive Retirement Plan. The PPL SERP covers approximately seven active officers as of December 31, 2015, including Messrs. Spence, Sorgi and Grey, and Mr. Farr until May 31, 2015, to provide for retirement benefits above amounts available under the PPL Retirement Plan described above. The PPL SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the PPL SERP are subject to claims of the company’s creditors in the event of bankruptcy. The PPL SERP was closed to new officers after December 31, 2011.

The PPL SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Generally, no benefit is payable under the PPL SERP if the executive officer has less than 10 years of service unless specifically authorized, such as upon a qualifying termination in connection with a change in control. Benefits under the PPL SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 60, or at age 50 with 10 years of service, accrued benefits are vested and may not be reduced by an amendment to the PPL SERP or termination by the company. After the completion of 10 years of service, participants are eligible for death benefit protection.

The company does not have a policy for granting additional years of service but has done so under the PPL SERP in individual situations. A grant of additional years of service to any executive officer must be approved by the CGNC. The CGNC previously granted to Mr. Spence an additional year of service for each year of employment under the PPL SERP as a retention mechanism. Mr. Grey was credited with service under the PPL

54 PPL CORPORATION 2016 Proxy Statement

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SERP commencing as of age 30, based on plan provisions in effect prior to January 1, 1998. The total PPL SERP benefit cannot increase beyond 30 years of service for any participant. The table below reflects the additional service amounts based on service as of December 31, 2015. In connection with the June 1, 2015 spinoff of PPL’s Energy Supply segment, the CGNC approved the acceleration of Mr. Farr’s vesting in the PPL SERP, consistent with other PPL SERP participants who were part of the spinoff. No additional benefits under the PPL SERP accrued to Mr. Farr after that time. Please refer to the table footnotes for additional information related to credited service under the PPL SERP.

•	PPL Subsidiary Retirement Plan. The PPL Subsidiary Retirement Plan, in which Mr. Farr became a participant before he became an officer of the company, is a defined benefit plan that covered approximately 306 active employees as of May 31, 2015, and utilizes a hypothetical account balance to determine a monthly retirement annuity when an individual retires (known as a “cash balance plan”). The PPL Subsidiary Retirement Plan was closed to new salaried employees after December 31, 2011. Age 65 is the normal retirement age, but an individual may receive a reduced benefit as early as age 50 if the participant has at least five years of service. This plan was transferred to Talen Energy Corporation, effective June 1, 2015, the closing of the spinoff of the Energy Supply segment, and is no longer a plan of the company.

The benefit formula for yearly increases to the hypothetical account balance is an increasing scale, based on age plus years of service. A participant whose age plus years of service is 32 or lower receives the minimum yearly credit of 5% of compensation plus 1.5% of compensation that is in excess of 50% of the Social Security Wage Base for that year. “Compensation” generally means base salary. The amount credited increases as age plus years of service increases, up to a maximum credit, at age plus years of service of 75 or above, of 14% of compensation plus 6% of compensation that is in excess of 50% of the Social Security Wage Base.

A participant has a vested right to a benefit under this plan after three years of service. Benefits are paid as a monthly annuity amount for life, or as a joint and survivor annuity. The amount of the annuity is determined by converting the hypothetical account balance, plus an assumed rate of interest, into a monthly annuity for life or joint lives at the participant’s date of commencement of payment.

•	LG&E and KU Retirement Plan. The LG&E and KU Retirement Plan, or LG&E Retirement Plan, is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,601 active employees as of December 31, 2015 and that was closed to new participants on December 31, 2005. As applicable to Mr. Staffieri, the LG&E Retirement Plan provides benefits based on a formula that takes into account the executive’s average monthly earnings and years of service. Benefits for eligible employees are determined as the greater of the following two formulas:

•	The first formula is 1.58% of average monthly earnings plus 0.40% of average monthly earnings in excess of “covered compensation” multiplied by years of credited service (up to a maximum of 30 years).

•	The second formula is 1.68% of average monthly earnings multiplied by years of credited service (up to a maximum of 30 years).

Under the LG&E Retirement Plan, the “average monthly earnings” is the average of the highest five consecutive monthly earnings prior to termination of employment. “Monthly earnings” is defined as total compensation as indicated on Form W-2 including deferrals to a 401(k) plan, but excluding any earnings from the exercise of stock options, limited to the IRS-prescribed limit applicable to tax-qualified plans ($265,000 for 2015), divided by 12.

“Covered compensation” is 1/12th of the average of the Social Security Wage Base for the 35-year period ending with the year of a participant’s social security retirement age. The Social Security Wage Base for future years is assumed to be equal to the Social Security Wage Base of the current year.

The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are calculated on the basis of the life annuity form of pension with a normal retirement age of 65. Early retirement occurs at the earlier of age 55 or 30 years of service. Prior to January 1, 2015, there was no early retirement reduction after attainment of age 62. Prior to age 62, benefits were reduced. Effective January 1, 2015, there is no early retirement reduction after attainment of age 60. As a result, prior to age 60, benefits are reduced. Employees vest in the LG&E Retirement Plan after five years of service.

Benefits under the LG&E Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2015 is $210,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

PPL CORPORATION 2016 Proxy Statement 55

EXECUTIVE COMPENSATION

•	LG&E and KU Supplemental Executive Retirement Plan. Mr. Staffieri is a participant in the LG&E and KU Supplemental Executive Retirement Plan, or LG&E SERP. The LG&E SERP is unfunded and is not qualified for tax purposes. It was closed to new participants effective January 1, 2012. Accrued benefits under the LG&E SERP are subject to claims of the company’s creditors in the event of bankruptcy.

The LG&E SERP formula is equal to 64% of the average monthly compensation less

•	100% of the monthly qualified LG&E Retirement Plan benefit payable at age 65;

•	100% of the primary Social Security Benefit payable at age 65;

•	100% of any matching contribution or the employer contribution for those participants for whom the defined contribution plan is the primary retirement vehicle; and

•	100% of any other employer-provided benefit payable at age 65 as a life annuity from any qualified defined benefit plan or defined contribution plan (if such qualified defined contribution plan was the employer’s primary vehicle for retirement) sponsored by previous employers.

The net benefit is multiplied by a fraction, not to exceed one, the numerator of which is years of service at date of termination and the denominator is 15.

“Average monthly compensation” is the average compensation for the highest 36 consecutive months preceding termination of employment. “Compensation” is defined as base salary plus short-term incentive pay prior to any deferrals under any qualified or nonqualified deferred compensation plan.

Normal retirement is age 65. Early retirement for a participant who has been credited with at least five years of service and whose age is at least age 50 is the later of separation of service or age 55. There is no early retirement reduction after attainment of age 62.

•	Electricity Supply Pension Scheme. Mr. Symons was an active participant in the Electricity Supply Pension Scheme, or ESPS, in the United Kingdom until April 6, 2006, at which time he ceased to accrue any benefits under the ESPS. The ESPS is a United Kingdom tax-approved defined benefit pension scheme. It provides at retirement an annual pension of 1/80th of final salary for each year of service, a lump sum of three times a member’s annual pension, which is payable at retirement, and dependents’ benefits payable on the member’s death. In addition to the standard benefit accrual rate of 1/80th, Mr. Symons received an enhancement to his pension of 1/30th accrual rate for the period April 1, 2000 to April 5, 2006. He began receiving distributions from the ESPS on March 20, 2012, and the distributions received during 2015 are included in the following table.

Name	Plan Name	Number of Years Credited Service(1)		Present Value of Accumulated Benefit(2)(3)		Payments During Last Fiscal Year
W. H. Spence	PPL Retirement Plan	9.5		$552,368		—

	PPL SERP	19.0	(4)	15,754,028		—
V. Sorgi	PPL Retirement Plan	9.7		354,750		—

	Supplemental Compensation Pension Plan	9.7		357,242		—

	PPL SERP	9.7		499,293		—
R. J. Grey	PPL Retirement Plan	20.8		1,267,214		—

	PPL SERP	30.0	(5)	6,497,765		—
P. A. Farr(6)	PPL SERP	17.0		4,356,119		—
V. A. Staffieri	LG&E Retirement Plan	23.8		1,627,646		—

	LG&E SERP	23.8		13,650,846		—
R. A. Symons	Electricity Supply Pension Scheme	34.0		15,926,177	(7)	608,878	(7)

(1)	See “PPL Supplemental Executive Retirement Plan” above for a description of the years of service that have been granted under the PPL SERP to Messrs. Spence and Grey.

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EXECUTIVE COMPENSATION

(2)	The assumptions used in estimating the present values of each NEO’s accumulated pension benefit are:

Plan	Assumed Retirement Date(a)	Discount Rate	Post-retirement Mortality Assumption
PPL Retirement Plan	60	4.60%	RP-2014 gender specific healthy annuitant tables with white collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale BB 2-Dimensional mortality improvements from 2006 on a generational basis (for LG&E and KU Retirement Plan and the LG&E and KU SERP, the base rates are increased by 2%)
Supplemental Compensation Pension Plan	60	4.60%
LG&E Retirement Plan	60	4.58%
LG&E SERP	62	4.63%

PPL SERP	60	4.63%	RP-2014 gender specific healthy annuitant tables with no collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale BB 2-Dimensional mortality improvements from 2006 on a generational basis.
Electricity Supply Pension Scheme	60	3.68%	Based upon United Kingdom standard tables S1PMA and S1PFA appropriate for the member’s year of birth with a 95% scaling factor and future improvements subject to the standard table projected forward from 2002 in line with the 20011CMI core projections with a long-term improvement rate of 1.0% per annum.

(a)	For the PPL Retirement Plan, PPL Supplemental Compensation Pension Plan and PPL SERP, this column reflects the age at which retirement may occur without any reduction in benefits. For the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, an employee may retire without any reduction in benefits at age 60 provided that the employee has at least 20 years of service. Effective January 1, 2015, for the LG&E Retirement Plan, the age at which retirement may occur without any reductions in benefits is age 60. Prior to that date, it was age 62. For the LG&E SERP, the age at which retirement may occur without any reduction in benefits is age 62. For the WPD Electricity Supply Pension Scheme, the age at which retirement may occur without any reduction in benefits is age 60.

(3)	The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the actual benefits payable under the PPL SERP and the LG&E SERP upon the listed events assuming termination of employment occurred as of December 31, 2015.

SERP Payments upon Termination as of December 31, 2015(a)
Named Executive Officer	Retirement	Death	Disability
W. H. Spence(b)	$16,168,495	$7,982,774	$16,168,495
V. Sorgi(b)	—	114,734	—
R. J. Grey	6,549,481	3,187,144	6,549,481
P. A. Farr(b)	—	1,452,423	—
V. A. Staffieri(c)	14,068,810	7,698,998	10,914,219

(a)	Messrs. Spence, Sorgi, Grey and Farr have elected to receive benefits payable under the PPL SERP as a lump-sum payment, subject to applicable law. For Mr. Staffieri, the LG&E SERP does not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. See note (c) below for Mr. Staffieri’s monthly LG&E SERP benefits. The amounts shown in this table represent the values that would have become payable based on a December 31, 2015 termination of employment. Actual payment would be made following December 31, 2015 subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)

Messrs. Spence, Sorgi and Farr are not eligible to retire under the PPL SERP. Messrs. Spence and Farr, however, are vested under the PPL SERP, while Mr. Sorgi is not. If Mr. Spence had left the company on December 31, 2015, voluntarily or as a result of a disability or death, he, or his spouse, would have been vested in a deferred benefit under the PPL Retirement Plan and the PPL SERP. If Mr. Sorgi had left the company voluntarily on December 31, 2015, he would have been eligible for benefits under the PPL Retirement Plan and the PPL Supplemental

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EXECUTIVE COMPENSATION

Compensation Pension Plan, but not under the PPL SERP. Mr. Farr left the company on June 1, 2015 in connection with the spinoff of the Energy Supply segment and was vested in a deferred benefit under the PPL Retirement Plan and the PPL SERP, as well as the PPL Subsidiary Retirement Plan. See Note 6 below for information for that plan. Additionally, if Mr. Sorgi had died on December 31, 2015, his spouse would have been eligible for a PPL SERP benefit in addition to a benefit from the PPL Retirement Plan.

(c)	If Mr. Staffieri had retired on December 31, 2015, and commenced his LG&E SERP benefit on January 1, 2016, the monthly LG&E SERP benefit payable as a life annuity would have been $80,066. If he had died on December 31, 2015, the monthly LG&E SERP benefit payable to his spouse for her lifetime on January 1, 2016 would have been $42,288. If Mr. Staffieri had become disabled on December 31, 2015, the monthly LG&E SERP disability benefit payable at age 65 as a life annuity (assuming continued accrual) would have been $82,418.

(4)	Includes 9.5 additional years of service provided to Mr. Spence. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Spence as of December 31, 2015 under the PPL SERP of $8,140,141.

(5)	Includes 9.2 additional years of service provided to Mr. Grey. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Grey as of December 31, 2015 under the PPL SERP of $1,954,909.

(6)	Mr. Farr also participated in the PPL Subsidiary Retirement Plan during 2015, which was transferred to Talen Energy Corporation, effective June 1, 2015, the closing of the spinoff of the Energy Supply segment. This plan is no longer a plan of the company. As of June 1, 2015, the day the plan was transferred, Mr. Farr had 4.8 years of credited service in the plan, and the present value of accumulated benefit in the plan was $58,879. No payments from this plan were made to Mr. Farr from January 1, 2015 through May 31, 2015.

(7)	Mr. Symons is based in the United Kingdom and receives his pension benefits in Pounds Sterling. His present value of accumulated benefit as of December 31, 2015 is converted from Pounds Sterling to U.S. dollars at an exchange rate of $1.4834, the translation rate for December 31, 2015, and his pension distributions are converted to U.S. dollars at an exchange rate of $1.5283, which is the average monthly translation rate for 2015.

NONQUALIFIED DEFERRED COMPENSATION IN 2015

The PPL Executive Deferred Compensation Plan allows participants to defer all or a portion of their cash compensation in excess of the required minimum payroll taxes. In addition, the company made matching contributions to this plan during 2015 of up to 3% of an executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the PPL Deferred Savings Plan, except for IRS-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -6.69% to 7.94% during 2015. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2015, Messrs. Spence, Sorgi, Grey and Farr notionally invested in one or more of those funds.

In general, the NEOs who participate in this plan cannot withdraw any amounts from their deferred accounts until they either leave or retire from the company. The company’s Corporate Leadership Council, which currently consists of the chief executive officer, chief financial officer and general counsel, has the discretion to make a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant.

Participants may elect distribution in one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Mr. Staffieri is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base salary and annual cash incentive awards. In addition, the participant receives a matching contribution equal to 70% of the first 6% deferred if that participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the

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participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate as reported in The Wall Street Journal. The Prime Interest Rate will be reset quarterly based on the last day of the preceding calendar quarter or March 31, June 30, September 30, and December 31. The interest is calculated by applying the Prime Interest Rate to the balance in the hypothetical account. Mr. Staffieri’s rate of return for 2015 was 3.25%.

In general, distributions under the LG&E and KU Nonqualified Savings Plan are made as specified by the NEO at the time of completion of the deferral agreement. A “hardship distribution” may be approved by the Employee Benefits Plan Board, however, if there is an unforeseeable emergency, as defined by Section 409A of the Internal Revenue Code, which causes a severe financial hardship to the participant.

Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Mr. Staffieri also has a hypothetical account in the LG&E Energy Corp. Nonqualified Savings Plan. This is a grandfathered deferred compensation plan that was closed to new contributions on January 1, 2005. The plan is unfunded and is not qualified for tax purposes. The plan is subject to claims of creditors in the event of bankruptcy. The hypothetical account is credited with interest in the same manner as the LG&E and KU Nonqualified Savings Plan. Mr. Staffieri’s rate of return for 2015 was 3.25%

Mr. Symons does not participate in a deferred compensation plan in the United Kingdom.

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
W. H. Spence	PPL Executive Deferred Compensation Plan	$ 97,849	$30,000	$ 29,552	—	$ 811,816
V. Sorgi	PPL Executive Deferred Compensation Plan	152,923	13,313	8,582	—	256,114
R. J. Grey	PPL Executive Deferred Compensation Plan	17,386	16,346	(32,104)	—	911,736
P. A. Farr	PPL Executive Deferred Compensation Plan	560,930	28,588	63,344	—	4,259,784
V. A. Staffieri	LG&E and KU Nonqualified Savings Plan	90,013	54,500	27,953	—	923,970
	LG&E Energy Corp. Nonqualified Savings Plan	—	—	34,889	—	1,092,503

(1)	The following NEOs deferred salary in 2015 in the amounts indicated: Spence—$33,825; Sorgi—$14,953; Grey—$17,386; Farr—$119,417; and Staffieri—$44,929, which is included in the “Salary” column of the Summary Compensation Table for 2015. In addition, the following NEOs deferred a portion of their cash incentive awards for 2014 performance paid in 2015, which were included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2014: Spence—$64,024; Sorgi—$137,970; Farr—$441,513; and Staffieri—$45,084.

(2)	Amounts in this column are company matching contributions during 2015 and are included in the Summary Compensation Table for 2015 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2015 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” or preferential earnings.

(4)	Represents the total balance of each NEO’s account as of December 31, 2015. Of the totals in this column, the following amounts were reported as compensation to the NEO in the Summary Compensation Table for previous years:

Named Executive Officer	Executive Contributions	Registrant Contributions	Total
W. H. Spence	$ 236,203	$188,873	$ 425,076
V. Sorgi	11,952	9,052	21,004
P. A. Farr	2,334,679	169,446	2,504,125
R. J. Grey	219,380	83,713	303,093
V. A. Staffieri	378,038	234,002	612,040

PPL CORPORATION 2016 Proxy Statement 59

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF PPL CORPORATION

Change-in-Control Arrangements

The company has entered into change-in-control severance agreements with each of its currently employed NEOs that provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company (a so-called “double trigger”).

The change-in-control agreement with respect to Mr. Spence is of the older form of agreement. Messrs. Sorgi’s and Staffieri’s agreements follow the new form of agreement and are described separately below. Mr. Symons’ agreement, while substantially similar, differs as described below. The change-in-control agreement for Mr. Spence defines “Change in Control” as the occurrence of any of the following five specific events:

•	a change in the majority of the members of our Board of Directors occurs through contested elections;

•	an investor or group acquires 20% or more of the company’s common stock;

•	a merger occurs that results in less than 60% control of the company or the surviving entity by the current shareowners;

•	shareowner approval of the liquidation or dissolution of the company; or

•	the Board of Directors declares that a change in control is anticipated to occur or has occurred.

A voluntary termination of employment by Mr. Spence would only result in the payment of benefits if there was “good reason” for leaving. “Good reason” includes a number of circumstances where the NEO has a substantial adverse change in the employment relationship or the duties assigned. For example, a reduction in salary, a relocation of the place of work of more than 30 miles, or a cutback or exclusion from a compensation plan, pension plan or welfare plan would constitute “good reason.” The benefits provided under these agreements replace any other severance benefits that the company or any prior severance or change-in-control agreement would provide to these NEOs.

There is no benefit payable before or after a change in control if Mr. Spence is discharged for “cause.” “Cause” generally means willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors.

Mr. Spence’s change-in-control agreement continues in effect until December 31, 2016, and the agreement is automatically extended for additional one-year periods. If a change in control occurs during the agreement’s term, the agreement will expire no earlier than 36 months after the month in which the change in control occurs. The agreement specifies that Mr. Spence will be entitled to the severance benefits described below if, in connection with a change in control, his employment is terminated for any reason other than death, disability, retirement or “cause,” or he terminates employment for “good reason.”

These benefits include:

•	a lump-sum payment equal to three times the sum of (1) Mr. Spence’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the highest annual cash incentive award in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

•	a lump-sum payment having an actuarial present value equal to the additional pension benefits Mr. Spence would have received had he continued to be employed by the company for an additional 36 months;

•	the continuation of welfare benefits for Mr. Spence and his dependents for the 36-month period following separation (reduced to the extent he receives comparable benefits from another employer);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

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•	vesting of all contingent incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming performance achievement at 100% of the target level;

•	vesting of all performance units outstanding calculated on a prorated basis of months of completed service, assuming achievement at 100% of target, plus an amount payable in cash to provide payment for the maximum payout (200% of target);

•	outplacement services for up to three years;

•	a gross-up payment for any excise tax imposed under the golden parachute provisions of the Internal Revenue Code; and

•	post-retirement health care and life insurance benefits to Mr. Spence would have become eligible for such benefits within the 36-month period following the change in control.

The CGNC approved a new form of change-in-control agreement to be used for those officers entering into such agreements after December 31, 2011, including for Messrs. Sorgi and Staffieri. The new form differs from the prior form in the following areas:

•	provides that the term may not expire during the period in which a change in control (a “potential” change in control) may occur, and expires no earlier than 24 months after a change in control actually occurs;

•	eliminates excise tax gross-ups;

•	eliminates accrual of additional pension service and benefit credits;

•	eliminates payment upon a “potential” change in control unless a qualifying termination of employment actually occurs and is in connection with the “potential” change in control;

•	shortens the notice period from 15 months to six months’ advance notice to terminate an agreement;

•	eliminates welfare benefit continuation (other than retiree welfare benefits, as described below); the company would pay a lump-sum payment equivalent to the cost of COBRA coverage that would be incurred for the 24-month period following termination of employment; and

•	limits outplacement services to $50,000.

Messrs. Sorgi’s and Staffieri’s change-in-control agreements continue in effect until December 31, 2016, and are generally automatically extended for additional one-year periods. Their agreements provide that they will be entitled to the severance benefits described below if, in connection with a change in control, the company terminates their employment for any reason other than death, disability, retirement or “cause,” or the executive terminates employment for “good reason.”

Pursuant to Messrs. Sorgi’s and Staffieri’s agreements, a “change in control” is defined to include the following events:

•	a change in a majority of the members of our Board of Directors occurs during a 12-month period through contested elections;

•	an investor group acquires 30% or more of the company’s common stock;

•	a merger occurs that results in less than 70% control of the company or the surviving entity by the current shareowners; or

•	the sale or other disposition of substantially all the company’s assets.

Messrs. Sorgi’s and Staffieri’s change-in-control agreement benefits include:

•	a lump-sum payment equal to three times the sum of (1) their respective base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the average annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

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•	a lump-sum payment equal to the aggregate amount of COBRA premiums otherwise payable for the 24-month period following termination (assuming COBRA would have been available for the 24 months at the rate in effect at date of termination);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•	vesting of all contingent cash-based incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance as of the date of change in control;

•	outplacement services until December 31 of the second calendar year after termination but limited to fees of $50,000; and

•	post-retirement health care and life insurance benefits if eligibility would have occurred within the 24-month period following termination, or if more favorable to Messrs. Sorgi or Staffieri, within 24 months of the date on which the event or circumstance constituting “good reason” first occurs.

Mr. Symons’ change-in-control agreement is substantially similar to the change-in-control agreement for Mr. Spence, but differs from his agreement in the following respects:

•	The definition of “Change in Control” in Mr. Symons’ agreement also includes the occurrence of any of the following two specific events:

•	all or substantially all of the assets of subsidiaries of PPL Global, LLC that are located in the United Kingdom are sold or all or substantially all of the United Kingdom assets of the subsidiaries of PPL Global, LLC are transferred to the ownership of one or more business entities that have less than 50% of their ownership interests attributable to PPL Global, LLC and its subsidiaries after such transfer and PPL Global, LLC does not exercise active operational control of such entity or entities; or

•	either (1) WPD (South West) comes under the control of any person or persons acting in concert not having control of WPD (South West) as of May 11, 2006, or (2) the person or persons having the right to control, directly or indirectly, a majority of the votes which may ordinarily be cast at general meetings of WPD (South West) or the right to control the composition of the Board of Directors of WPD (South West), cease to have those rights, provided that, in either case, PPL Corporation does not maintain an equity or voting interest of at least 50%;

•	In the event of a qualifying termination of employment, Mr. Symons would generally be entitled to a lump-sum payment equal to two times the sum of his annual base salary and his highest annual cash incentive award in respect of the last three fiscal years;

•	Mr. Symons’ agreement provides for a lump-sum payment having an actuarial present value equal to the additional pension benefits he would have received had he continued to be employed by the company for an additional 24 months;

•	Mr. Symons’ agreement does not provide for continuation of welfare benefits for Mr. Symons and his dependents following separation;

•	Mr. Symons’ agreement does not provide for payment or vesting of any incentive compensation awards (including performance units) for uncompleted periods;

•	Mr. Symons’ agreement provides for outplacement services of up to two years, whereas the other executives would be entitled to receive outplacement services of up to three years;

•	Mr. Symons’ agreement does not provide for excise tax gross-ups; and

•	Mr. Symons’ agreement does not provide for any post-retirement health care and life insurance benefits.

In addition to the benefits that the change-in-control agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•	the restriction period applicable to any outstanding restricted stock unit awards lapses for those awards granted under the SIP;

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•	the performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though there had been achievement of goals satisfying the target award (although the change-in-control agreements with respect to Mr. Spence would increase this amount based on assumed achievement at the maximum level);

•	the restriction period on any outstanding stock options lapses on qualifying termination of employment under the SIP;

•	upon a qualifying termination, all participants in the PPL SERP and LG&E SERP immediately vest in their accrued benefit, even if not yet vested due to age and service; and

•	upon a qualifying termination, the PPL SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age.

See the table beginning on page 67 for the estimated value of benefits to be paid if Messrs. Spence, Sorgi, Staffieri or Symons were terminated on December 31, 2015, after a change in control of PPL for qualifying reasons. Because no change of control event was associated with Messrs. Farr’s and Grey’s departure from the company, no amounts associated with a change in control are included in the table for them.

The value of the PPL SERP enhancements for Messrs. Spence and Sorgi is included under the “Termination Following a Change in Control” column of the table provided below beginning on page 67.

PPL has trust arrangements in place to facilitate the funding of benefits under the PPL SERP, the Executive Deferred Compensation Plan, change-in-control agreements and the DDCP if a change in control were to occur. Currently, the trusts are not funded. The trusts provide for the company to fund the trusts at the time a “potential change in control” occurs. The funds are refundable to the company if the change in control does not actually take place.

A “potential change in control” is triggered when:

•	the company enters into an agreement that would result in a change in control;

•	the company or any investor announces an intention to enter into a change in control;

•	the Board of Directors declares that a potential change in control has occurred; or

•	an investor obtains 5% or more of the company’s common stock and intends to control or influence management (requiring a Schedule 13D to be filed by the investor with the SEC).

Within 60 days of the end of each year after the change in control occurs, PPL is required to irrevocably deposit additional cash or property into the trusts in an amount sufficient to pay participants or beneficiaries the benefits that are payable under terms of the plans that are being funded by the trusts as of the close of each year. Any income on the trust assets would be taxed to PPL and not to the beneficiaries of the trusts, and such assets would be subject to the claims of general creditors in the event of PPL’s insolvency or bankruptcy.

Retention Agreements

On May 6, 2015, in connection with the planned retirement of Mr. Grey, PPL entered into a Retention Agreement with Mr. Grey. The Retention Agreement provided for Mr. Grey’s retirement from PPL on January 31, 2016, except that if PPL would have entered into an agreement prior to January 31, 2016, the consummation of which would constitute a “Change in Control” of PPL, Mr. Grey would have instead retired upon the consummation of the “Change in Control.”

The Retention Agreement provided that, during the retention period, Mr. Grey’s compensation would continue to be set by the CGNC, consistent with past practice and the compensation arrangements of other senior executives of PPL, except that the service-based vesting requirements of any long-term incentive awards granted during the retention period would not require Mr. Grey to remain employed by PPL after the retention period and Mr. Grey’s salary and bonus targets would not be reduced from the level in effect on the effective date of the Retention Agreement other than any reduction that is consistent with a general reduction by PPL of the salary or bonus targets of its senior executive officers. In addition, during the retention period, Mr. Grey remained eligible to receive all benefits and perquisites consistent with those generally provided by PPL to senior executives. The Retention Agreement also provided for PPL

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to pay the reasonable and documented attorneys’ fees incurred in connection with entering into the Retention Agreement, in an amount not to exceed $25,000.

Following the expiration of the retention period, Mr. Grey became entitled to receive a lump sum payment equal to $830,000 in addition to amounts otherwise payable pursuant to PPL’s Executive Severance Plan. The Retention Agreement also provided for specified additional or different payments and benefits that would have applied if Mr. Grey’s employment had terminated due to death, disability or a termination without cause, or, if a change in control had occurred, in each case, prior to January 31, 2016.

PPL previously entered into a retention agreement with Mr. Farr that granted him 40,000 shares of restricted PPL common stock. As contemplated in the agreements governing the spinoff entered into in June 2014, the CGNC approved the acceleration of vesting of Mr. Farr’s restricted stock award as of the completion of the spinoff.

Termination Benefits

The NEOs are entitled to various benefits in the event of a termination of employment, but the value of those benefits and their components vary depending upon the circumstances. A qualifying termination in connection with a change in control of PPL Corporation triggers contractual benefits under the change in control and equity award agreements described above. A retirement results in benefits and payments in cash or stock that are set forth in various executive plans referred to above. A termination resulting from death or disability also has a number of benefit consequences under various benefit plans.

The table set forth below provides the company’s estimates of the probable value of benefits that would have been payable to the NEOs assuming a termination of employment as of December 31, 2015, for reasons of retirement, voluntary termination, death, disability, involuntary termination not for cause, change of control or qualifying termination in connection with a change in control. As for Mr. Grey, who retired on January 31, 2016, and Mr. Farr, whose employment terminated on June 1, 2015, concurrent with the spinoff of PPL’s Energy Supply business, information is provided for what each officer received upon departure from PPL. In addition, as permitted by SEC disclosure rules, the table does not reflect any amount provided to an NEO that is generally available to all salaried employees. Also, the table does not repeat information disclosed in the “Pension Benefits in 2015” table, the “Nonqualified Deferred Compensation in 2015” table or the “Outstanding Equity Awards at Fiscal Year-End 2015” table, except to the extent that vesting or payment may be accelerated. If an NEO did not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If an NEO had the ability to elect retirement and thereby avoid forfeiture or decreased benefits, the table assumes that retirement was elected and is noted as such in the footnotes to the table.

In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Severance. See “CD&A — Additional Information — Special Compensation — Severance Benefits” for a discussion of the company’s practice as to severance benefits. The NEOs, other than Mr. Symons, are subject to the PPL Executive Severance Plan. The plan provides for severance benefits for executives in the event of a termination of employment that is not for cause. “Cause” is defined as misconduct materially injurious to the company, insubordination, fraud or breach of confidentiality against the company or egregious violation of company policy. Pursuant to this plan, each of the NEOs, other than Mr. Symons, is eligible for two years of base salary, a lump sum amount for 24 months of health plan continuation (COBRA) and outplacement services for the lesser of two years or $50,000 in fees. Benefits are conditioned on a release of liability from the NEO. Mr. Farr was not eligible for severance payments when he left the company in connection with the spinoff.

As discussed above in “Change-in-Control Arrangements,” there is a structured approach to separation benefits for involuntary and select “good reason” terminations of employment in connection with a change in control of PPL Corporation. PPL has entered into agreements with each of the NEOs that provide benefits to the officers upon qualifying terminations of employment in connection with a change in control. The benefits provided under these agreements replace any other severance benefits provided to the NEOs by PPL, including any benefit under the PPL Executive Severance Plan or any prior severance or change-in-control agreement.

The table below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits,” and the value of “gross-up” payments for required Federal excise taxes on excess parachute payments as “Tax gross-up amount payable” for Mr. Spence. The value of any additional pension benefits

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provided under the change-in-control agreements is discussed above in “Change-in-Control Arrangements” and is included as “SERP” in the table below.

PPL SERP, PPL Executive Deferred Compensation Plan and Savings Plans. See “Pension Benefits in 2015” above for a discussion of the PPL SERP and “Change-in-Control Arrangements” for a discussion of enhanced benefits that are triggered if Mr. Spence is terminated in connection with a change in control of PPL. The table below only includes as “SERP” in the table the enhancements to pension plan benefits disclosed in the “Pension Benefits in 2015” table available as a result of the particular circumstances of termination of employment.

Account balances under the PPL Executive Deferred Compensation Plan, the LG&E and KU Nonqualified Savings Plan and the LG&E Energy Corp. Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2015” table on page 59 above and are not included in the table below.

Annual Cash Incentive Awards. It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Only Mr. Sorgi is currently ineligible to retire.

In the event any of the NEOs were to die or terminate employment due to a disability, the CGNC has the authority to consider an award. If Mr. Sorgi was to leave voluntarily, he would not be entitled to an annual cash incentive award.

In the event of a qualifying termination in connection with a change in control of PPL Corporation, annual cash incentive awards that have been determined, but not yet paid, are payable under the terms of the change-in-control agreements entered into with the NEOs. Also in the case of a change in control, if a termination under these change-in-control agreements occurs during the performance year, accrued incentive cash awards are payable on a prorated basis for the period worked during the year using the assumption that performance goals were attained at target.

Long-term Incentive Awards. Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability under the ICPKE and the SIP, or in the event of a change in control under the ICPKE. Under the SIP, if there is a change in control, restrictions lapse if there is a termination not for “cause” or for “good reason.” Restricted stock units are forfeited under both plans in the event of voluntary and involuntary termination if the executive is not retirement eligible.

For performance units granted prior to 2014, the units are eligible for pro rata vesting at the end of the performance period if the NEO has retired, died or terminated employment due to a disability during the performance period under the SIP. Effective with performance units granted in 2014, if the NEO is eligible to retire, and retires after the first year of the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period. In the event of a change in control, the performance period ends and there is pro rata vesting as if the target shareowner return was achieved. See “Change-in-Control Arrangements” above for a discussion of enhanced benefits that are triggered if Mr. Spence is terminated in connection with a change in control of the company. Performance units are forfeited in the event of voluntary termination if the executive is not eligible to retire.

In all events where performance units are not forfeited, we have included the prorated value based on the assumption of performance achievement at target, except where the NEO is retirement-eligible and the first year of the performance period year has passed, then the full value is assumed without proration.

Stock options that are not yet exercisable become exercisable upon retirement under the SIP. In the event of death or termination of employment due to disability, stock options not yet exercisable continue to become exercisable in accordance with the vesting schedule (in one-third increments on each anniversary of the grant) under SIP. In the event of a change in control, all options granted under the SIP require a qualifying termination of the executive officer before any stock options would become exercisable after a change in control occurs. Stock options not yet exercisable are forfeited in the following events:

•	In the event of voluntary termination or involuntary termination not for cause, if the executive is not eligible to retire; or

•	In the event of involuntary termination for “cause” even if the executive is eligible to retire.

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The term of all previously granted PPL stock options is 10 years. Upon the below stated events of termination, the executive may exercise options as follows:

•	In the event of retirement, (1) for options granted under the SIP, the executive has the earlier of five years from retirement or the remaining term to exercise the options, and (2) for options granted under the ICP, the executive has the remaining term to exercise the options.

•	In the event of termination of employment as a result of death or disability, the term for options granted under the ICP is reduced to 36 months, and under the SIP is reduced to three years and 60 days, unless the remaining term is shorter.

•	In the event of a change in control, the term for options granted under the ICP is reduced to 36 months. In the event of a qualifying termination of employment in connection with a change in control under the SIP, the term for options granted is reduced to three years and 60 days for all outstanding options. For options granted in 2010 or after under the ICP, and for all options granted under the SIP, the exercise periods in the event of a change in control are extended to the full term.

•	In the event of voluntary termination of employment for reasons other than noted above, NEOs have a maximum of 60 days to exercise options granted under the ICP and the SIP that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” the NEOs must exercise all outstanding exercisable options prior to termination or risk immediate forfeiture of all options, whether exercisable or not.

Phantom stock options awarded to Mr. Symons that are not yet exercisable become exercisable upon death, or upon a change in control of PPL if (1) PPL’s stock ceases to be traded, (2) PPL no longer has any ownership in WPD or (3) the WPD Phantom Stock Options plan is terminated and not replaced with a plan of equivalent value. In the event of termination of employment due to disability or retirement, phantom stock options not yet exercisable continue to become exercisable in accordance with the vesting schedule (in one-third increments on each anniversary of the grant). Phantom stock options not yet exercisable are forfeited in the following events:

•	In the event of voluntary termination or involuntary termination not for cause, if Mr. Symons is not eligible to retire; or

•	In the event of involuntary termination for “cause” even if Mr. Symons is eligible to retire.

The term of all previously granted phantom stock options to Mr. Symons is 10 years. Upon the below stated events of termination, he may exercise the phantom stock options as follows:

•	In the event of termination of employment as a result of death, the term for the phantom stock options is reduced to three years from the date of termination.

•	In the event of termination of employment as a result of disability, or upon retirement, the term for the phantom stock options is reduced to five years from the date of termination or retirement.

•	In the event of voluntary resignation or involuntary termination other than for cause other than noted above, Mr. Symons has a maximum of 90 days to exercise his phantom stock options that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” Mr. Symons must exercise all outstanding exercisable phantom stock options prior to termination or risk immediate forfeiture of all phantom stock options, whether exercisable or not.

Effective June 1, 2015, concurrent with the spinoff of PPL’s Energy Supply segment, Mr. Farr resigned from PPL. As contemplated in the agreements governing the spinoff entered into in June 2014, the CGNC approved the acceleration of vesting of Mr. Farr’s restricted stock, restricted stock units and stock options as of the completion of the spinoff, consistent with the acceleration of all employees’ restricted stock, restricted stock units and stock options as provided for in the transaction agreements. On completion of the spinoff, all of Mr. Farr’s 2015 performance units were forfeited in accordance with the related grant agreement.

Assumptions for the table below:

•	For NEOs eligible to retire (Messrs. Spence, Staffieri and Symons), we have assumed the executive retires in the case of voluntary or involuntary termination.

•	For Messrs. Spence, Sorgi, Staffieri and Symons, we have assumed the termination event occurred as of December 31, 2015.

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•	For Mr. Grey, we used January 31, 2016, his actual date of retirement from the company.

•	For Mr. Farr, we used June 1, 2015, the date of his resignation from the company.

The disclosure in the table for Messrs. Grey and Farr is limited to the termination event that actually occurred.

The following table includes the value (based on the closing price of PPL common stock on the NYSE of $34.13 on December 31, 2015) of options that are not yet exercisable and “in-the-money,” assuming the options were exercised as of December 31, 2015 for each termination event. Footnote 7 following the table identifies such options as of December 31, 2015 that may be exercised in the future. For the table below, options already exercisable as of the termination event are excluded.

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause		Change in Control	Termination Following a Change in Control
W. H. Spence
Severance payable in cash(1)	—	—	—	$2,255,000		—	$11,252,217
Other separation benefits(2)	—	—	—	81,879		—	112,959
Tax gross-up amount payable(3)	—	—	—	—		—	8,718,731
SERP(4)	—	—	—	—		—	450,000
Performance-contingent restricted stock units(5)	$10,823,995	$10,823,995	$10,823,995	10,823,995		—	10,823,995
Performance units(6)	9,698,551	9,698,551	9,698,551	9,698,551		$9,698,551	19,397,103
Stock options(7)	1,952,785	—	—	1,952,785		—	1,952,785
V. Sorgi
Severance payable in cash(1)	—	—	—	1,000,000		—	2,138,634
Other separation benefits(2)	—	—	—	86,635		—	86,270
Tax gross-up amount payable(3)	—	—	—	—		—	—
SERP(4)	—	—	—	—		—	—
Performance-contingent restricted stock units(5)	—	1,027,732	1,027,732	—	(8)	—	1,027,732
Performance units(6)	—	663,747	663,747	—	(8)	663,747	663,747
Stock options(7)	—	—	—	—	(8)	—	138,623
R. J. Grey
Severance payable in cash(1)	—	—	—	2,015,000		—	—
Other separation benefits(2)	—	—	—	76,249		—	—
Tax gross-up amount payable(3)	—	—	—	—		—	—
SERP(4)	—	—	—	—		—	—
Performance-contingent restricted stock units(5)	—	—	—	1,858,806		—	—
Performance units(6)	—	—	—	1,901,504		—	—
Stock options(7)	—	—	—	—		—	—
P. A. Farr
Severance payable in cash(1)	—	—	—	—		—	—
Other separation benefits	—	—	—	—		—	—
Tax gross-up amount payable	—	—	—	—		—	—
SERP	—	—	—	—		—	—
Performance-contingent restricted stock units, restricted stock(5)	5,208,036	—	—	—		—	—
Performance units(6)	2,300,587	—	—	—		—	—
Stock options(7)	741,893	—	—	—		—	—

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Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
V. A. Staffieri
Severance payable in cash(1)	—	—	—	$1,622,440	—	$4,877,627
Other separation benefits(2)	—	—	—	96,078	—	95,619
Tax gross-up amount payable(3)	—	—	—	—	—	—
SERP(4)	—	—	—	—	—	—
Performance-contingent restricted stock units(5)	$3,376,444	$3,376,444	$3,376,444	3,376,444	—	3,376,444
Performance units(6)	2,829,070	2,829,070	2,829,070	2,829,070	$2,829,070	2,829,070
Stock options(7)	613,960	—	—	613,960	—	613,960
R. A. Symons
Severance payable in cash(1)	—	—	—	—	—	3,007,297
Other separation benefits(2)	—	—	—	—	—	50,000
Tax gross-up amount payable(3)	—	—	—	—	—	—
Performance-contingent restricted stock units(5)	1,289,964	1,289,964	1,289,964	1,289,964	449,970	1,289,964
Performance units(6)	1,139,737	1,139,737	1,139,737	1,139,737	1,139,737	1,139,737
Phantom stock options(7)	—	203,922	—	—	203,922	203,922

(1)	For purposes of this table, we have assumed the NEOs, other than Messrs. Grey and Farr, are eligible for benefits under their respective change-in-control agreements.

In accordance with PPL’s Executive Severance Plan, the NEOs included in the table, other than Messrs. Farr and Symons, are eligible for a payment of severance benefits in the event of an involuntary termination not for cause, if they are not eligible to receive severance payments under another plan or any agreement. Each of the NEOs, other than Messrs. Farr and Symons, is eligible to receive a cash severance payment equal to two years’ base salary and additional benefits described in Note 2 below.

In the event of termination of employment in connection with a change in control of PPL Corporation, each NEO is eligible for severance benefits if termination occurs within 36 months of a change in control (a) due to termination by the company for reasons other than “cause” or (b) by the executive on the basis of “good reason” as that term is defined in the agreement. For purposes of the table, a qualifying termination of employment in connection with a change of control is assumed, except for Messrs. Farr and Grey.

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for Mr. Spence is three times the sum of his annual salary as of the termination date plus the highest annual cash incentive payment made in the last three years as provided under his agreement. For Messrs. Sorgi and Staffieri, the amounts are three times the sum of their annual salary and the average of their annual cash bonuses earned in the last three fiscal years ending immediately prior to the fiscal year in which the termination date occurs. For Mr. Symons, the amount is generally a lump-sum payment equal to two times the sum of his annual base salary and his highest annual cash incentive award in respect of the last three fiscal years. All compensation for Mr. Symons has been converted from Pounds Sterling to U.S. Dollars at an exchange rate of $1.4834, which is the translation rate for December 31, 2015.

(2)	Under the PPL Executive Severance Plan, each NEO, other than Messrs. Farr and Symons, is eligible for specified benefits if terminated due to a qualifying termination as defined in the plan. In addition to the lump sum severance payment described in Note 1 above, these officers are eligible to receive a lump sum payment equivalent to 24 months of COBRA premiums and outplacement assistance not to exceed $50,000 in fees.

Under the terms of the change-in-control agreements of each of Messrs. Spence, Sorgi and Staffieri included in the table, the executive is eligible for continued medical and dental benefits, life insurance premiums, disability coverage and outplacement services (limited to $50,000 in the case of Messrs. Sorgi and Staffieri). The amounts shown as “Other separation benefits” are the estimated present values of each of these benefits in the respective column. Mr. Symons is eligible for outplacement services.

(3)

In the event excise taxes become payable under Section 280G and Section 4999 of the Internal Revenue Code as a result of any “excess parachute payments,” as that phrase is defined by the IRS, the change-in-control agreement for Mr. Spence

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provides that the company will pay the excise tax as well as gross-up the executive for the impact of the excise tax payment. (The tax payment and gross-up do not extend to normal income taxes due on any separation payments.) The amounts shown as “Tax gross-up amount payable” include the company’s estimate of the excise tax and gross-up payments that would be made under the terms of Mr. Spence’s change-in-control agreement if he had been terminated on December 31, 2015. In connection with a change in control on that date, Messrs. Sorgi’s, Staffieri’s and Symons’ change-in-control agreements do not provide for excise tax payments or gross-ups.

Mr. Symons is a United Kingdom-based individual and citizen, with no portion of his pay applicable to work performed in the United States. Mr. Symons is therefore not subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code.

(4)	Amounts shown as “SERP” under the “Termination Following a Change in Control” column include the values of the incremental benefits payable under the terms of the change-in-control agreements. Mr. Spence was eligible for a severance payment equal to the value of the PPL SERP benefit that would be determined by adding an additional three years of service. Neither Mr. Sorgi nor Mr. Staffieri is eligible for enhanced SERP benefits upon termination for any reason, and Mr. Symons does not participate in any SERP.

(5)	Total outstanding performance-contingent restricted stock units are included in the “Outstanding Equity Awards at Fiscal Year-End 2015” table above. The amounts included in this table reflect the value of the restricted stock and performance-contingent restricted stock units that would become immediately vested as a result of each event as of December 31, 2015, except for Mr. Farr, whose restricted stock and restricted stock units vested as of the spinoff of the Energy Supply segment, and for Mr. Grey, whose restricted stock units vested as of January 31, 2016. The table set forth below this note shows the number of units accelerated and payable as well as the number forfeited upon the occurrence of each termination event. The shares of PPL common stock underlying Mr. Farr’s restricted stock units will be distributed upon the events described below. The gross value in the above table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

Restricted Stock and Restricted Stock Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	317,140	317,140	317,140	317,140	—	317,140
Forfeited	—	—	—	—	—	—
V. Sorgi
Accelerated	—	30,112	30,112	—	—	30,112
Forfeited	30,112	—	—	30,112	—	—
R. J. Grey
Accelerated	—	—	—	53,004	—	—
Forfeited	—	—	—	—	—	—
P. A. Farr
Accelerated	149,785	—	—	—	—	—
Forfeited	—	—	—	—	—	—
V. A. Staffieri
Accelerated	98,929	98,929	98,929	—	—	98,929
Forfeited	—	—	—	—	—	—
R. A. Symons
Accelerated	37,796	37,796	37,796	37,796	13,184	37,796
Forfeited	—	—	—	—	—	—

PPL CORPORATION 2016 Proxy Statement 69

EXECUTIVE COMPENSATION

(6)	The table includes the value of the performance units that would become payable as a result of each event as of December 31, 2015 (June 1, 2015 for Mr. Farr and January 31, 2016 for Mr. Grey) assuming target performance was achieved, except as next noted. In the case of Mr. Spence’s “Termination Following a Change in Control,” this value is composed of units that become payable upon a change in control of PPL Corporation plus an amount payable in cash under the change-in-control agreements to provide payment for the maximum payout value. The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	—	—	—	—	284,165	284,165
Forfeited	—	—	—	—	—	—
Available after performance period completed	284,165	284,165	284,165	284,165	—	—
V. Sorgi
Accelerated	—	—	—	—	19,448	19,448
Forfeited	34,948	15,500	15,500	34,948	15,500	15,500
Available after performance period completed	—	19,448	19,448	—	—	—
R. J. Grey
Accelerated	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—
Available after performance period completed				54,236
P. A. Farr
Accelerated	—	—	—	—	—	—
Forfeited	36,368	—	—	—	—	—
Available after performance period completed	66,166	—	—	—	—	—
V. A. Staffieri
Accelerated	—	—	—	—	82,891	82,891
Forfeited	—	—	—	—	—	—
Available after performance period completed	82,891	82,891	82,891	82,891	—	—
R. A. Symons
Accelerated	—	—	—	—	33,394	33,394
Forfeited	—	—	—	—	—	—
Available after performance period completed	33,394	33,394	33,394	33,394	—	—

70 PPL CORPORATION 2016 Proxy Statement

EXECUTIVE COMPENSATION

(7)	Outstanding stock options are included in the “Outstanding Equity Awards at Fiscal Year-End 2015” table. The table above includes the value of the options not yet exercisable that would become exercisable as a result of each event as of December 31, 2015 (June 1, 2015 for Mr. Farr and January 31, 2016 for Mr. Grey). In the event of voluntary termination and involuntary termination for reasons other than cause, Mr. Sorgi would forfeit his unvested stock options because he has not reached retirement age. Therefore, the value displayed under the retirement or voluntary termination column is representative for retirement conditions only. Options already exercisable as of December 31, 2015 are excluded from this table. The table below details the number of options that accelerate and become exercisable as of the termination event and the number forfeited. For illustrative purposes, it is assumed that all options not yet exercisable that become exercisable as of the event are exercised as of December 31, 2015, and valued based on the difference between a closing price of PPL common stock of $34.13 on that date and the option exercise price. In the event of death or disability for NEOs other than Mr. Symons, unexercisable options become exercisable under the normal vesting schedule. For Mr. Symons, his phantom stock options become exercisable upon death and change in control. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For the purposes of the following table, the total number of shares is provided without regard to the tax impact.

Stock Options Not Yet Exercisable

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	258,990	—	—	258,990	—	258,990
Forfeited	—	—	—	—	—	—
V. Sorgi
Accelerated	—	—	—	—	—	18,385
Forfeited	18,385	—	—	18,385	18,385	—
R. J. Grey
Accelerated	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—
P. A. Farr
Accelerated	90,696	—	—	—	—	—
Forfeited	—	—	—	—	—	—
V. A. Staffieri
Accelerated	81,427	—	—	81,427	—	81,427
Forfeited	—	—	—	—	—	—
R. A. Symons (Phantom Stock Options)
Accelerated	—	30,804	—	—	30,804	30,804
Forfeited	—	—	—	—	—	—

(8)	In the event of involuntary termination for reasons other than for cause, Mr. Sorgi would forfeit all outstanding restricted stock units, performance units and stock options because he is not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the CGNC.

PPL CORPORATION 2016 Proxy Statement 71

PROPOSAL 3: APPROVAL OF 2016 SHORT-TERM INCENTIVE PLAN

What are you voting on?	The Board of Directors is asking you to approve an Internal Revenue Code Section 162(m) compliant annual cash incentive compensation plan, called the 2016 Short-term Incentive Plan.

On December 17, 2015, the CGNC authorized and adopted the PPL Corporation 2016 Short-term Incentive Plan, or Plan. The purpose of the Plan is to advance the interests of PPL and its shareowners by providing incentives in the form of periodic cash bonus awards, or Awards, to certain senior executive officers of PPL and its affiliates, thereby motivating such executive officers to attain corporate performance goals under the Plan (described below) while preserving for the benefit of PPL and its affiliates the associated U.S. federal income tax deduction. Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, the Code, imposes limitations on the amount of compensation expense that a publicly held corporation may deduct for income tax purposes. Shareowner approval of the Plan is required so that these Awards under the Plan to any “covered employees” can continue to be excluded from the $1 million limit on deductible compensation under Section 162(m) of the Code. Therefore, the company is seeking shareowner approval of the Plan at the Annual Meeting.

SUMMARY DESCRIPTION OF THE PLAN

The following is a brief summary of the terms of the Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Plan set forth in Annex B to this Proxy Statement.

Administration

The Plan is to be administered by two or more “outside directors” as defined under Section 162(m) of the Code. This function currently is performed by PPL’s CGNC. The CGNC has the exclusive authority to select the senior executives to be granted Awards under the Plan, to determine the size and terms of the Award, to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code.

Participation

Awards may be granted to senior executives of PPL and its affiliates who are “covered employees,” as defined in Section 162(m) of the Code, or who the CGNC anticipates may become covered employees. An executive to whom an Award is granted is deemed to be a “Participant.” As of December 31, 2015, the number of eligible individuals was approximately eight.

Awards under the Plan

A Participant’s Award is to be determined based on the attainment of written performance goals approved by the CGNC for a performance period that is established by the CGNC while the outcome for that performance period is substantially uncertain and no more than 90 days after the commencement of that performance period or, if less, the number of days which is equal to 25 percent of that performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or other corporate earnings measures); (2) net income, operating income or other income measures; (3) earnings per share; (4) book value per share; (5) total shareholder return; (6) expense management, including operations and maintenance expenses; (7) return on investment before or after the cost of capital; (8) improvements in capital structure; (9) profitability of an identifiable business unit or product; (10) maintenance or improvement of profit margins, gross margins or operating margins; (11) stock price; (12) market share; (13) revenues or sales; (14) costs, including cost reduction measures; (15) cash flow (or free cash flow); (16) working capital; (17) capital expenditures; (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (19) return measures (including, but not limited to, return on

72 PPL CORPORATION 2016 Proxy Statement

PROPOSAL 3: APPROVAL OF 2016 SHORT-TERM INCENTIVE PLAN

assets, capital, equity, shareholders’ equity, investments or sales); (20) economic value added; (21) credit rating; (22) improvement in workforce diversity, inclusion or culture; (23) employee retention; (24) business expansion or consolidation (acquisitions and divestitures); (25) strategic plan development and implementation; (26) independent industry ratings or assessments; (27) environmental, health and safety; (28) reliability; (29) customer satisfaction; and (30) productivity. The maximum amount of an Award to any participant in the Plan with respect to a fiscal year of PPL (or other designated performance period) shall be $5 million.

The CGNC must determine whether the performance goals have been met with respect to any affected participant of the Plan and, if they have, so certify and ascertain the amount of the applicable Award. No Awards will be paid for that performance period until such certification is made by the CGNC. The amount of the Award actually paid to any affected participant of the Plan may be less than the amount determined by the applicable performance goal formula, at the discretion of the CGNC.

Amendment and Termination of the Plan

The CGNC may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the CGNC may deem appropriate. No Awards may be granted under the Plan after the date of the company’s first shareholder meeting that occurs during 2021, but Awards granted prior to such date will continue to be payable under the Plan. No amendment, suspension or termination of the Plan will, without the participant’s consent, impair any of the rights or obligations under any Award theretofore granted to a participant under the Plan.

Miscellaneous

If the Plan is approved by the shareowners, it will become effective as of January 1, 2016. However, if the Plan is not approved, prior to the payment of any Awards, by the affirmative vote of a majority of the votes cast, in person or represented by proxy, the Plan and all Awards thereunder shall terminate.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the 2016 Short-term Incentive Plan.

Your Board of Directors recommends that you vote FOR Proposal 3

PPL CORPORATION 2016 Proxy Statement 73

PROPOSAL 3: APPROVAL OF 2016 SHORT-TERM INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information, as of December 31, 2015, with respect to compensation plans (including individual compensation arrangements) under which equity securities of PPL are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans(4)
Equity compensation plans approved by security holders(1)	1,295,137 - ICP 1,715,543 - SIP 3,374,469 - ICPKE 6,385,149 - Total	$32.44 - ICP $26.29 - SIP $28.19 - ICPKE $28.54 - Combined	6,417,595 - SIP 1,665,831 - ICPKE 1,756,965 - DDCP 9,840,391 - Total
Equity compensation plans not approved by security holders(2)

(1)	Includes (a) the ICP, under which stock options, restricted stock, restricted stock units, performance units, dividend equivalents and other stock-based awards were awarded to executive officers of PPL and no awards remain for issuance under this plan; (b) the ICPKE, under which stock options, restricted stock, restricted stock units, performance units, dividend equivalents and other stock-based awards may be awarded to non-executive key employees of PPL and its subsidiaries; (c) the PPL SIP under which stock options, restricted stock, restricted stock units, performance units, dividend equivalents and other stock-based awards may be awarded to executive officers of PPL and its subsidiaries; and (d) the DDCP, under which stock units may be awarded to directors of PPL. See Note 10 to the financial statements included in PPL’s 2015 Annual Report on Form 10-K for additional information.

(2)	All of PPL’s current compensation plans under which equity securities of PPL are authorized for issuance have been approved by PPL’s shareowners.

(3)	Relates to common stock issuable upon the exercise of stock options awarded under the ICP, SIP and ICPKE as of December 31, 2015. In addition, as of December 31, 2015, the following other securities had been awarded and are outstanding under the ICP, SIP, ICPKE and DDCP: 15,000 shares of restricted stock under the ICP; 776,599 restricted stock units and 697,227 performance units under the SIP; 2,114,069 restricted stock units and 618,743 performance units under the ICPKE; and 531,840 stock units under the DDCP.

(4)	Based upon the following aggregate award limitations under the ICP, SIP, ICPKE and DDCP: (a) under the ICP, 15,769,431 awards (i.e., 5% of the total PPL common stock outstanding as of April 23,1999) granted after April 23,1999; (b) under the SIP, 10,000,000 awards; (c) under the ICPKE, 16,573,608 awards (i.e., 5% of the total PPL common stock outstanding as of January 1, 2003) granted after April 25, 2003, reduced by outstanding awards for which common stock was not yet issued as of such date of 2,373,812 resulting in a limit of 14,199,796; and (d) under the DDCP, the number of stock units available for issuance was reduced to 2,000,000 stock units in March 2012. In addition, each of the ICP and ICPKE includes an annual award limitation of 2% of total PPL common stock outstanding as of January 1 of each year.

74 PPL CORPORATION 2016 Proxy Statement

PROPOSAL 4:	APPROVAL OF AMENDMENT TO PPL CORPORATION’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

What are you voting on?	The Board of Directors is asking you to approve an amendment to the company’s Amended and Restated Articles of Incorporation, or the Articles, to increase the number of authorized shares of PPL’s common stock, par value $.01, from 780,000,000 shares of common stock to 1,560,000,000 shares of common stock.

Our Board of Directors has unanimously approved, subject to shareowner approval, an amendment to the company’s Articles to increase the number of authorized shares of PPL’s common stock, par value $.01, from 780,000,000 shares of common stock to 1,560,000,000 shares of common stock. As of February 29, 2016, 675,775,274 shares of common stock were issued and outstanding, and 62,012,777 were available for future issuance. The following table reflects the number of authorized, outstanding, reserved and unreserved shares of PPL common stock as of February 29, 2016:

Number of Shares of Common Stock
Total Authorized Shares of Common Stock	780,000,000
Less: Issued and Outstanding Shares of Common Stock	675,775,274
Shares of Common Stock Available for Future Issuance	104,224,726
Shares of Common Stock Reserved for Future Issuance
ICP	1,063,155
ICPKE	7,246,960
SIP	9,010,694
DDCP	2,155,106
Direct Stock Purchase and Dividend Reinvestment Plan	6,922,248
ESOP Allocation	623,819
2015 At-the-Market Equity Program	15,189,967
Total Shares of Common Stock Reserved for Future Issuance	42,211,949
Shares Available for Future Issuance, less Reserved Shares	62,012,777

The Articles also authorize the issuance of 10,000,000 shares of preferred stock, none of which are currently issued or outstanding. The proposed amendment will not increase or otherwise affect the company’s authorized preferred stock or otherwise affect any other provisions of the Articles.

Proposed Amendment

Shareowners must approve an amendment to the Articles in order to increase the number of authorized shares of our common stock. The Board therefore recommends that the Articles be amended and restated to replace existing Article IV with the following:

Article IV.

The aggregate number of shares which the Corporation shall have the authority to issue is 1,570,000,000 shares, divided into 10,000,000 shares of Preferred Stock, par value $.01 per share, and 1,560,000,000 shares of Common Stock, par value $.01 per share.

PPL CORPORATION 2016 Proxy Statement 75

PROPOSAL 4: APPROVAL OF AMENDMENT TO PPL CORPORATION’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Purpose of the Proposed Amendment

The Board believes it is in the best interest of the company to increase the number of authorized shares of common stock to provide the company greater flexibility in considering and planning for future business needs, such as grants of equity incentives to employees (subject to future shareowner approvals under equity plans); raising additional capital through the sale of equity securities, convertible debt securities or other equity-linked securities; potential strategic transactions; stock dividends; stock splits; as well as for other general corporate purposes. Approval of this amendment by shareowners at the Annual Meeting will enable the company to take timely advantage of market conditions and other opportunities that become available to the company without the expense and delay of arranging a special meeting of shareowners in the future.

Other than the routine practice of granting stock awards under the company’s equity incentive plans, the company has no current plan, commitment, arrangement, understanding, or agreement regarding the issuance of additional shares of common stock resulting from the proposed increase to the number of authorized shares.

Possible Effects of the Amendment and Additional Anti-takeover Considerations

The company has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for antitakeover purposes, but the company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the company. For example, without further shareowner approval, the Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board, thereby potentially preventing a transaction favored by a majority of independent shareowners under which shareowners would have received a premium for their shares over then-current market prices. The Board has no knowledge of any present efforts to accumulate shares of the company’s common stock in the market or to gain control of the company, and has no present intention to adopt any other provisions or enter into any other arrangements that would have a material anti-takeover effect. In addition, the Board’s authority to issue authorized common stock without requiring future shareowner approval of such issuances is subject to applicable law or the stock exchange rules. For example, under the rules of the NYSE, in certain circumstances, shareowner approval is required for any potential issuance of 20 percent or more of our outstanding shares of common stock (including upon conversion of convertible preferred stock) or 20 percent or more of the voting power outstanding before such issuance.

The additional shares of common stock for which authorization is sought would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the company. Although the adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of shareowners, any future issuance of common stock, other than for a stock split, may decrease existing shareowners’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareowners and have a negative effect on the market price of the common stock.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve this amendment to our Articles. If the proposed amendment is approved, it will become effective upon its filing with the Secretary of State of Pennsylvania, which will occur as soon as practicable after approval.

Your Board of Directors recommends that you vote FOR Proposal 4

76 PPL CORPORATION 2016 Proxy Statement

PROPOSAL 5:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What are you voting on?	The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte & Touche LLP, or Deloitte, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Pursuant to the policy of the Audit Committee to solicit competitive proposals for audit services from independent accounting firms at least once every ten years, the Audit Committee conducted a competitive selection process during 2015 to determine the company’s independent registered public accounting firm for the audits of the consolidated financial statements as of and for the fiscal year ending December 31, 2016 of PPL and its subsidiary registrants. The Audit Committee invited several international public accounting firms to participate in this process, including Ernst & Young LLP, or EY. As a result of this process, on July 28, 2015, the Audit Committee approved the appointment of Deloitte as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. This action effectively dismissed EY as the company’s independent registered public accounting firm and became effective upon EY’s completion of its procedures on the financial statements of PPL and its subsidiaries as of and for the fiscal year ended December 31, 2015 and the filing of the related Form 10-K, except with respect to audit and audit-related services pertaining to the fiscal year ended December 31, 2015, as required by PPL.

The audit reports of EY on the consolidated financial statements of PPL and its subsidiaries as of and for the fiscal years ended December 31, 2013 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During PPL’s two most recent fiscal years ended December 31, 2014 and the subsequent interim period through July 28, 2015, the date of Deloitte’s appointment, there were no disagreements between PPL and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of EY would have caused EY to make reference to the subject matter of the disagreement in connection with its report and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K). PPL requested that EY furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 30, 2015, was filed as Exhibit 16.1 to PPL’s Form 8-K filed on July 30, 2015.

During PPL’s two most recent fiscal years ended December 31, 2014 and the subsequent interim periods through July 28, 2015, the date of the appointment, neither PPL nor anyone on its behalf consulted with Deloitte regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of PPL or any of its subsidiary registrants, and no written report or oral advice was provided by Deloitte to PPL and its subsidiary registrants that Deloitte concluded was an important factor considered by PPL and its subsidiary registrants in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K and the related instructions or a reportable event as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

Representatives of each of Deloitte and EY are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte. If the shareowners do not ratify the selection of Deloitte, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

Vote Required for Ratification. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to ratify the appointment of Deloitte as the company’s independent registered public accounting firm.

Your Board of Directors recommends that you vote FOR Proposal 5

PPL CORPORATION 2016 Proxy Statement 77

PROPOSAL NO. 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Auditor for 2015 and 2014

For the fiscal years ended December 31, 2015 and 2014, EY served as our principal independent registered public accounting firm, or “principal independent auditor.” The following table presents fees for professional services rendered by EY for the audit of our company’s annual financial statements, including expenses, for the fiscal years ended December 31, 2015 and 2014, and also includes fees for other services rendered.

	2015	2014
	(In thousands)
Audit fees(a)	$7,720	$8,252
Audit-related fees(b)	206	1,132
Tax fees(c)	578	651
All other fees(d)	22	10
(a)	Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters and consents for financings and filings made with the SEC.

(b)	Includes review of internal controls and performance of specific agreed-upon procedures and due diligence and consultation services in connection with the spinoff of the company’s competitive generation business to combine with the generation assets of Riverstone Holdings LLC to form Talen Energy Corporation.

(c)	Includes fees for tax advice in connection with the spinoff of the company’s competitive generation business to combine with the generation assets of Riverstone Holdings LLC to form Talen Energy Corporation.

(d)	Represents fees for Deloitte review of EY work papers and for access to an EY online accounting research tool.

Approval of Fees.  The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee of PPL. As a result of this approval process, the Audit Committee of PPL has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are approved by the Chair of the Audit Committee of PPL, who serves as the Committee designee to review and approve audit and non-audit services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee of PPL no later than its next meeting.

The Audit Committee of PPL approved 100% of the 2015 and 2014 services provided by EY.

* * * * * *

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. For 2015, Ernst & Young LLP was the company’s principal independent registered public accounting firm, or “independent auditor,” and was responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. Among other duties, the Audit Committee has reviewed and discussed the audited financial statements, significant accounting policies, and other disclosures with management and the independent auditor. The Audit Committee has also reviewed and discussed highlights of quarterly earnings calls and earnings press releases.

78 PPL CORPORATION 2016 Proxy Statement

PROPOSAL NO. 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In its capacity as a Committee of the Board of Directors, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for preapproving all audit and permitted non-audit services to be provided by the independent auditor. In determining whether to reappoint the independent auditor, the Audit Committee takes into consideration various factors, including: the historical and recent performance of the independent auditor on the audit; its professional qualifications; the quality of ongoing discussions with the independent auditor; external data, including recent PCAOB reports on the independent auditor and its peer firms; the results of an internal survey of the independent auditor’s service and quality; and the appropriateness of fees. The Audit Committee also has a policy to periodically solicit competitive proposals for audit services from independent public accounting firms.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable Auditing Standards, as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles. The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has had discussions with Ernst & Young LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also met periodically with various members of management to discuss compliance activities. With respect to risk management, the Audit Committee regularly reviews information with regard to inherent risks to the company, the identification, assessment, management and monitoring of those risks, and risk management practices and activities of the company. While the Audit Committee has responsibility for overseeing the company’s process for identifying, assessing and managing business risks, each of the other Board Committees also considers risks within its areas of responsibility. For example, the Compensation, Governance and Nominating Committee reviews various risks including risks related to compensation matters as well as legal and regulatory compliance risks as they relate to corporate governance.

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. The Audit Committee has also reviewed the process utilized in connection with the certifications of the company’s principal executive officer and principal financial officer under the Sarbanes-Oxley Act of 2002 and related SEC rules for the company’s annual and quarterly filings with the SEC. In addition, the Audit Committee has established a process and procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee has a Charter that specifies its responsibilities. The committee Charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/audit-committee). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

The Audit Committee

Steven G. Elliott, Chair

Rodney C. Adkins

Raja Rajamannar

Craig A. Rogerson

Keith H. Williamson

Armando Zagalo de Lima

PPL CORPORATION 2016 Proxy Statement 79

SHAREOWNER PROPOSALS

What are you voting on?

We have been notified that two shareowners intend to present proposals for consideration at the Annual Meeting. The shareowner proposals and supporting statements appear below, under Proposals 6 and 7, and we present the proposals as they were submitted to us. We recommend that you vote against the two shareowner proposals. Our responses are included immediately after each proposal.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve each shareowner proposal.

The first shareowner proposal is submitted by William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, who has advised the company that his proxy, John Chevedden or his designee, plans to introduce the following resolution at the Annual Meeting. We have been notified that Mr. Steiner is the beneficial owner of no less than 100 shares of the company’s common stock.

PROPOSAL 6: INDEPENDENT BOARD CHAIRMAN

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions – “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is also the CEO, as is the case with our Company. Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.”

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board also supported this position.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 6

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PPL’S STATEMENT IN RESPONSE

The Board of Directors has considered this proposal and concluded that its adoption would not be in the best interests of our shareowners.

The Board is in the best position to evaluate and determine the ideal Board leadership structure for the company at any given time, and the proposal’s generic and inflexible approach to corporate governance is not in the best interests of the company and its shareowners. The Board has in-depth knowledge of PPL’s businesses and operations, strategic vision and goals and culture and is acutely aware of the opportunities and challenges facing the company and the capabilities of senior management. As such, the Board is uniquely positioned to determine the most effective Board leadership structure for PPL at any given time. Accordingly, rather than adopting a “one-size-fits-all” approach to corporate governance, the Board believes that the interests of the company and its shareowners are best served when the Board has the ability to choose a leadership structure that can be tailored to the needs of the company.

At the present time, the Board believes that the most effective leadership structure for PPL is for our CEO to also serve as Chairman of the Board. This combined role enables PPL to speak with a unified voice in communicating with shareowners, customers, regulators, analysts, employees and other constituencies, creates clear lines of authority and accountability and provides the necessary leadership to execute PPL’s strategy. Moreover, the Board believes that our current leadership structure is optimal, given Mr. Spence’s deep knowledge of PPL’s complex business and industry and his ability to formulate and implement strategic initiatives. Mr. Spence is intimately involved in the day-to-day operations of the company and is thus in the best position to identify major issues, risks, and developments affecting our company and evaluate the most critical issues for consideration by the Board’s independent directors.

While the Board is satisfied that combining the roles of Chairman and CEO has served our shareowners well over time, it is important to note that, under PPL’s current structure, the Board retains the flexibility to separate the Chairman and CEO roles if and when the Board believes that a separation will improve the company’s performance or better serve our shareowners. In contrast, the proposed policy would constrain the Board’s decision-making and would not serve shareowners well over time.

The Board has served shareowners very well in its thoughtful determination of whether to combine the roles of Chairman and CEO. Our exemplary performance and our record of good corporate governance demonstrate the effectiveness of our current leadership structure and the soundness of the decisions made by the Board in this regard. Since Mr. Spence’s appointment as Chairman in April 2012, PPL has completed a strategic transformation into a high-performing, purely regulated utility business after successfully completing the spinoff of our competitive generation business in the U.S. In 2015, PPL’s 6.3% total shareowner return was among the highest overall in its sector, outperforming the Philadelphia Stock Exchange Utility Index. Given the length of Mr. Spence’s tenure as PPL’s Chairman and CEO and our performance during that period, the Board believes that shareowners will not benefit from separating the roles of Chairman and CEO and that separating the two roles at this time could undermine the clarity of PPL’s strategic focus.

The Board’s independent presiding (or “lead”) director provides an effective balance for our management. The Board recognizes the need to have effective, independent Board oversight of management. To that end, whenever the Chairman is also the CEO or is a director who does not otherwise qualify as an “independent director,” PPL’s Guidelines for Corporate Governance specifically provide that the independent directors designate an independent director to serve as the presiding director to chair the executive sessions of the Board and serve as the “lead” director. Pursuant to our Guidelines for Corporate Governance, the duties of the independent lead director include, among other responsibilities: presiding at all meetings of the Board at which the Chairman and CEO is not present; serving as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO; periodically reviewing or suggesting meeting agendas and schedules for the Board and at least annually soliciting suggestions from the Board on meeting topics; calling meetings of the independent directors, as needed; and responding to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group.

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SHAREOWNER PROPOSALS

The Board believes that the responsibilities delegated to the presiding or lead director are substantially similar to many of the functions typically fulfilled by a board chairman. From the perspective of the Board, the lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership.

Other aspects of PPL’s governance practices also enable effective independent oversight of management. In addition to the above, the Board has taken the following steps to further ensure that the Board provides effective and independent oversight of management.

•	With the exception of Mr. Spence, all of our directors are independent under the applicable listing standards of the New York Stock Exchange and have been determined by the full Board of Directors to have no relationship with the company that would compromise each respective director’s status as an independent director.

•	All members of the Board’s operating committees are independent, allowing for independent oversight of such important matters as the company’s business plan, the integrity of PPL’s financial statements, legal compliance, risk management, executive compensation, the nomination of directors and the evaluation of Board members.

•	Pursuant to our Guidelines for Corporate Governance, the independent directors meet at least annually in executive session to evaluate the CEO’s performance, to discuss the CEO’s compensation and to address any other matters they deem appropriate.

•	The independent directors also convene in executive sessions without any management or employee directors present at each regularly scheduled Board meeting and as needed to review any matters they deem appropriate.

•	The board members also have direct and unlimited access to the company’s management – a right they are encouraged to exercise – and are authorized to retain independent outside financial, legal, compensation or other advisers at any time.

As with other governance matters, we will continue to consider, as appropriate, our company’s leadership structure and how the leadership structure can enhance the effectiveness of our corporate governance practices. Given our company’s strong independent director presence, the role of the independent presiding director and other corporate governance considerations, as well as the clear advantages to maintaining a flexible, tailored approach to determining PPL’s Board leadership structure, we believe that mandating that the Chairman be an independent director would not be in the best interests of PPL and its shareowners.

Your Board of Directors recommends that you vote AGAINST Proposal 6

The second shareowner proposal is submitted by the Comptroller of the State of New York as the trustee of the New York State Common Retirement Fund and the administrative head of the New York State and Local Retirement System. The New York State Common Retirement Fund beneficially owned 1,651,740 shares of the company’s common stock as of December 3, 2015, the date of the proposal. The request was submitted on behalf of Thomas P. DiNapoli, State Comptroller, State of New York, Division of Corporation Governance, 59 Maiden Lane-30th Floor, New York, New York 10038. The following proposal and supporting statement were submitted by the New York State Common Retirement Fund.

PROPOSAL 7: REPORT ON DISTRIBUTED RESOURCES DEPLOYMENT

Whereas:

In May 2014, Barclays downgraded bonds for the entire U.S. electric utility sector due to risk of rapidly improving solar power and energy storage technologies.

A 2014 report by UBS found that solar systems and batteries will be disruptive technologies for utilities due to steeply declining costs.

In a recent analysis, Deutsche Bank predicts solar photovoltaic (PV) power costs will reach parity with average electricity prices (grid parity) in 36 U.S. states as soon as 2017, assuming today’s 30% solar investment tax credit (lTC) is reduced to 10% in 2017 as current legislation stipulates.

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The U.S. EPA recently released its final Clean Power Plan that requires states to achieve 32% GHG reductions on average nationwide (from 2005 levels), listing renewable energy as a key pillar of the plan.

94% of electric power industry representatives surveyed by PricewaterhouseCoopers predict that the power utility business model will be either completely transformed or significantly changed between today and 2030.

A November 2014 Moody’s report indicated that “a proactive regulatory response to distributed generation is credit positive as it gives utilities improved rate designs and helps in the long-term planning for their infrastructure.”

Navigant Research indicated that: “Utilities that proactively engage with their customers to accommodate distributed generation – and even participate in the market themselves – limit their risk and stand to benefit the most.”

Electric power companies already capitalizing on providing distributed solar generation and energy efficiency services to customers include NRG Energy and Green Mountain Power.

The UN’s Intergovernmental Panel on Climate Change (IPCC), estimates that a 50% reduction in greenhouse gas emissions globally is needed by 2050 (from 1990 levels) to stabilize global temperatures, entailing a U.S. target reduction of 80%.

Resolved: With board oversight, assess how PPL Corporation is adapting (or could adapt) its business model to enable increased deployment of distributed low-carbon electricity generation resources as a means to reduce societal greenhouse gas emissions and protect shareholder value, and report to shareholders (at reasonable cost and omitting proprietary information) by September 1st, 2016.

Supporting Statement: We recommend the assessment include analysis of revenue models for significant adoption of customer-sited solar and other applicable distributed generation resources (to be determined by management) using equipment owned by PPL Corporation or by partnering with third-party installers who either lease or sell the equipment to customers.

PPL’S STATEMENT IN RESPONSE

Your Board of Directors has considered this proposal and concluded that its adoption would not be in the best interest of our shareowners.

Management recognizes its responsibility for environmental stewardship and, together with Board oversight, continually considers strategies and initiatives that improve the efficiency and effectiveness of our delivery services, reduce our environmental footprint and increase shareowner value. The company’s long-term business planning includes the development of distributed generation and investments in technologies that will facilitate further deployment of distributed low-carbon generation resources.

We provide detailed information regarding our commitment to environmental stewardship and corporate responsibility in our corporate stakeholder report, which is posted on the company’s website at https://pplstakeholderreport.com/. The company’s actions and plans related to distributed low-carbon generation are included in that report. Additionally, PPL is currently taking steps to create a more robust stakeholder report that will use the Global Reporting Initiative’s Sustainability Reporting Standards to disclose information specific to the electric sector.

The following are some examples of initiatives PPL has taken that demonstrate our environmental stewardship through the advancement of distributed low-carbon generation and related efforts:

•	Western Power Distribution (WPD) participates in the U.K. Low Carbon Networks Fund, recently renamed the Network Innovation Allowance and Competitions, which has launched projects that test innovative methods to enable the widespread adoption by customers of low-carbon technologies such as solar panels, heat pumps and electric vehicles. Specific projects include:

•	Expanding the options available for generation customers to connect a wide range of renewable energy projects to the electricity network, including connecting low-carbon generation directly to urban electricity networks.

•	Using feedback from energy storage, demand response and other trial projects to plan network upgrades that enhance the flexibility of WPD’s distribution network.

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SHAREOWNER PROPOSALS

•	Using batteries as storage devices for excess energy from solar panels. WPD, in partnership with a solar company, is currently developing one of the first industrial-scale battery storage facilities linked to a solar park and the electricity network.

•	Louisville Gas and Electric Company (LG&E) and Kentucky Utilities Company (KU) are approaching low-carbon, distributed generation options on several fronts:

•	Most recently, the utilities are exploring offering individual solar generation facilities to commercial and industrial customers. The company would own and operate the distributed solar facilities, with a capability designed to meet each individual customer’s unique needs.

•	LG&E and KU are developing Kentucky’s first utility-scale solar array, which will be capable of producing up to 10 megawatts. Construction began in October 2015, and the facility is expected to be commercially available in June of this year.

•	The utilities are seeking regulatory permission to own and operate public electric vehicle charging stations throughout Kentucky to help advance the electric vehicle market in Kentucky.

•	LG&E and KU are partnering with the Electric Power Research Institute for a three-year project to learn more about battery storage. A one megawatt battery will be installed near the LG&E and KU’s Brown Solar facility and is expected to begin operation in October. The research project is designed to evaluate battery integration, test potential applications for utility scale batteries and understand operations and maintenance.

•	In Pennsylvania, PPL Electric Utilities Corporation (PPL Electric) is making investments to expand customer access to renewable and distributed resources:

•	PPL Electric has made significant investments in smart grid technology that can help the company better integrate distributed generation facilities, such as wind, solar and other renewable sources.

•	Pennsylvania law prohibits regulated utility ownership of generation resources; however, PPL Electric participates in a statewide alternative energy portfolio standard. From June 2015 to May 2016, alternative power sources will comprise 13.7 percent of the power it buys for customers, including 5.5 percent from solar, wind and hydropower energy sources.

As to the request to provide analysis of revenue models for significant adoption of customer-sited solar and other applicable distributed generation resources, the company believes that such modeling would show a wide range of possible revenue outcomes given the emerging state of the distributed generation market, as well as the dynamic and complex nature of evolving state and federal regulations. Given its speculative nature, such an analysis would not be instructive to our shareowners and other stakeholders or provide a valid assessment of the true risks or opportunities for PPL. Furthermore, to model what third-party installers may or may not do to lease or sell equipment in our specific markets would be difficult, if not impossible.

In light of our existing stakeholder report, our continued assessment of viable distributed low-carbon generation resources and our ongoing related distribution network improvements, the Board believes that preparation of the report requested by the proponent is neither the most effective use of your company’s resources nor in the best interest of our shareowners.

Your Board of Directors recommends that you vote AGAINST Proposal 7

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On what matters am I voting?

There are seven proposals scheduled to be voted on at the meeting:

•	the election of nine directors, as listed in this proxy statement, for a term of one year;

•	an advisory vote to approve compensation of named executive officers;

•	the approval of the 2016 Short-term Incentive Plan, an annual cash incentive compensation plan compliant with Internal Revenue Code Section 162(m);

•	an amendment of the company’s articles of incorporation to increase the number of authorized shares of common stock;

•	the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2016; and

•	the consideration of two shareowner proposals, if properly presented at the meeting.

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareowners. As a shareowner, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2015.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareowners, we have elected to furnish such materials to selected shareowners by providing access to these documents over the Internet. Accordingly, on April __, 2016, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareowners. These shareowners have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and cost of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	vote your shares after you have viewed our proxy materials; and

•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.pplweb.com/PPLCorpProxy.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

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GENERAL INFORMATION

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 29, 2016, may vote at the Annual Meeting, either in person or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareowner of record.” The Notice or printed copies of the proxy materials have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. The Notice or printed copies of the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record to vote your shares. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner, the company does not know that you are a shareowner or how many shares you own.

If I am a shareowner of record, how do I vote?

If you are a shareowner of record, you can vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

•	Via the Internet

If you received a Notice, you may vote by proxy at www.proxypush.com/ppl by following the instructions found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the Internet by following the instructions on your proxy card.

•	By telephone

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number found on your proxy card. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

The telephone and Internet voting facilities for shareowners of record will be available 24 hours a day and will close at 11:59 p.m., Central Time, on May 24, 2016.

•	By mail

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed proxy card no later than 11:59 p.m., Central Time, on May 24, 2016 in order for your vote to be counted.

•	In person at the Annual Meeting

You may come to the Annual Meeting and cast your vote there, either by proxy or by ballot. For those shareowners who received a Notice, please bring the Notice, which will serve as your admission ticket. For those shareowners who received printed copies of the proxy materials, please bring your admission ticket with you to the Annual Meeting.

If you vote via the Internet or by telephone, or mail to us your properly completed and signed proxy card, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

•	FOR the advisory vote to approve named executive officer compensation;

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•	FOR the approval of the 2016 Short-term Incentive Plan;

•	FOR the amendment of the company’s articles of incorporation to increase the number of authorized shares of common stock;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2016; and

•	AGAINST the two shareowner proposals.

We do not expect any other matters to be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your brokerage firm or bank, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the Internet, by telephone or by mail. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please see the attendance requirements discussed under “Who can attend the Annual Meeting?”

As a participant in the PPL Corporation Employee Stock Ownership Plan, how do I vote shares held in my plan account?

If you are a participant in our Employee Stock Ownership Plan, you have the right to provide voting directions to the plan trustee, Fidelity Investments, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. Plan participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 29, 2016 will be voted by the trustee in accordance with your instructions. Participants may not vote in person at the Annual Meeting. Similar to the process for shareowners of PPL Corporation common stock who receive printed proxy materials, you may vote by mail, telephone or on the Internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by 11:59 p.m., Central Time, on May 22, 2016, if you vote by mail, by telephone or on the Internet. Please follow the ballot instructions specific to the participants in the Employee Stock Ownership Plan.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the Internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, which must be received no later than the close of business on May 24, 2016;

•	completing, signing, dating and returning a new proxy card or voting instruction form with a later date;

•	providing a later-dated vote using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

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GENERAL INFORMATION

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Deloitte & Touche LLP, as this matter is considered routine under the applicable rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

Who can attend the Annual Meeting?

If you are a shareowner of record and you received a Notice, the Notice will serve as your admission ticket. If you are a shareowner of record who received or requested printed copies of the proxy materials by mail, your admission ticket is enclosed with your proxy materials. If you hold shares through the Employee Stock Ownership Plan, your admission ticket is the letter enclosed with your ballot card. You will need to bring your Notice or admission ticket, along with picture identification, to the meeting. If you own shares as a beneficial owner (in street name), please bring to the meeting proof of your PPL common stock ownership, such as your most recent brokerage statement, or an ownership confirmation letter from your broker, or your Notice or PPL voting instruction form sent to you by your broker, along with picture identification. PPL will use your brokerage document to verify your ownership of PPL common stock and admit you to the meeting.

What constitutes a quorum?

In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present, in person or by proxy, in order to constitute a quorum. As of the record date, there were 675,775,274 shares of common stock outstanding, and each share of common stock is entitled to one vote. No shares of preferred stock of the company were outstanding. If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, so long as the broker, bank or other holder of record casts a vote on behalf of a shareowner on any issue other than a procedural motion. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under New York Stock Exchange, or NYSE, listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

Each matter to be submitted to shareowners, including the election of directors, requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareowners at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

Under our Amended and Restated Articles of Incorporation and our Guidelines for Corporate Governance, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who is an incumbent director and does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days following the final tabulation of the shareowner vote, the Compensation, Governance and Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. The Board must then promptly disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Guidelines for Corporate Governance, which can be found in the Corporate Governance section of our website (www.pplweb.com/Guidelines).

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Proposal 1 (election of directors), Proposal 2 (advisory vote to approve executive compensation), Proposal 3 (vote to approve annual cash incentive compensation plan) and Proposals 6 and 7 (shareowner proposals) are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote.

Proposal 4 (amendment of the company’s articles of incorporation to increase the number of shares of common stock) and Proposal 5 (ratification of auditors), are each considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on these proposals.

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the Internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the annual meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the annual meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of a PPL affiliate or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareowners of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report, unless we are notified that one or more of these shareowners wishes to continue receiving individual copies. If you and other PPL shareowners living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold PPL stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact Wells Fargo Shareowner Services in writing: ATTN: Householding/PPL Corporation, P.O. Box 64854, St. Paul, MN 55164-0854.

PPL CORPORATION 2016 Proxy Statement 89

GENERAL INFORMATION

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact Wells Fargo as indicated above and a separate copy will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your bank, broker or other holder of record.

When are the 2017 shareowner proposals due?

To be included in the proxy materials for the 2017 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company in writing no later than December 13, 2016:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received no later than 75 days in advance of the date of the 2017 Annual Meeting.

Acronyms used in this proxy statement

CD&A	Compensation Discussion and Analysis	LKE	LG&E and KU Energy LLC
CGNC	Compensation, Governance and Nominating Committee	NEO	Named executive officer
DDCP	Directors Deferred Compensation Plan	NYSE	New York Stock Exchange
EPS*	Earnings per share from ongoing operations	PPL	PPL Corporation
EBIT*	Earnings from ongoing operations before interest and taxes	SEC	Securities and Exchange Commission
EBITDA	Earnings from ongoing operations before interest, taxes, depreciation and amortization	SERP	Supplemental Executive Retirement Plan
ESOP	Employee Stock Ownership Plan	SIP	2012 Stock Incentive Plan
GAAP	Generally accepted accounting principles	TSR	Total Shareowner Return
ICP	Incentive Compensation Plan	UTY	Philadelphia Stock Exchange Utility Index
ICPKE	Incentive Compensation Plan for Key Employees	WPD	Western Power Distribution
IRS	Internal Revenue Service

*	See Annex A for a reconciliation of corporate financial measures presented in accordance with GAAP to non-GAAP measures used for compensation.

90 PPL CORPORATION 2016 Proxy Statement

ANNEX A

RECONCILIATION OF FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Earnings from Ongoing Operations

	(Millions of Dollars)		(Per Share—Diluted)
	2015	2014	2015	2014(a)
Net Income	$ 682	$1,737	$ 1.01	$ 2.61
Less: Special Items (expense) benefit:*
Foreign currency-related economic hedges	55	127	0.08	0.19
Spinoff of the Supply segment	(943)	232	(1.39)	0.35
Change in U.K. tax rate	78		0.11
Change in WPD line loss accrual		(52)		(0.08)
Settlement of certain income tax positions	18		0.03
Certain valuations allowances	(12)		(0.02)
Other (net)	(3)	(2)	(0.01)	(0.01)
Total Special Items	(807)	305	(1.20)	0.45
Earnings from Ongoing Operations	$1,489	$1,432	$ 2.21	$ 2.16
Dissynergies-spinoff of Supply segment expense (benefit):(b)
Indirect operation and maintenance		47		0.07
Interest expense		29		0.05
Depreciation		7		0.01
Total dissynergies—spinoff of Supply segment		83		0.13
Earnings from ongoing operations (adjusted)		$1,349		$ 2.03

*	See Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for additional information on special items.

(a)	The “If-Converted Method” has been applied to PPL’s 2011 Equity Units, resulting in $9 million of interest charges (after-tax) being added back to earnings and approximately 11 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

(b)	Represents 2014 costs allocated to the Supply segment that remained with PPL after the spinoff of the Supply segment. “Earnings from ongoing operations (adjusted)” for 2014 also reflects the impact of spinoff dissynergies that would remain with PPL after completion of the transaction, if left unmitigated.

“Earnings from ongoing operations,” should not be considered as an alternative to reported earnings, or net income, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that earnings from ongoing operations, although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s earnings excluding the Supply segment, as the spinoff was completed June 1, 2015. Other companies may use different measures to present financial performance.

Earnings from ongoing operations is adjusted for the impact of special items as described below, which includes the Supply segment’s earnings now reflected in discontinued operations. Also included in special items is the loss on spinoff resulting from the fair value of the Supply segment being less than PPL’s recorded value as of June 1, 2015, the date of the spinoff. Earnings from ongoing operations for 2014 was adjusted to reflect the impact of spinoff dissynergies that would remain with PPL after the completion of the transaction, if left unmitigated.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:

•	Unrealized gains or losses on foreign currency-related economic hedges.

•	Supply segment discontinued operations.

•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges.

•	Workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

A-1

PPL CORPORATION 2016 SHORT-TERM INCENTIVE PLAN	ANNEX B

Section 1.  Purpose.

The purpose of the 2016 Short-term Incentive Plan (the “Plan”) is to advance the interests of PPL Corporation (“PPL”), and its shareholders by providing incentives in the form of periodic bonus awards (“Awards”) to certain senior executive employees of PPL and its affiliates, thereby motivating such executives to attain corporate performance goals articulated under the Plan.

Section 2.  Administration.

(a)   The Plan shall be administered by two or more “outside directors,” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, who have been designated by PPL’s Board of Directors to act as the committee (the “Committee”).

(b)   The Committee shall have the exclusive authority to select the senior executives to be granted Awards under the Plan, to determine the size and terms of the Award (subject to the limitations imposed on Awards in Section 4 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret that Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall be final, conclusive and binding on all parties concerned.

Section 3.  Participation.

Awards may be granted to senior executives of PPL and its affiliates who are “covered employees,” as defined in Section 162(m) of the Code, or who the Committee anticipates may become covered employees. An Executive to whom an Award is granted shall be a “Participant.”

Section 4.  Awards under the Plan.

(a)   Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period which is established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of that performance period or, if less, the number of days which is equal to 25 percent of that performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or other corporate earnings measures); (2) net income, operating income or other income measures; (3) earnings per share; (4) book value per share; (5) total shareholder return; (6) expense management, including operations and maintenance expenses; (7) return on investment before or after the cost of capital; (8) improvements in capital structure; (9) profitability of an identifiable business unit or product; (10) maintenance or improvement of profit margins, gross margins or operating margins; (11) stock price; (12) market share; (13) revenues or sales; (14) costs, including cost reduction measures); (15) cash flow (or free cash flow); (16) working capital; (17) capital expenditures; (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (19) return measures (including, but not limited to, return on assets, capital, equity, shareholders’ equity, investments or sales); (20) economic value added; (21) credit rating; (22) improvement in workforce diversity, inclusion or culture; (23) employee retention; (24) business expansion or consolidation (acquisitions and divestitures); (25) strategic plan development and implementation; (26) independent industry ratings or assessments; (27) environmental, health and safety; (28) reliability; (29) customer satisfaction; and (30) productivity. The foregoing criteria may relate to PPL, one or

B-1

ANNEX B

more of its affiliates or one or more of its divisions or units, or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis and/or be relative to one or more peer group companies or other indices, or any combination thereof, all as the Committee determines. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to accounting changes or items of an unusual nature or infrequency of occurrence or non-recurring items. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business measure). The maximum amount of an Award to any Participant with respect to a fiscal year of PPL (or other designated performance period) shall be $5 million.

(b)   The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Award. No Awards will be paid for that performance period until such certification is made by the Committee. The amount of the Award actually paid to any affected Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion during the calendar year that follows the end of the applicable performance period; provided, however that a Participant may, if and to the extent permitted by the Committee and consistent with the requirements of Section 409A of the Code, elect to defer payment of an Award.

(c)   The provisions of this Section 4 shall be administered and interpreted in accordance with Section 162(m) of the Code in a manner intended to achieve deductibility by PPL or its affiliates of the payment of Awards.

Section 5.  Amendment and Termination of the Plan.

(a)   The Committee may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Committee may deem appropriate. No Awards may be granted under the Plan after the date of the Company’s first shareholders’ meeting that occurs during 2021, but Awards granted prior to such date shall continue to be payable hereunder.

(b)   No amendment, suspension or termination of the Plan shall, without the Participant’s consent, impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

Section 6.  Miscellaneous Provisions.

(a)   Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any right to be retained as an employee of PPL or an affiliate.

(b)   Participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death or disability) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to PPL or any of its affiliates by the Participant. Any attempted assignment or transfer, hypothecation or encumbrance shall be void and of no effect.

(c)   PPL and its affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

(d)   Each person who is or at any time serves as a member of the Committee or PPL’s Board of Directors shall be indemnified and held harmless by PPL against and from: (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give PPL an

B-2

ANNEX B

opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the bylaws of PPL, as a matter of law, or otherwise, or any power that PPL may have to indemnify such person or hold such person harmless.

(e)   Each member of the Committee and PPL’s Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of, or counsel for, PPL and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee or PPL’s Board of Directors be liable for any determination made or other action taken or any failure to act in reliance upon any such report or information or for any action taken, including without limitation the furnishing of information, or failure to act, if in good faith.

(f)   All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(g)   The Plan shall be effective as of January 1, 2016. However, if the Plan is not approved, prior to the payment of any Awards, by the affirmative vote of holders of a majority of the votes cast, in person or represented by proxy, the Plan and all Awards thereunder shall terminate.

B-3

DIRECTIONS TO PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

9:00 A.M. WEDNESDAY, MAY 25, 2016

PPL CENTER

701 Hamilton Street, Allentown, Pennsylvania 18101

PARKING GARAGE

706 West Linden Street, Allentown, Pennsylvania 18101

Directions to Parking Garage:

From the east or west:	• Exit US 22 at PA 145 S / MacArthur Road / 7th Street. MacArthur Road becomes 7th Street. • Turn right on Linden Street and make an immediate left into the parking garage.

From the north or south:

•    Take Pennsylvania Turnpike Northeast Extension and exit at the Lehigh Valley Interchange to US 22 East.

•    Exit US 22 at PA 145 S / MacArthur Road / 7th Street. MacArthur Road becomes 7th Street.

•    Turn right on Linden Street and make an immediate left into the parking garage.

Your parking ticket will be validated when you check in at the meeting,

so please take your ticket with you into the meeting.

SHAREOWNER INQUIRIES:

Wells Fargo Bank, N.A.

Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Toll Free: 1-800-345-3085

Outside U.S.: 651-450-4064

shareowneronline.com

Online Account Access: Registered shareowners can activate their account for online access by visiting shareowneronline.com.

FOR QUESTIONS ABOUT PPL CORPORATION OR ITS SUBSIDIARIES:

PPL Treasury Department

Two North Ninth Street

Allentown, PA 18101

Via e-mail: invserv@pplweb.com

PPL Corporate Offices: 610-774-5151

PPL, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2015 is available without charge by writing to the PPL Treasury Department at the address printed above, by calling 1-800-345-3085, or by accessing it through the Investors page of PPL’s Internet website identified below.

Whether you plan to attend the Annual Meeting or not, you may vote over the Internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address in the Notice or follow the instructions that you will be given after dialing the toll-free number on your proxy. If you receive printed copies of the proxy materials, you may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience if you receive printed copies of the proxy materials.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Rodney C. Adkins	☐	☐	☐	06	William H. Spence	☐	☐	☐

02	John W. Conway	☐	☐	☐	07	Natica von Althann	☐	☐	☐

03	Steven G. Elliott	☐	☐	☐	08	Keith H. Williamson	☐	☐	☐
Please fold here – Do not separate
04	Raja Rajamannar	☐	☐	☐	09	Armando Zagalo de Lima	☐	☐	☐

05	Craig A. Rogerson	☐	☐	☐

2. Advisory vote to approve compensation of named executive officers	☐	For	☐	Against	☐	Abstain

3. Approve 2016 Short-term Incentive Plan	☐	For	☐	Against	☐	Abstain

4. Amendment of Company’s Articles of Incorporation to increase the number of authorized shares of common stock	☐	For	☐	Against	☐	Abstain

5. Ratification of the appointment of Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain
The Board of Directors Recommends a Vote AGAINST Items 6 and 7.
6. Shareowner Proposal – Adopt policy to require independent board chairman	☐	For	☐	Against	☐	Abstain

7. Shareowner Proposal – Assess and report on distributed resources deployment	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 25, 2016

9:00 A.M. EASTERN TIME

PPL CENTER

701 HAMILTON STREET

ALLENTOWN, PENNSYLVANIA 18101

PPL Corporation Two North Ninth Street Allentown, PA 18101

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2016.

William H. Spence and Joanne H. Raphael, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 25, 2016, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5, and “AGAINST” Items 6 and 7.

By signing the proxy, you revoke all prior proxies and appoint William H. Spence and Joanne H. Raphael, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/ppl Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 24, 2016.	1-866-883-3382 Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 24, 2016.

Mark, sign and date your proxy card

and return it in the postage-paid

envelope we’ve provided or return it

to PPL Corporation, c/o Shareowner

Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed proxy card no later than

11:59 p.m. (CT) on May 24, 2016

in order for your vote to be counted.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.